UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

FORWARD AIR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ], 2024
Dear Fellow Shareholder:
On behalf of your Board of Directors and management of Forward Air Corporation, you are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) on [ ], 2024, beginning promptly at 8:00 a.m. EDT, at the Four Seasons Hotel Atlanta, 75 Fourteenth St., NE, Atlanta, GA 30309.

The attached Notice of 2024 Annual Meeting of Shareholders and Proxy Statement describe the business to be conducted at the Annual Meeting. Also included are a proxy card and postage-paid return envelope.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, please vote and submit your proxy: (a) by telephone or the Internet following the instructions on the enclosed proxy card or (b) by signing, dating and returning the proxy card in the postage-paid envelope provided.

If you attend the meeting and desire to vote in person, you may do so even though you have previously submitted a proxy by following the instructions set forth on the enclosed proxy card.

Your vote is extremely important.

I hope you will be able to join us, and we look forward to seeing you at the meeting.
Sincerely yours,
Michael Hance
Interim Chief Executive Officer, Chief Legal Officer and Secretary

FORWARD AIR CORPORATION
1915 Snapps Ferry Road, Building N
Greeneville, Tennessee 37745

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD [ ], 2024

To the Shareholders of Forward Air Corporation:
The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Forward Air Corporation (the “Company”) will be held on [ ], 2024, beginning at 8:00 a.m., EDT, at the Four Seasons Hotel Atlanta, 75 Fourteenth St., NE, Atlanta, GA 30309.
The purposes of this meeting are to:
1.    Proposal 1 - Approve, in accordance with Nasdaq Listing Rule 5635(a), (i) the issuance of shares of Company Common Stock (as defined in the Proxy Statement) upon the conversion of the outstanding Company Series C Preferred Units that were issued in connection with the Omni Acquisition and (ii) the issuance of fractional units of Company Series B Preferred Stock (as defined in the Proxy Statement) upon the conversion of Opco Series C-2 Preferred Units that were issued in connection with the Omni Acquisition into Opco Class B Units, and the issuance of Company Common Stock upon the exchange of such fractional units of Company Series B Preferred Stock (together with corresponding Opco Class B Units) (in each case, as defined in the Proxy Statement);
2.    Proposal 2 - Elect eleven directors as set forth in the Proxy Statement with terms expiring at the 2025 Annual Meeting of Shareholders, or until their respective successors are elected and qualified;
3.    Proposal 3 - Approve the amendment to the Company’s 2016 Omnibus Incentive Compensation Plan (the “2016 Plan”) to increase the number of shares of Company Common Stock authorized for issuance thereunder;
4.    Proposal 4 - Approve, on a non-binding, advisory basis, the compensation of the named executive officers;
5.    Proposal 5 - Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the 2024 fiscal year; and

6.    Transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.
We will make available a list of shareholders of record as of March 25, 2024, the record date for the Annual Meeting, for inspection by shareholders during normal business hours until [ ], 2024, at the Company’s principal place of business, 1915 Snapps Ferry Road, Building N, Greeneville, Tennessee 37745. The list will also be available to shareholders at the Annual Meeting.
Holders of Company Common Stock, par value $0.01 per share, or fractional units of the Company Series B Preferred Stock, in each case, at the close of business on March 25, 2024 are entitled to notice of and to vote at the Annual Meeting, except that, in accordance with Nasdaq listing rules votes in favor of or against the Conversion Proposal (as defined in the Proxy Statement) that correspond to shares of Company Common Stock or Company Series B Preferred Units issued by the Company as consideration for the Omni Acquisition will not count as votes cast with respect to the Conversation Proposal. Our Board of Directors recommends a vote “FOR” Proposals 1, 3, 4 and 5 and “FOR” each of the director nominees in proposal 2.

It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend the meeting, please vote and submit your proxy over the Internet, by telephone or by mail. Please refer to the enclosed proxy card for specific voting instructions.

By Order of the Board of Directors,

Greeneville, Tennessee [ ], 2024	Michael L. Hance Interim Chief Executive Officer, Chief Legal Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON [ ], 2024.
Our Proxy Statement and Annual Report are available online at www.proxyvote.com. The approximate date on which these materials will be first made available or sent to shareholders is [ ], 2024.

FORWARD AIR CORPORATION
1915 Snapps Ferry Road, Building N
Greeneville, Tennessee 37745
(423) 636-7000

PROXY STATEMENT
FOR
2024 ANNUAL MEETING OF SHAREHOLDERS

Questions and Answers about the Annual Meeting and Voting

1. WHY AM I RECEIVING THESE PROXY MATERIALS?

You are receiving these proxy materials because you held shares of Company Common Stock (as defined below) or fractional units of the Company Series B Preferred Stock (as defined below), in each case on March 25, 2024, the record date (the “Record Date”) for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on [ ], 2024, beginning at 8:00 a.m. EDT, at the Four Seasons Hotel Atlanta, 75 Fourteenth St., NE, Atlanta, GA 30309. As a shareholder of record as of the Record Date, you are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

The proxy materials include our Notice of 2024 Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023. The proxy materials also include the proxy card for the Annual Meeting, which is being solicited on behalf of the Board of Directors of the Company (the “Board”). The proxy materials contain detailed information about the matters to be voted on at the Annual Meeting and provide updated information about the Company to assist you in making an informed decision when voting your shares.

The Company began furnishing the proxy materials to shareholders on or about [ ], 2024 and will bear the cost of soliciting proxies on behalf of the Company for the Annual Meeting.

2. WHAT AM I BEING ASKED TO VOTE ON?

At the Annual Meeting you will be asked to vote on the following five proposals. The Board recommendation for each of these proposals is set forth below.

Board Recommendation
Proposal 1: Approve, in accordance with Nasdaq Listing Rule 5635(a), (i) the issuance of shares of Company Common Stock upon the conversion of the outstanding Company Series C Preferred Units that were issued in connection with the Omni Acquisition and (ii) the issuance of fractional units of Company Series B Preferred Stock upon the conversion of Opco Series C-2 Preferred Units that were issued in connection with the Omni Acquisition into Opco Class B Units, and the issuance of Company Common Stock upon the exchange of such fractional units of Company Series B Preferred Stock (together with corresponding Opco Class B Units) (in each case, as defined in the Proxy Statement) (the “Conversion Proposal”).

FOR
Proposal 2: Elect eleven directors as set forth in the Proxy Statement with terms expiring at the 2025 Annual Meeting of Shareholders, or until their respective successors are elected and qualified.	FOR each director nominee
Proposal 3: Approve the amendment to the Company’s 2016 Omnibus Incentive Compensation Plan (the “2016 Plan”) to increase the number of shares of Company Common Stock authorized for issuance thereunder (the “2016 Plan Proposal”).

FOR
Proposal 4: Approve, on a non-binding, advisory basis, the compensation of the named executive officers.	FOR
Proposal 5: Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the 2024 fiscal year.	FOR

We will also consider other business that properly comes before the meeting in accordance with Tennessee law and our Amended and Restated Bylaws (the “Bylaws”).

3. WHO IS PARTICIPATING IN THIS SOLICITATION?

The Company has retained Innisfree M&A Incorporated (“Innisfree”) to act as a proxy solicitor in conjunction with the Annual Meeting. The Company will bear the cost of soliciting proxies for the Annual Meeting. The Company will pay Innisfree a fee of $50,000 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. Our officers and certain of our employees may also solicit proxies by mail, telephone, e-mail or facsimile transmission. They will not be paid additional remuneration for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of Company Common Stock or fractional units of Company Series B Preferred Stock.

4. WHO IS ENTITLED TO VOTE AT THE MEETING?

Owners of Company Common Stock or fractional units of Company Series B Preferred Stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting. Shares owned by you include shares you held on the Record Date (i) directly in your name as the shareholder of record (registered shareholder) and (ii) in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner (in street name). Each share of Company Common Stock and each fractional unit of Company Series B Preferred Stock is entitled to one vote on each matter, except that, in accordance with Nasdaq listing rules, votes in favor of or against the Conversion Proposal that correspond to shares of Company Common Stock or Company Series B Preferred Units issued by the Company as consideration for the Omni Acquisition (as defined herein) will not count as votes cast with respect to the Conversion Proposal. As of the Record Date, there were 26,438,420 shares of Company Common Stock outstanding and entitled to vote and 4,435,301 fractional units of Company Series B Preferred Stock outstanding and entitled to vote. There are no other outstanding voting securities of the Company entitled to vote at the Annual Meeting. A complete list of registered shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during normal business hours from [ ], 2024 until [ ], 2024 at the Company’s principal place of business and at the Annual Meeting.

5. HOW DO I ATTEND THE ANNUAL MEETING?

Attendance at the Annual Meeting will be limited to shareholders, those holding proxies from shareholders and representatives of the Company. To gain admission to the Annual Meeting, you will need to bring identification and will need to show that you are a shareholder of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting, please retain and bring the top portion of the enclosed proxy card as your admission ticket. If your shares are in the name of your broker or bank, or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement.

6. HOW DO I VOTE MY SHARES?

If you are a shareholder of record as of the Record Date, you may vote by any of the following methods:

•Voting by Internet. You may vote via the Internet by signing on to the website identified on your proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

• Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

• Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your proxy card.

• Voting at the Meeting. You may vote your shares at the Annual Meeting by completing, signing and dating a ballot in person at the Annual Meeting.

PLEASE NOTE THAT IF YOU ARE A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME, SINCE YOUR SHARES ARE HELD BY A BANK, BROKER OR OTHER HOLDER OF RECORD, IF YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING YOU MUST FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE HOLDER OF RECORD. OTHERWISE, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE ANNUAL MEETING.

If your shares are held in street name, your broker or other nominee has enclosed a proxy card for you to use to direct it how to vote your shares and may also provide additional voting instructions. Please instruct your broker or other nominee how to vote your shares using the form of proxy card you received from it or otherwise in accordance with the voting instructions they provided. Please return your completed proxy card to your broker or other nominee or contact the person responsible for your account so that your vote can be counted. If your broker or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way instead. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares at the meeting unless you follow the instructions below under “How do I obtain admission to the Annual Meeting?”

7. CAN I REVOKE MY PROXY OR CHANGE MY VOTE?

Yes. You may revoke your proxy at any time prior to completion of voting at the Annual Meeting. You may change your vote by either: (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) whether made via the Internet, by telephone or by mail; (ii) if you are a shareholder of record, notifying the Corporate Secretary in writing at Forward Air Corporation, 1915 Snapps Ferry Road, Building N, Greeneville, Tennessee 37745 that you want to revoke your earlier proxy; or (iii) if you are attending the Annual Meeting, vote by ballot during the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote by ballot during the Annual Meeting.

If you hold your shares in street name, you may change your vote by contacting your broker or other nominee and following their instructions.

8. HOW WILL MY SHARES BE VOTED IF I SUBMIT A PROXY CARD BUT DO NOT SPECIFY HOW I WANT TO VOTE?

If you sign your proxy card and return it without marking any voting instructions, your shares will be voted at the Annual Meeting or any adjournment or postponement thereof:

• “FOR” Proposals 1, 3, 4 and 5;
• “FOR” the election of all director nominees recommended by our Board (Proposal 2); and
• in the discretion of the persons named as proxies on all other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof in accordance with applicable law.

Despite this, our Board strongly urges you to mark your proxy card in accordance with our Board’s recommendations.

9. WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?

A majority of the outstanding shares of Company Common Stock and Company Series B Preferred Units, taken as a single class, entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum, which is the minimum number of such shares and units that must be present or represented by proxy at the meeting to transact business. Votes “FOR”, “AGAINST”, “ABSTAIN” and “BROKER NONVOTE” will all be counted as present to determine whether a quorum has been established.

10. WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

The approval of the Conversion Proposal will be approved by a majority of the votes cast. For the Conversion Proposal, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions and broker non-votes in respect of the Conversion Proposal will have no effect on the vote. In accordance with Nasdaq listing rules, votes in favor of or against the Conversion Proposal that correspond to shares of Company Common Stock or Company Series B Preferred Units issued by the Company as consideration for the Omni Acquisition (as defined herein) will not count as votes cast with respect to the Conversion Proposal. To comply with Nasdaq listing rules, we will instruct the inspector of elections to conduct a separate tabulation that subtracts the votes represented by such shares of Company Common Stock and Company Series B Preferred Units from the total number of shares voted on the Conversion Proposal to determine whether the Conversion Proposal has been adopted in accordance with Nasdaq listing rules.

Eleven directors will be elected at the Annual Meeting. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. Under the plurality voting standard, you may vote “FOR” or “WITHHOLD” authority to vote for each nominee.

In the event any director nominee, in an uncontested election, receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election, he or she shall tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall recommend to the Board the action to be taken with respect to the resignation. The Board will publicly disclose its decision within 90 days after the certification of the election results.

The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year, the say on pay vote, the approval of the 2016 Plan Proposal and any other matter that properly comes before the Annual Meeting will be approved by a majority of the votes cast. For the ratification of Ernst & Young LLP, the say on pay vote, the approval of the 2016 Plan Proposal and any other matter that properly comes before the Annual Meeting, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions and broker non-votes will have no effect on the vote on these proposals.

11. WHAT HAPPENS IF I HOLD SHARES IN STREET NAME AND DO NOT SUBMIT VOTING INSTRUCTIONS? WHAT IS A BROKER NON-VOTE?

A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under applicable rules that govern brokers who are voting with respect to shares held in street name, brokers ordinarily have the discretion to vote on “routine” matters (e.g., ratification of the selection of independent public accountants) but not on non-routine matters (e.g., the Conversion Proposal, election of directors, advisory votes on executive compensation and the 2016 Plan Proposal).

12. WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING MY SHARES, OR IF I NEED ADDITIONAL COPIES OF THE PROXY MATERIALS?

If you have any questions or require any assistance, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders Call Toll-Free: 877-750-5837 Brokers Call Collect: 212-750-5833

PROPOSAL 1 - NASDAQ CONVERSION PROPOSAL
Summary of the Proposal

The Board is asking shareholders to approve, in accordance with Nasdaq Listing Rule 5635(a), (i) the issuance of Company Common Stock (as defined below) upon the conversion of the outstanding Company Series C Preferred Units (as defined below) that were issued in connection with our acquisition of Omni Newco, LLC (the “Omni Acquisition”) and (ii) the issuance of Company Series B Preferred Units (as defined below) upon the conversion of Opco Series C-2 Preferred Units (as defined below) that were issued in connection with the Omni Acquisition into Opco Class B Units (as defined below) and the issuance of Company Common Stock upon the exchange of such Company Series B Preferred Units (together with corresponding Opco Class B Units).

Overview of the Omni Acquisition

On January 25, 2024, the Company, Omni Newco LLC, a Delaware limited liability company (“Omni”), and certain other parties completed the Omni Acquisition. Pursuant to the Agreement and Plan of Merger, dated as of August 10, 2023 (as amended by Amendment No. 1, dated as of January 22, 2024, the “Merger Agreement”), among the Company, Omni and the other parties thereto, the Company, through a series of transactions involving the Company’s direct and indirect subsidiaries, acquired Omni for a combination of (a) $20 million in cash and (b) (i) Common Equity Consideration (as defined below) representing 5,135,008 shares of the common stock of the Company, par value $0.01 per share (“Company Common Stock”) on an as-converted and as-exchanged basis and (ii) Convertible Preferred Equity Consideration (as defined below) representing, if the Company’s shareholders approve the Conversion Proposal, an additional 8,880,010 shares of Company Common Stock on an as-converted and as-exchanged basis.

As described below, prior to the consummation of the Omni Acquisition and to facilitate the issuance of the consideration in connection therewith, the Company completed a restructuring (the “Restructuring”), pursuant to which, among other things, the Company contributed all of its operating assets to Clue Opco LLC, a newly formed subsidiary of the Company that is a Delaware limited liability company (“Opco”). The limited liability company interests of Opco are represented by units (collectively, the “Opco Units”), comprised of Opco Units designated as: “Class A Units” (“Opco Class A Units”); “Class B Units” (“Opco Class B Units”); “Series C-1 Preferred Units” (“Opco Series C-1 Preferred Units”); and “Series C-2 Preferred Units” (“Opco Series C-2 Preferred Units”).

The “Common Equity Consideration” consists of (i) Company Common Stock and (ii) Opco Class B Units and corresponding fractional units of Company Series B Preferred Stock (as defined below), each representing one one-thousandth of a share of Company Series B Preferred Stock (“Company Series B Preferred Units”) which, together, are exchangeable into Company Common Stock. The “Convertible Preferred Equity Consideration” consists of (i) fractional units of Company Series C Preferred Stock (as defined below) each representing one one-thousandth of a share of Company Series C Preferred Stock (“Company Series C Preferred Units”) that will be converted into Company Common Stock upon receipt of the shareholder approval of the Conversion Proposal and (ii) Opco Series C-2 Preferred Units that will be converted into Opco Class B Units and corresponding Company Series B Preferred Units upon receipt of the shareholder approval of the Conversion Proposal and will then be exchangeable into Company Common Stock.

The Common Equity Consideration represents, as of the closing of the Omni Acquisition (the “Closing”) and before shareholder approval of the Conversion Proposal, approximately 16.5% of Company Common Stock and common stock equivalents, on a fully diluted, as-exchanged basis. If the Company’s shareholders approve the Conversion Proposal, the Convertible Preferred Equity Consideration will (i) in the case of Company Series C Preferred Units, convert into Company Common Stock and (ii) in the case of Opco Series C-2 Preferred Units, convert into Opco Class B Units and corresponding Company Series B Preferred Units (which together are exchangeable into Company Common Stock), which, together and together with the Common Equity Consideration will represent, as of the Closing, 35.0% of Company Common Stock and common stock equivalents on a fully diluted and as-exchanged basis.

Pursuant to the Merger Agreement, the Company is required to use its reasonable best efforts to obtain approval of the Conversion Proposal and to include in this Proxy Statement the Board’s recommendation that the

Company’s shareholders vote in favor of the Conversion Proposal. At a meeting of the Board held on April 2, 2024, the Board (i) determined that the Conversion Proposal is in the best interests of the Company’s shareholders and (ii) recommended that the Company’s shareholders vote in favor of the Conversion Proposal. Each of Michael B. Hodge, Christopher H. Schmachtenberger, Charles L. Anderson and Robert L. Edwards, Jr. (comprising all of the directors designated by the Major Shareholders pursuant to the Merger Agreement and the Shareholders Agreements, with the Major Shareholders having received substantial Convertible Preferred Equity Consideration subject to this Conversion Proposal in connection with the Omni Acquisition) recused himself from the Board’s consideration of the Conversion Proposal and from the recommendation made by the Board with respect to the Conversion Proposal.

Restructuring of the Company

General

Prior to the consummation of the Omni Acquisition, the Company completed the Restructuring, pursuant to which, among other things, the Company contributed all of its operating assets to Opco. Opco is structured as an umbrella partnership C corporation through which former direct and certain former indirect equityholders of Omni (“Former Omni Holders”) hold a portion of the Common Equity Consideration and Convertible Preferred Equity Consideration in the form of Opco Units that are exchangeable for Company Common Stock and Company Series C Preferred Units.

The portion of the transaction consideration paid to the Former Omni Holders that is Common Equity Consideration consists of (a) shares of Company Common Stock and (b) Opco Class B Units and corresponding Company Series B Preferred Units, which together are exchangeable at the option of the holders thereof into shares of Company Common Stock pursuant to the Opco LLCA (as defined below).

The portion of the transaction consideration paid to the Former Omni Holders that is Convertible Preferred Equity Consideration consists of (a) Company Series C Preferred Units, which will automatically convert into shares of Company Common Stock upon shareholder approval of the Conversion Proposal and (b) Opco Series C-2 Preferred Units, which are economically equivalent to the Company Series C Preferred Units and will automatically convert into Opco Class B Units and corresponding Company Series B Preferred Units upon the receipt of shareholder approval for the Conversion Proposal pursuant to the Opco LLCA. The Opco Class B Units and corresponding Company Series B Preferred Units issued upon the conversion of the Opco Series C-2 Preferred Units will be exchangeable at the option of the holders thereof into shares of Company Common Stock pursuant to the Opco LLCA.

The Company Common Stock issued at Closing and prior to any shareholder approval of the Conversion Proposal represents 19.99% of the voting power of the Company as of immediately prior to the Closing. The Convertible Preferred Equity Consideration has an aggregate liquidation preference of $976,801,100 (based on a liquidation preference per unit of $110.00) that, as described above, will convert if the Company’s shareholders approve the Conversion Proposal into (i) Company Common Stock and (ii) Opco Class B Units and corresponding Company Series B Preferred Units, which are exchangeable into Company Common Stock.

Opco LLCA

Effective as of the Closing, the Company operates its business through Opco, which indirectly holds all the assets and operations of the Company and Omni and is governed by an operating agreement (the “Opco LLCA”). Opco is managed by and under the direction of the Company, as the manager of Opco.

The limited liability company interests of Opco are represented by units (collectively, the “Opco Units”), comprised of Opco Class A Units, Opco Class B Units, Opco Series C-1 Preferred Units and Opco Series C-2 Preferred Units. All Opco Units are non-voting unless otherwise required by law and except for certain amendments and a limited number of other matters.

As of the date of this Proxy Statement, (a) the Company and Clue Parent Merger Sub LLC, a subsidiary of the Company, hold all of the Opco Class A Units and all of the Opco Series C-1 Preferred Units and (b) the Former Omni Holders hold (i) a portion of the Common Equity Consideration in the form of Opco Class B Units and corresponding Company Series B Preferred Units and (ii) a portion of the Convertible Preferred Equity Consideration in the form of units of Opco designated as Opco Series C-2 Preferred Units.

Subject to certain exceptions permitted under the Opco LLCA, the number of Opco Class A Units outstanding from time to time will equal the number of shares of Company Common Stock outstanding, the number of Opco Class B Units held by the Former Omni Holders from time to time will equal the number of Company Series B Preferred Units outstanding and the number of Opco Series C-1 Preferred Units from time to time will equal the number of Company Series C Preferred Units outstanding. An Opco Class B Unit, together with a corresponding Company Series B Preferred Unit, generally is equivalent economically and in respect of voting power to one share of Company Common Stock. The Opco Series C-2 Preferred Units have substantially the same terms as the Company Series C Preferred Units described below, except Opco Series C-2 Preferred Units will automatically convert upon shareholder approval of the Conversion Proposal into Opco Class B Units and corresponding Company Series B Preferred Units instead of Company Common Stock (but which are then, together, exchangeable for Company Common Stock pursuant to the Opco LLCA as further described herein). In addition, the Opco Series C-1 Preferred Units, which are held solely by Clue Parent Merger Sub, LLC, a subsidiary of the Company, will automatically convert to Opco Class A Units upon receipt of the shareholders’ approval of the Conversion Proposal.

Pursuant to the Opco LLCA, (a) Opco Class A Units are not exchangeable or convertible and (b) a holder of Opco Class B Units (other than the Company or its affiliates) has the right to exchange all or a portion of its Opco Class B Units (together with a corresponding number of Company Series B Preferred Units) for, at the Company’s option (in its capacity as the manager of Opco), an equal number of shares of Company Common Stock or cash. Prior to shareholder approval of the Conversion Proposal, Opco Series C-2 Preferred Units are exchangeable by the holders thereof for an equivalent number of Company Series C Preferred Units. Immediately after shareholder approval of the Conversion Proposal, Opco Series C-2 Preferred Units will automatically convert to Opco Class B Units based on liquidation preference of such units and the same Conversion Price as the Company Series C Preferred Units (as increased by any accrued and unpaid dividends on such Opco Series C-2 Preferred Units) and the Company will issue the holder thereof corresponding Company Series B Preferred Units on a one-for-one basis for each such Opco Class B Unit. As of the date of the Annual Meeting, there will be no such accrued and unpaid dividends.

Description of Company Series B Preferred Units

Issuance and Conversion

Pursuant to the Articles of Amendment to the Restated Charter of the Company filed with the Secretary of State of the State of Tennessee at the Closing (the “Charter Amendment”), at the Closing the Company issued a new series of preferred stock of the Company designated as “Series B Preferred Stock” (the “Company Series B Preferred Stock”), and, also at the Closing, certain Former Omni Holders received Company Series B Preferred Units, each representing one one-thousandth of a share of Company Series B Preferred Stock. Each Company Series B Preferred Unit, together with a corresponding Opco Class B Unit, is exchangeable at the option of the holder thereof into one share of Company Common Stock, or, at the Company’s election, cash.

Voting Rights

Holders of Company Series B Preferred Units and holders of Company Common Stock vote together as a single class on all matters to be voted on by the Company’s shareholders, subject to limited exceptions (as described in the section titled “Shareholder Vote Requirement” below). Each holder of record of Company Series B Preferred Units is entitled to cast one vote for each such unit.

Dividends

Company Series B Preferred Units are not entitled to receive any dividends independent of their corresponding Opco Class B Units.

Liquidation Preference

Pursuant to the Charter Amendment, the Company Series B Preferred Units have a liquidation preference of $0.01 per unit.

Transfer

A Company Series B Preferred Unit and its corresponding Opco Class B Unit may only be transferred together as a single, combined unit.

Description of Company Series C Preferred Units

Issuance and Conversion

Pursuant to the Charter Amendment, the Company issued convertible preferred stock of the Company designated as “Series C Preferred Stock” (the “Company Series C Preferred Stock”), and, at the Closing, certain Former Omni Holders received Company Series C Preferred Units each representing one one-thousandth of a share of Company Series C Preferred Stock.

If the Conversion Proposal is approved, each Company Series C Preferred Unit will automatically convert into a number of shares of Company Common Stock equal to the quotient of the aggregate Liquidation Preference (defined below) of such Company Series C Preferred Unit ($110.00 at Closing) and a conversion price of $110.00 (subject to certain customary anti-dilution adjustments, the “Conversion Price”). If the Conversion Proposal is approved prior to the first anniversary of the Closing, each Company Series C Preferred Unit is expected to automatically convert into one share of Company Common Stock.

The Company Series C Preferred Units are perpetual and rank senior to Company Common Stock with respect to dividend rights and with respect to rights on liquidation, winding-up and dissolution.

Voting Rights

The Company Series C Preferred Units are generally non-voting, except that certain matters adversely affecting the rights and privileges of the Company Series C Preferred Units require the consent of the holders of a majority of the outstanding Company Series C Preferred Units, voting as a separate class.

Dividends

The Company Series C Preferred Units are entitled to receive dividends declared or paid on Company Common Stock on an as-converted basis.

In addition, the Company Series C Preferred Units accrue on each anniversary of issuance a cumulative annual dividend (without any interim accrual) equal to the product of (a) 14.0% multiplied by (b) the Liquidation Preference (the “Series C Annual Coupon”). The Series C Annual Coupon will be paid, at the Company’s option, in cash or in-kind by automatically increasing the Liquidation Preference in an equal amount. For so long as the Company Series C Preferred Units remain outstanding, subject to certain limited exceptions, the Company will not be able to declare, make or pay dividends or distributions unless all accrued and unpaid dividends have been paid in cash or in kind on the Company Series C Preferred Units.

Liquidation, Dissolution and Call Option

The liquidation preference of a Company Series C Preferred Unit is equal to $110.00 per unit, subject to adjustment for any in-kind payment of the Series C Annual Coupon as described above (the “Liquidation Preference”).

In the event of any liquidation, dissolution or winding-up of the Company, each holder of Company Series C Preferred Units will be entitled to receive an amount equal to the sum of (a) the greater of (i) the aggregate Liquidation Preference attributable to such holder’s Company Series C Preferred Units, and (ii) the product of (x) the amount per share that would have been payable upon such liquidation, dissolution or winding-up to the holders of shares of Company Common Stock or such other class or series of securities into which such holder’s Company Series C Preferred Units is then convertible (assuming the conversion of each Company Series C Preferred Unit), multiplied by (y) the number of shares of Company Common Stock or such other securities into which the Company Series C Preferred Units are then convertible, plus (b) an amount of all declared and unpaid dividends with respect thereto.

Commencing on the sixth anniversary of the Closing (and, thereafter, only during the 60-day period following any anniversary of Closing), the Company Series C Preferred Units will be callable at the Company’s option in whole (and not in part), at a call price per Company Series C Preferred Unit equal to (a) the product of (i) the greater of (A) the outstanding liquidation preference of such Company Series C Preferred Unit and (B) the product of (x) the number of shares of Company Common Stock into which such Company Series C Preferred Unit would be convertible upon receipt of shareholder approval of the Conversion Proposal, and (y) the 20-day volume-weighted average price per share of Company Common Stock during a defined period prior to the call, and (ii) 103%, plus (b) the amount of all declared and unpaid dividends in respect of such Company Series C Preferred Unit.

Why Shareholder Approval is Required for Conversion

The Company Common Stock is listed on Nasdaq, and as a result, we are subject to Nasdaq’s listing rules, including Nasdaq Listing Rule 5635. Pursuant to Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of common stock of an acquiror (or securities convertible into or exercisable for common stock of an acquiror) in connection with the acquisition of the stock or assets of another company if such securities are not issued in a public offering for cash and (i) have, or will have, voting power equal to or in excess of twenty percent (20%) of the voting power outstanding before the issuance of such common stock (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is, or will be, equal to or in excess of twenty percent (20%) of the number of shares of common stock outstanding before the issuance of common stock or securities. If the conversion of the Company Series C Preferred Units and Opco Series C-2 Preferred Units is completed, the total number of shares of Company Common Stock (or securities convertible into or exchangeable for Company Common Stock) issued under the Merger Agreement in connection with the Omni Acquisition will (x) constitute more than twenty percent (20%) of the voting power outstanding prior to such issuance and (y) exceed twenty percent (20%) of the total number of shares of Company Common Stock issued and outstanding prior to such issuance.

Effects if the Conversion Proposal is Approved

If the Conversion Proposal is approved, the issuance of shares of Company Common Stock and Company Series B Preferred Units would dilute, and thereby reduce, each existing shareholder’s proportionate voting power in Company Common Stock on an as-converted, as-exchanged basis. In addition, the sale into the public market of the shares of Company Common Stock could materially and adversely affect the market price of Company Common Stock. Such issuances could also dilute the voting power of a person seeking control of us, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by us.

The Conversion Price is $110 per share of Company Common Stock, which exceeded the closing price of a share of Company Common Stock of [ ] on [ ], 2024.

Effects if the Conversion Proposal is Not Approved

If shareholders do not approve the Conversion Proposal prior to January 25, 2025 (one year after the Closing), then the Company will be required to pay the Series C Annual Coupon, which will continue to accrue on each subsequent anniversary of the Closing, and we will not be able to declare, make or pay dividends or distributions unless all accrued and unpaid dividends have been paid in cash or in kind on the Company Series C Preferred Units.

If the Company does not obtain shareholder approval for the Conversion Proposal at this Annual Meeting, then, so long as any Company Series C Preferred Units or the Opco Series C-2 Preferred Units remain outstanding, the Company will be required to continue to use its reasonable best efforts to obtain shareholder approval for the Conversion Proposal at each annual meeting of shareholders hereafter until the Conversion Proposal is approved, which will be costly and time-consuming and would also divert management’s time and attention away from managing the business.

Beneficial Ownership Limitations

We are not seeking shareholder approval of a potential “change in control” under Nasdaq Listing Rule 5635(b), which generally prohibits Nasdaq-listed companies, without shareholder approval, from issuing Company Common Stock to a shareholder in a transaction that would cause the holder to beneficially own 20% or more of the then-outstanding Company Common Stock or otherwise result in change of control (subject to certain exceptions). At the Closing, the Company entered into the Shareholders Agreements. The Shareholders Agreements provide the Major Shareholders the right to nominate their respective director nominees, subject to terms and conditions related to ongoing ownership of equity securities of the Company by each respective Major Shareholder. Each Shareholders Agreement, among other things, (a) requires the applicable Major Shareholders to vote such Major Shareholders’ voting securities of the Company in favor of directors nominated by the Board and against any other nominees, (b) provides that each of the applicable Major Shareholders is subject to standstill restrictions, subject to certain exceptions, and (c) prohibits the applicable Major Shareholders from transferring equity securities of the Company, subject to certain exceptions, to certain competitors of the Company and to other shareholders of the Company beneficially owning more than 10% of the Company’s voting power. REP and the EVE Related Holders are anticipated to beneficially own, on a fully-diluted basis and assuming the receipt of the Conversion Approval, equity securities following the Closing each representing approximately 13% and 5%, respectively, of the Company’s voting power. Certain other indirect holders of Omni, which will represent approximately 7% of the Company’s voting power assuming receipt of the Conversion Approval, are also subject to the voting obligations, standstill restrictions and transfer restrictions of the EVE Shareholders Agreement until the first anniversary of Closing.

In addition, at the Closing, the Company entered into a separate investor rights agreement (the “Investor Rights Agreement”) with the Major Shareholders and certain other Former Omni Holders, pursuant to which the Major Shareholders and such other Former Omni Holders have customary registration rights, including certain demand and piggyback registration rights, and are subject to a lock-up preventing transfers of the Company’s equity securities, subject to certain exceptions, for up to one year following the Closing. Assuming that shareholders approve the Conversion Proposal, certain transfer restrictions provided in the Shareholders Agreements and the Investor Rights Agreement, including restrictions on transfers made by the Major Shareholders, will continue to apply.

Based on the foregoing, a “change of control” under Nasdaq Listing Rule 5635(b) did not occur by virtue of the Omni Acquisition and, accordingly, we are not seeking shareholder approval for such purpose under Nasdaq Listing Rule 5635(b).

Shareholder Vote Requirement

The approval of the Conversion Proposal will be approved by a majority of the votes cast. For the Conversion Proposal, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions and broker non-votes in respect of the Conversion Proposal will have no effect on the vote. In accordance with Nasdaq listing rules, votes in favor of or against the Conversion Proposal that correspond to shares of Company Common Stock or Company Series B Preferred Units issued by the Company as consideration for the Omni Acquisition (as defined herein) will not count as votes cast with respect to the Conversion Proposal. To comply with Nasdaq listing rules, we will instruct the inspector of elections to conduct a separate tabulation that subtracts the votes represented by such shares of Company Common Stock and Company Series B Preferred Units from the total number of shares voted on the Conversion Proposal to determine whether the Conversion Proposal has been adopted in accordance with Nasdaq listing rules.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the Conversion Proposal.

PROPOSAL 2 - ELECTION OF DIRECTORS
Our Bylaws permit the Board to fix the size of the Board. At the date of this Proxy Statement, our Board is currently comprised of fifteen directors, all of which are non-employee directors. Immediately following the Annual Meeting, the Board’s size will be set at eleven directors.
The Board is committed to recruiting and nominating directors for election who will collectively provide the Board with the necessary diversity of experiences, skills and characteristics to enhance the Board’s ability to manage and direct the affairs and business of the Company and to make fully informed, comprehensive decisions. In recommending candidates for election to the Board, in the context of the perceived needs of the Board at that time, the Corporate Governance and Nominating Committee evaluates a candidate’s knowledge, experience, skills, expertise and diversity, and any other factors that the Corporate Governance and Nominating Committee deems relevant. In particular, the Board and the Corporate Governance and Nominating Committee believe that the Board should be comprised of a well-balanced group of individuals.

In 2024, the Corporate Governance and Nominating Committee has unanimously recommended to the Board, and the Board unanimously approved, the nominations of Ana B. Amicarella, Charles L. Anderson, Valerie A. Bonebrake, Dale W. Boyles, R. Craig Carlock, Robert L. Edwards, Jr., Christine M. Gorjanc, Michael B. Hodge, George S. Mayes, Jr., Javier Polit and Laurie A. Tucker, each to hold office until the 2025 Annual Meeting of Shareholders or until a successor has been duly elected and qualified. Each nominee has consented to serve if elected.

Director Nominees

At the closing of our acquisition of Omni Newco, LLC, the Company entered into (i) a shareholder agreement (the “REP Shareholders Agreement”) with affiliates of Ridgemont Equity Partners (“REP”) that provides, among other things, that REP has the ongoing right to nominate two directors to the Board and (ii) a shareholders agreement (the “EVE Shareholders Agreement” and, together with the REP Shareholders Agreement, the “Shareholders Agreements”) with certain former indirect equity holders of Omni related to EVE Omni Investor, LLC (the “EVE Related Holders” and, together with REP, the “Major Shareholders”) that provides, among other things, that the EVE Related Holders have the ongoing right to nominate one director to the Board. The Shareholders Agreements provide the Major Shareholders the right to nominate their respective nominees, subject to terms and conditions related to ongoing ownership of equity securities of the Company by each respective Major Shareholder.

Pursuant to the Shareholder Agreements, the Major Shareholders have nominated Charles L. Anderson, Robert L. Edwards and Michael B. Hodge to serve on our Board. Our Board has determined that all of the director nominees are qualified to serve as directors of the Company. In addition to the specified business experience listed below, each of the directors has the background skills and attributes that the Board believes are required to be an effective director of the Company, including experience at senior levels in areas of expertise helpful to the Company, a willingness and commitment to assume the responsibilities required of a director of the Company and the character and integrity the Board expects of its directors. In addition, each Shareholders Agreement, among other things, (a) requires the applicable Major Shareholders to vote such Major Shareholders’ voting securities of the Company in favor of directors nominated by the Board and against any other nominees, (b) provides that each of the applicable Major Shareholders is subject to standstill restrictions, subject to certain exceptions, and (c) prohibits the applicable Major Shareholders from transferring equity securities of the Company, subject to certain exceptions, to certain competitors of the Company and to other shareholders of the Company beneficially owning more than 10% of the Company’s voting power.

The following persons are our Board’s nominees for election to serve as directors. There are no family relationships between any of the director nominees. Certain information relating to our Board’s nominees, furnished by the nominees, is set forth below. The ages set forth below are accurate as of the date of this Proxy Statement.

ANA B. AMICARELLA	Director since 2017 Age 57
Ms. Amicarella is the Chief Executive Officer of EthosEnergy, an independent service provider of rotating equipment services and solutions to the global power, oil and gas and industrial markets. Prior to joining EthosEnergy in December 2019, Ms. Amicarella served as Managing Director for the Latin America business of Aggreko PLC, a rental business of mobile power plants and temperature control solutions, after serving as Vice President of various business units from 2011 to April 2019. Previously, she was general manager of GE Oil & Gas Services for North America. Ms. Amicarella began her career as a field engineer with GE in 1988, and during her tenure, she served in various professional capacities within the areas of services, sales, strategy and P&L leadership. Ms. Amicarella was elected to the board of Warrior Met Coal, Inc. in August 2018 and serves as a member of its audit, nominating and governance, and environmental health and safety committees. Ms. Amicarella received a B.S. in electrical engineering from The Ohio State University and an MBA from Oakland University. She competed in the 1984 Olympics in synchronized swimming for Venezuela and was an All-American while at The Ohio State University.

Qualifications. The Board believes that Ms. Amicarella’s extensive business, prior management experience and diversity, including her Hispanic background, bring sound guidance to our Board. The Board believes that Ms. Amicarella utilizes that experience in her service as a member of both the Audit Committee and the Corporate Governance and Nominating Committee.

CHARLES L. ANDERSON	Director since 2024 Age 40

Mr. Anderson serves as a Partner at Ridgemont Equity Partners, a private equity firm that provides buyout and growth capital to industry-leading companies, since 2019. As part of Mr. Anderson’s portfolio involvement, he also serves on the boards of several private companies which provide business and tech-enabled services. Prior to joining Ridgemont in 2014, Mr. Anderson was also Vice President and an associate of Crestview Partners from 2012 until 2014 and 2008 until 2010, respectively. Mr. Anderson was also a financial analyst at J.P. Morgan Securities, Inc. from 2006 until 2008. As more fully discussed above, Mr. Anderson was selected as a designee of REP to join our Board pursuant to the REP Shareholders Agreement. Mr. Anderson holds an M.B.A. from Harvard University and a B.A. in Economics from Washington and Lee University.
Qualifications. The Board believes that Mr. Anderson’s board and investment management experience will provide the Board significant insight into the Company’s strategy and investment decisions. Mr. Anderson was nominated to the Board by a security holder.

VALERIE A. BONEBRAKE	Director since 2018 Age 72

Ms. Bonebrake retired as a Senior Vice President of Tompkins International, a global supply chain consulting firm, in March 2018 and has more than 30 years of industry experience in logistics services. In her role at Tompkins, she consulted with an array of companies and industries in North America and across the globe. Prior to joining Tompkins in 2009, she was the Executive Vice President, COO North America, and a cofounder of the YRC Worldwide subsidiary, Meridian IQ (now Noatum Logistics), a global third-party logistics company. Ms. Bonebrake spent 19 years at Ryder System, Inc. in various leadership roles of increasing responsibility in the company’s supply chain solutions segment. She also has been recognized by Ingram Magazine as one of the Top Ten Female Executives in Kansas, and was a 2010 recipient of Supply & Demand Chain Executive’s Pros to Know award. She holds a M.S. in International Logistics from the Georgia Institute of Technology. Ms. Bonebrake has served from 2018 to present as a member of the Board for UC San Diego Rady School of Management, Institute for Supply Excellence and Innovation (ISEI). She received her NACD Directorship Certification in 2021.

Qualifications. The Board believes that Ms. Bonebrake contributes strategic insight to our Board based on her extensive experience in the transportation industry. The Board believes that Ms. Bonebrake utilizes that experience in her service as a member of the Compensation Committee.

DALE W. BOYLES	Director Nominee Age 63

Mr. Boyles has served as the Chief Financial Officer of Warrior Met Coal, Inc., a U.S.-based environmentally and socially minded supplier of metallurgical coal since his appointment in January 2017. From November to December 2016, he provided consulting services to Warrior Met Coal, LLC. Mr. Boyles was the Chief Financial Officer of Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”), a primary aluminum and aluminum coil manufacturer, from November 2013 to November 2016. While in that role, he oversaw the voluntary reorganization under Chapter 11 of the Bankruptcy Code of Noranda in 2016. From 2006 to June 2012, Mr. Boyles served in several capacities for Hanesbrands, Inc. (NYSE listed under “HBI”), an apparel company, including Operating Chief Financial Officer from October 2011 to June 2012, Interim Chief Financial Officer from May 2011 to October 2011, and Vice President, Controller and Chief Accounting Officer from 2006 to May 2011. From 1997 to 2006, he served in various capacities for KPMG LLP, most recently as Audit Partner, Consumer & Industrial Markets. Mr. Boyles was Corporate Division Controller for Collins & Aikman Corporation from 1993 to 1996. Mr. Boyles holds a B.S. in Accounting from University of North Carolina - Charlotte. Mr. Boyles is a certified public accountant.

Qualifications. The Board believes that Mr. Boyles is qualified to serve on the Board because of his extensive experience serving in various leadership roles at several companies and his knowledge of accounting principles, financial reporting and internal controls. Mr. Boyles was nominated to the Board by a non-management director.

R. CRAIG CARLOCK	Director since 2015 Age 57

Mr. Carlock served as the Company’s Lead Independent Director from May 2019 until February 2024. He serves as the Chief Operating Officer of The Carroll Companies and assumed that position in March 2023. Prior to The Carroll Companies, he served as the Chief Executive Officer and a director of Omega Sports, Inc. (“Omega”) from April 2017 to March 2023. Prior to Omega, he served as the President and Chief Executive Officer of The Fresh Market from January 2009 to January 2015 and as a member of its board of directors from June 2012 to January 2015. He began his career with The Fresh Market in 1999 and served in various capacities culminating with the position of President and Chief Executive Officer. During his time with The Fresh Market, Mr. Carlock served as its Executive Vice President and Chief Operating Officer as well as its Senior Vice President-Store Operations, Vice President-Merchandising and Marketing, and Director of Merchandising & Marketing Strategy. Prior to joining The Fresh Market, Mr. Carlock was Financial Manager, Fabric Care Category, at Procter & Gamble Company.

Qualifications. The Board believes that Mr. Carlock’s leadership experience is invaluable to management and the Board in, among other things, the areas of strategy, development and corporate governance. The Board believes that Mr. Carlock utilizes that experience in his service as Lead Independent Director and Chair of the Compensation Committee.

ROBERT L. EDWARDS, JR.	Director since 2024 Age 57

Mr. Edwards co-founded and began serving as a Partner of Ridgemont Equity Partners, a private equity firm that provides buyout and growth capital to industry-leading companies, in 2010 and has served as a Managing Partner since 2021. As part of Mr. Edwards’ portfolio involvement, he also serves on the board of several private companies which provide business and tech-enabled services. Prior to co-founding Ridgemont in 2010, Mr. Edwards was a Managing Director at Banc of America Capital Investors (predecessor to Ridgemont), a Management Consultant at McKinsey & Co., Inc. and served as an investment banker at Allied Capital and Bowles Hollowell Conner & Co, Inc. As more fully discussed above, Mr. Edwards was selected as a designee of REP to join our Board pursuant to the REP Shareholders Agreement. Mr. Edwards holds an M.B.A. from Harvard University and a B.A. in Economics from the University of North Carolina at Chapel Hill.

Qualifications. The Board believes that Mr. Edwards’ board, investment management and industry experience will provide the Board significant insight into the Company’s management and investment decisions. Mr. Edwards was nominated to the Board by a security holder.

CHRISTINE M. GORJANC	Director Nominee Age 67

Ms. Gorjanc currently serves as an independent director for various public companies, including as a member of the board of directors of Shapeway Holdings, Inc., a publicly-traded digital manufacturing platform since April 2023. Since November 2015, Ms. Gorjanc has served on the board of directors of Invitae, Inc., a genetic testing and services company, where she serves as a chairman of the audit committee as well as a member of the compensation committee. Ms. Gorjanc briefly served as the Interim Chief Executive Officer of Invitae, Inc. from July until August 2023. Following her time as Interim Chief Financial Officer, Invitae, Inc. entered into Chapter 11 of the Bankruptcy Code in February 2024. In May 2019, Ms. Gorjanc joined the board of Juniper Networks, Inc., a leader in secure AI driven networks where she is the lead director and serves on the audit committee. From March 2021 to October 2022, Ms. Gorjanc also served on the board of directors of Zymergen, Inc., a biotechnology company, where she served on the compensation committee and audit committee. Ms. Gorjanc served as the Chief Financial Officer of Arlo Technologies, Inc., an intelligent cloud infrastructure and mobile app platform company, from August 2018 to June 2020. She previously served as the Chief Financial Officer of NETGEAR, Inc., a provider of networking products and services from January 2008 to August 2018, where she also served as Chief Accounting Officer from December 2006 to January 2008 and Vice President, Finance from November 2005 through December 2006. Prior to joining NETGEAR, Inc., Ms. Gorjanc served in a number of roles including Vice President, Controller, Treasurer, Tax Director and Assistant Secretary for Aspect Communications Corporation, a provider of workforce and customer management solutions, from September 1996 through November 2005. Ms. Gorjanc served as the Manager of Tax for Tandem Computers, Inc., a provider of fault-tolerant computer systems from October 1988 through September 1996, Ms. Gorjanc served in management positions at Xidex Corporation, a manufacturer of storage devices, and spent eight years in public accounting. Ms. Gorjanc has also received her director certification from the NACD (National Association of Certified Directors).

Qualifications. The Board believes that Ms. Gorjanc is well qualified to serve on the board because of her extensive experience in finance and accounting as well as her executive experience serving in positions that she has held at various public companies. Ms. Gorjanc was nominated to the Board by a non-management director.

MICHAEL B. HODGE	Director since 2024 Age 51

Mr. Hodge has served as a Principal at EVE Partners, a private equity firm focused on logistics, since October 2011 and is the Co-Founder of EVE Atlas, a venture capital firm focused on logistics. Mr. Hodge currently serves as the Chairman of Energy Transport Logistics and Point Dedicated Services and serves as a board member of Integrity Express Logistics and Rothschild Investment Corporation. Prior to joining EVE Partners in 2011, Mr. Hodge was the Founder and Managing Partner of Hilliard Street Capital, a long/short equity hedge fund where he served as its Chief Investment Officer from 2008 until 2011. Mr. Hodge was also the Chief Executive Officer and Chief Financial Officer of Skybus Airlines from 2007 to 2008. From 2002 to 2007, Mr. Hodge was the Co-Head of Tiger Management, a multi-billion-dollar family office managing the assets of Julian H. Robertson, Jr. From 1997 to 2000, he was also a Managing Director at Tiger Management. From 1994 to 1997, Mr. Hodge was a foreign currency trader at Bankers Trust. As more fully discussed above, Mr. Hodge was selected as a designee of EVE to join our Board pursuant to the EVE Shareholders Agreement. Mr. Hodge graduated magna cum laude from Princeton University in 1994 with an A.B. degree in Economics and a certificate in Politics. Mr. Hodge also holds an M.B.A. from the Harvard Business School.

Qualifications. The Board believes that Mr. Hodge’s industry and investment management experience will provide the Board significant insight into the Company’s management, strategy and investment decisions. Mr. Hodge was nominated to the Board by a security holder.

GEORGE S. MAYES, JR.	Director since 2021; Chairman since 2024 Age 65

Mr. Mayes was appointed to the position of independent Chairman of the Board on February 6, 2024. Mr. Mayes also serves as Founder and Chief Executive Officer for LeanVue, LLC, which provides strategic analysis for global supply chain design and strategy development for managing complex global supply webs. From 2013 to 2015, Mr. Mayes was Chief Operating Officer for Diebold, Inc., a global leader in automated teller machine manufacturing and service. He was selected to serve as interim Chief Executive Officer in 2013. From 2005 to 2012, Mr. Mayes held leadership roles in global operations and supply chain management at Diebold. Prior to that role, he was Chief Operating Officer for Tinnerman Palnut Engineered Products, LLC. He also served as Vice President of Manufacturing for Stanley Fastening Systems. Mr. Mayes is currently a board member for Stoneridge, Inc. Mr. Mayes served in the United States Army from 1980 to 1985. He holds a bachelor’s degree in Engineering from the United States Military Academy at West Point.

Qualifications. The Company believes that Mr. Mayes provides in-depth knowledge of operations, business acumen and leadership to the Board, which strengthens the Board’s collective qualifications, skills and experience. The Board believes that Mr. Mayes utilizes that experience in his service as a member of the Corporate Governance and Nominating Committee.

JAVIER POLIT	Director since 2021 Age 59

Mr. Polit is an experienced Fortune 100 Chief Information Officer, with extensive experience across consumer goods, retail and financial services. In December 2023, Mr. Polit was appointed as Executive Vice President, Chief Information Officer - Information Technology of Costco Wholesale Corporation. From 2020 until 2023, Mr. Polit served as Chief Information Officer for Mondelez International (formerly Kraft Foods). From 2017 to 2020, he was Chief Information Officer for Procter & Gamble Company. Prior to that role, he served as Group Chief Information Officer for Coca Cola Bottling from 2007 to 2017 and as Global Director Customer Solutions, Business Intelligence and Distributions for the Coca Cola Company from 2003 to 2007. Mr. Polit was also Vice President, Global Corporate Systems for Office Depot and Vice President Information Technology for NationsBank NA. Mr. Polit is a member of the University of Miami President’s Advisory Board and the Professional Advisory Board of ALSAC/St. Jude Children’s Research Hospital. Mr. Polit is a graduate of the Advanced Management program at Harvard Business School. He holds a Master of Science from Barry University, a Masters of International Management from Budapest University of Technology and Economics and a Masters in International Business Management from TiasNimbas Business School. He also holds an MBA from Purdue University and a bachelor’s degree in Business Administration from the University of Miami.

Qualifications. The Board believes that Mr. Polit brings deep B2B technology expertise including cybersecurity, data, digitization across multiple industries and complex organizations. He has helped drive digital transformation in large scale and has operated at the highest levels of Fortune 100 global companies where he contributed to technology strategy. The Board believes that Mr. Polit utilizes that experience in his service as a member of the Audit Committee.

LAURIE A. TUCKER	Director since 2019 Age 67

Ms. Tucker has served as the Founder and Chief Strategy Officer of Calade Partners LLC, a marketing consultancy firm, since January 2014. She previously served as the Senior Vice President, Corporate Marketing of FedEx Services, Inc. (“FedEx”), a subsidiary of FedEx Corporation, from 2000 until she retired in December 2013. She was employed by FedEx in various capacities of increasing experience and responsibilities since 1978. Ms. Tucker has served as a director of publicly traded companies, such as, Bread Financial Holdings, since May 2015 and Iron Mountain Incorporated from May 2007 to May 2014. Ms. Tucker holds a B.B.A. in Accountancy and an M.B.A. in Finance from the University of Memphis.

Qualifications. Ms. Tucker’s 35 years of experience at FedEx provide the Board with valuable insight with respect to corporate marketing strategies and large-scale operations. The Board believes that her experience overseeing finance, pricing, and customer technology will benefit her as the Chair of the Corporate Governance and Nominating Committee.

Shareholder Vote Requirement

The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. Under the plurality voting standard, you may vote “FOR” or “WITHHOLD” authority to vote for each nominee. Votes to “WITHHOLD” with respect to any nominee and broker non-votes are not votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).

In the event any director nominee receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election, he or she shall tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall recommend to the Board the action to be taken with respect to the resignation. The Board will publicly disclose its decision with respect to such resignation within 90 days of the certification of the election results.

Recommendation of the Board

Our Board recommends that shareholders vote “FOR” the eleven nominees recommended by the Board.

CORPORATE GOVERNANCE
Independent Directors
The Company Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”). Nasdaq requires that a majority of the Company’s directors be “independent directors,” as defined in Nasdaq Marketplace Rule 5605. Generally, a director does not qualify as an independent director if, among other reasons, the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that all of the Company’s current directors are “independent directors” on the basis of Nasdaq’s standards and a review of each director’s responses to questionnaires asking about any material relationships or affiliations with us.

The current independent directors of the Board include Ronald W. Allen, Ana B. Amicarella, Charles L. Anderson, Valerie A. Bonebrake, C. Robert Campbell, R. Craig Carlock, Robert L. Edwards, Jr., Michael B. Hodge, G. Michael Lynch, Chitra Nayak, George S. Mayes, Jr., Javier Polit, Christopher H. Schmachtenberger, Laurie A. Tucker and W. Gil West. In addition, the Board has affirmatively determined that, if elected, each of Dale W. Boyles and Christine M. Gorjanc would also be considered independent directors under applicable Nasdaq standards.

The Board has adopted Corporate Governance Guidelines that give effect to Nasdaq’s requirements related to corporate governance and various other corporate governance matters. The Company’s Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing long-term shareholder value. The topics addressed in our Corporate Governance Guidelines include:

•Selection of the Chairman;

•Selection and responsibilities of the Lead Independent Director;

•Selection and evaluation of the Chief Executive Officer;

•Independence of the Board;

•Selection of new directors, Board membership criteria and size and role of the Board;

•Committees of the Board and related matters;

•Director orientation and continuing education;

•Independent director stock ownership guidelines;

•Self-evaluation by the Board;

•Director change in status and resignation policy;

•Leadership development and succession planning;

•Board access to management; and

•Shareholder communications with the Board.

The Company’s Corporate Governance Guidelines are available through the Governance link on the Company’s Investor website, which can be accessed at www.forwardaircorp.com. The Company’s website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.
Independent Director Meetings
Pursuant to the Company’s Corporate Governance Guidelines, the Company’s independent directors meet in executive session without management on a regularly scheduled basis, but not less frequently than quarterly. The Chairman of the Board or Lead Independent Director, if any, presides at such executive sessions or, in his or her absence, an independent director designated by such Chairman of the Board or Lead Independent Director.
Interested parties who wish to communicate with the Chairman of the Board, Lead Independent Director, if any, or the independent directors as a group should follow the procedures found below under “Shareholder Communications.”
Director Nominating Process
Shareholders may nominate directors for election at an annual meeting of shareholders, provided that the shareholder satisfies the advance notice requirements set forth in our bylaws. A shareholder’s notice must be delivered to or mailed and received by the Corporate Secretary at Forward Air Corporation, 1915 Snapps Ferry Road, Building N, Greeneville, Tennessee 37745, at least 90 calendar days but not more than 120 calendar days prior to the one-year anniversary of the prior year’s annual meeting and include all required information to be considered. In the case of the 2025 Annual Meeting of Shareholders, recommendations can be submitted no earlier than January 21, 2025 and the deadline to receive nominations is February 20, 2025. If, however, the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, then notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made; or if a special meeting of shareholders is called for the purpose of electing directors, then notice must not be received later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs.
Among other requirements, all notices must be in writing and set forth the following information: (1) the information required by Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder; (2) the signed written consent of the nominee to be nominated; and (3) the completed and signed director questionnaire and other documents, as required under our bylaws. Nominations not made in accordance with the procedures set forth in the bylaws will be deemed invalid.
The requirements of the advance notice provision for election of directors as summarized above are qualified in their entirety by our bylaws and Rule 14a-19 (as applicable), which we recommend be read in order to comply with all applicable requirements.
The Corporate Governance and Nominating Committee annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board. This assessment includes, among other relevant factors in the context of the perceived needs of the Board at that time, the possession of such knowledge, experience, skills, expertise and diversity to enhance the Board’s ability to manage and direct the affairs and business of the Company.
The Board has established the following process for the identification and selection of candidates for director. The Corporate Governance and Nominating Committee, in consultation with the Chairman of the Board and Lead Independent Director, if any, periodically examines the composition of the Board and determines whether the Board would better serve its purposes with the addition of one or more directors. If the Corporate Governance and Nominating Committee determines that adding a new director is advisable, the Corporate

Governance and Nominating Committee initiates the search, working with other directors and management and, if appropriate or necessary, a third-party search firm that specializes in identifying director candidates.
As discussed in more detail above, in connection with the Omni Acquisition, the Company entered into (i) the REP Shareholders Agreement with affiliates of REP that provides, among other things, that REP has the ongoing right to nominate two directors to the Board and (ii) the EVE Shareholders Agreement with the EVE Related Holders that provides, among other things, that the EVE Related Holders have the ongoing right to nominate one director to the Board. The Shareholders Agreements provide the Major Shareholders the right to nominate their respective director nominees, subject to terms and conditions related to ongoing ownership of equity securities of the Company by each respective Major Shareholder and all other generally applicable qualifications required for service as a director as set forth in the Company’s governing documents and Corporate Governance Guidelines.
Board Diversity
The Corporate Governance and Nominating Committee will consider all appropriate candidates proposed by management, directors and shareholders. Information regarding potential candidates shall be presented to the Corporate Governance and Nominating Committee, which shall evaluate the candidates based on the needs of the Board at that time and the candidates’ knowledge, experience, skills, expertise and diversity, as set forth in the Company’s Corporate Governance Guidelines. In particular, the Board and the Corporate Governance and Nominating Committee believe that the Board should be comprised of a well-balanced group of individuals. The Board believes that having diversity of knowledge, experience, skills and expertise among its members enhances the Board’s ability to make fully informed, comprehensive decisions.
Potential candidates will be evaluated according to the same criteria, regardless of whether the candidate was recommended by shareholders, the Corporate Governance and Nominating Committee, another director, Company management, a search firm or another third party, except that in the case of shareholder recommendations, such candidates must be nominated pursuant to the requirements in the Company’s bylaws. The Corporate Governance and Nominating Committee will submit its director candidate(s) recommendation to the Board for approval and recommendation to the shareholders.
The Corporate Governance and Nominating Committee also believes that diversity of race, ethnicity and gender are important factors in evaluating candidates for nominees. Accordingly, the Board is committed to actively seeking out highly qualified diverse candidates, including women and people of color in each candidate pool from which non-management director nominees are selected. To that end, since July 2017, the Board has added highly-qualified and diverse candidates including Ana B. Amicarella (July 2017), who identifies as Two or More Races or Ethnicities, Valerie A. Bonebrake (January 2018), Laurie A. Tucker (October 2019), Chitra Nayak, who identifies as Asian (March 2021), George S. Mayes, Jr., who identifies as African American (March 2021), Javier Polit, who identifies as Hispanic (March 2021) and, if elected, Christine Gorjanc (director nominee).

Board Diversity Matrix (As of April 2, 2024)*			
Total Number of Directors	**15**		
Gender Diversity	**Female**	**Male**	**Did Not Disclose Gender**
Directors	4	11	
Demographic Background			
African American		1	
Asian	1		
Hispanic		1	
White	2	9	
Two or More Races or Ethnicities	1		
Did Not Disclose Demographic Background

*To see the Company’s Board Diversity Matrix as of March 30, 2023, which is posted on our website.

As of April 2, 2024

Annual Performance Evaluations
The Company’s Corporate Governance Guidelines provide that the Board shall conduct an annual evaluation to determine, among other matters, whether the Board and the Board committees are functioning effectively. The Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also each required to conduct an annual self-evaluation. The Corporate Governance and Nominating Committee is responsible for overseeing this self-evaluation process. The Board also conducts periodic evaluations of the Chairman of the Board and Lead Independent Director, if any, peer evaluations and individual self-evaluations.

Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to all Company employees, officers and directors, which is available through the governance link on the Company’s Investor website, which can be accessed at www.forwardaircorp.com. The Company’s website and the information contained therein or connected thereto are not incorporated into this Proxy Statement. The Code of Business Conduct and Ethics complies with Nasdaq and SEC requirements. The Company will also mail the Code of Business Conduct and Ethics to any shareholder who requests a copy. Requests may be made by contacting the Secretary as described below under “Shareholder Communications.”
Board Attendance
The Company’s Corporate Governance Guidelines provide that all directors are expected to regularly attend meetings of the Board and committees on which they serve and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities. Members of the Board are also expected to attend the Annual Meeting of Shareholders. During 2023, the Board held 26 meetings. All of the incumbent directors who were on the Board during 2023 attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which he or she served during 2023. All of the Board members at the time of the 2023 Annual Meeting of Shareholders attended the 2023 Annual Meeting of Shareholders.

Board Committees
The Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and an Executive Committee.
The charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available through the governance link on the Company’s Investor website, which can be accessed at ir.forwardaircorp.com. With the exception of the Executive Committee, each committee has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Additional information regarding the functions of the Board’s committees, the number of meetings held by each committee during 2023 and their present membership is set forth below.

The current composition of the Board and its Committees is as follows:

Name	Audit	Compensation	Corporate Governance and Nominating	Executive
George S. Mayes, Jr., Chairman			X
Ronald W. Allen		X	X
Ana B. Amicarella	X*		X
Valerie A. Bonebrake		X
C. Robert Campbell		X
R. Craig Carlock		Chair		X
G. Michael Lynch	Chair*
Chitra Nayak			X
Javier Polit	X
Laurie A. Tucker			Chair	X
W. Gil West
Christopher H. Schmachtenberger
Charles L. Anderson
Michael B. Hodge
Robert L. Edwards, Jr.
Number of Meetings in 2023	5	5	3	—

*Audit Committee Financial Expert

Audit Committee. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee considers the impact of changing its current firm, is involved in selecting the lead partner, and considers the fee arrangement and scope of the audit. The Audit Committee also reviews the financial statements and the independent registered public accounting firm’s report, considers comments made by such firm with respect to the Company’s internal control structure, and reviews the internal audit process, internal accounting procedures and financial controls with the Company’s financial and accounting staff. The Audit Committee may meet in executive session, without management present, on any matter it deems appropriate. In addition, the Audit Committee assists the Board in its oversight of the Company’s legal compliance, ethics and information system controls and security programs. A more detailed description of the Audit Committee’s duties and responsibilities can be found in the Audit Committee Report on pages 92 to 93 of this Proxy Statement and in the Audit Committee Charter, which is available on the Company’s website at https://ir.forwardaircorp.com/corporate-governance.
The Board has determined that each member of the Audit Committee meets the independence and financial acumen requirements under Nasdaq listing standards and the enhanced independence standards for audit committee members required by the SEC. In addition, the Board has determined that each of Ana B. Amicarella and G. Michael Lynch of the Audit Committee meet the definition of an “audit committee financial expert,” as that term is defined by the rules and regulations of the SEC.

Compensation Committee. The Compensation Committee is responsible for determining the overall compensation levels of the Company’s executive officers, reviewing, approving and administering the Company’s employee incentive plans and other employee benefit plans. The Compensation Committee approves the final compensation for all NEOs other than the Chief Executive Officer. The Compensation Committee makes preliminary determinations about the Chief Executive Officer’s base salary, annual short-term incentive compensation, long-term incentive compensation and other awards as appropriate. The Compensation Committee discusses its compensation recommendations for the Chief Executive Officer with the full Board, and the full Board approves the final compensation decisions after this discussion. The Compensation Committee also reviews, approves and makes recommendations, as necessary, to the Board with respect to the Company’s policies and procedures relating to executive officer or director compensation, such as any clawback policy, stock ownership guidelines, or pledging or hedging policy.

Additionally, the Compensation Committee reviews and approves the Compensation Discussion and Analysis for inclusion in the Proxy Statement (see pages 41 to 55 of this Proxy Statement). Furthermore, the Compensation Committee oversees management succession planning along with the Corporate Governance and Nominating Committee and strategically reviews the Company’s human resource strategies and initiatives with respect to the Company’s development and retention of talent. A more detailed description of the Compensation Committee’s duties and responsibilities can be found in the Compensation Committee Charter, which is available at https://ir.forwardaircorp.com/corporate-governance.
In fulfilling its responsibilities, the Compensation Committee may delegate its responsibilities to a subcommittee consisting of members of the Compensation Committee and, to the extent not expressly reserved to the Compensation Committee by the Board or by applicable law, rule or regulation, to any other committee consisting entirely of independent directors. The Company’s Chief Executive Officer may not be present during deliberations or voting regarding his or her compensation. To the extent helpful to the work of the Compensation Committee, however, the Company’s Chief Executive Officer may be invited by the Compensation Committee to participate in discussion relating to his or her compensation that may precede further deliberation or voting.
The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent consultant, to assist it during 2023. During the year, the consultant reviewed materials prepared by management and provided the Compensation Committee with information on compensation trends, best practices and changes in the regulatory environment, in addition to providing executive and director compensation benchmarking information. Meridian provided no services to the Company other than those related to executive and director pay and related governance.
The Board has determined that each member of the Compensation Committee is independent pursuant to Nasdaq listing standards and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Compensation Committee, considering all relevant factors, including those set forth in Rule 10C-l(b)(4)(i) through (vi) under the Exchange Act and the Nasdaq listing standards, is not aware of any conflict of interest that has been raised by the work performed by Meridian.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending them to the Board for consideration. This responsibility includes all potential candidates, whether initially recommended by management, other Board members or shareholders. In addition, the Corporate Governance and Nominating Committee makes recommendations to the Board for Board committee assignments, develops and annually reviews the Company’s Corporate Governance Guidelines, and otherwise oversees corporate governance matters. The Corporate Governance and Nominating Committee is also responsible for overseeing the annual evaluation of the Board and for periodically reviewing and making recommendations to the Board regarding director compensation for the Board’s approval. The Corporate Governance and Nominating Committee also reviews the Company’s environmental, social and governmental policies, as well as manages sustainability-related risks and makes recommendations that it deems appropriate. Furthermore, the Corporate Governance and Nominating Committee oversees management succession planning along with the Compensation Committee. A more detailed description of the Corporate Governance and Nominating Committee’s duties and responsibilities can be found in the Corporate Governance and Nominating Committee Charter, which is available at https://ir.forwardaircorp.com/corporate-governance.
A description of the Committee’s policy regarding director candidates nominated by shareholders appears in the section titled “Director Nominating Process” above. The Board has determined that each member of the Corporate Governance and Nominating Committee is independent pursuant to Nasdaq listing standards.
Executive Committee. The Executive Committee is authorized, to the extent permitted by law and the Bylaws, to act on behalf of the Board on all matters that may arise between regular meetings of the Board upon which the Board would be authorized to act, subject to certain materiality restrictions established by the Board. The Executive Committee did not act with respect to any matter during 2023.
Compensation Committee Interlocks and Insider Participations
During the fiscal year ended December 31, 2023, R. Craig Carlock, Ronald W. Allen, Valerie A. Bonebrake and C. Robert Campbell served as members of the Compensation Committee. None of these directors was, during 2023, an officer or employee of our Company or was formerly an officer of our Company. There were no transactions in 2023 between us and any directors who served as Compensation Committee members for any part of 2023 that would require disclosure by us under SEC rules requiring disclosure of certain relationships and related party transactions. During 2023, none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board. Accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during 2023.
Certain Relationships and Related Person Transactions
Review, Approval or Ratifications of Certain Relationships and Transactions with Related Persons. The Audit Committee of the Board reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Other than as provided in the Audit Committee Charter, the Company does not have a written policy governing related-person transactions. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are required to be disclosed in a company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.

In the course of its review and approval or ratification of a disclosable related person transaction, the Audit Committee considers:
•the nature of the related person’s interest in the transaction;

•the material terms of the transaction, including, without limitation, the amount and type of transaction;

•the importance of the transaction to the related person; and

•the importance of the transaction to the Company.
Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee when considering the transaction.
In 2022, the Audit Committee reviewed and approved the compensation paid to Mr. Zachary Ruble, the son of Chris Ruble. Mr. Zachary Ruble serves as the director of operations for the Company’s west district, and in 2023 he earned approximately $206,000 in salary and bonus. Mr. Zachary Ruble’s compensation is comparable to other employees with equivalent qualifications, experience and responsibilities at the Company.

In 2023, the Audit Committee reviewed and approved the compensation paid to Mr. Patrick Creutzinger, the stepson of Scott Niswonger, who served as a director until his resignation in August 2023. Mr. Creutzinger serves as a Director of Sales for the Company, and in 2023 he earned approximately $202,000 in salary and bonus. Mr. Creutzinger’s compensation is comparable to other employees with equivalent qualifications, experience and responsibilities at the Company.
Based on information provided by the directors, director nominees and executive officers, and the Company’s legal department, the Audit Committee determined that there are no other related person transactions to be reported in this Proxy Statement.
Board Leadership Structure
In accordance with our Bylaws and Corporate Governance Guidelines, the Board is responsible for selecting the Chief Executive Officer and the Chairman of the Board; both of these positions may be held by the same person or by two separate individuals. The Company’s Corporate Governance Guidelines require the election, by the Board, of an independent lead director to serve during any period when there is no independent Chairman of the Board. R. Craig Carlock served as the Company’s Lead Independent Director from May 2019 until February 2024, when Thomas Schmitt ceased serving as Chairman, President and Chief Executive Officer of the Company and as a member of the Board. Following the departure of Mr. Schmitt from the Company, George S. Mayes, Director of the Company, was appointed as Chairman of the Board and Michael Hance was appointed as the Company’s Interim CEO but was not appointed to the Board. The Board believes separating the positions of Chairman of the Board and CEO while the Company undertakes a search for a permanent CEO allows Mr. Hance to focus on the Company’s day-to-day business and operations and the integration of the Omni business, while allowing our Chairman to lead the Board in its fundamental role of providing advice to and oversight of management, particularly in light of the current challenges facing the Company.

The Chairman of the Board is responsible for (a) chairing Board meetings and the Annual Meeting, (b) setting the agendas for these meetings, (c) attending Board committee meetings, and (d) providing information to Board members in advance of each Board meeting and between Board meetings. The Lead Independent Director is responsible for (i) chairing executive sessions of the independent directors and communicating with management relating to these sessions, and presiding at all meetings of the Board at which the Chairman is not present, (ii) approving agendas and schedules for Board meetings and the information that is provided to directors, and (iii) serving as a liaison between the Chairman and the independent directors. The Lead Independent Director also has the authority to call meetings of the independent directors.
Although we do not have a Lead Independent Director at this time given Mr. Mayes appointment as independent Chairman of the Board, we will appoint a Lead Independent Director in the future if we again combine the roles of Chairman and Chief Executive Officer.
The Board believes that, in addition to fulfilling their lead director responsibilities, the Lead Independent Director makes valuable contributions to the Company, including but not limited to: (a) monitoring the performance of the Board and seeking to develop a high-performing Board, for example, by helping the directors reach consensus, keeping the Board focused on strategic decisions, taking steps to ensure that all the directors are contributing to the work of the Board, and coordinating the work of the four Board Committees, (b) developing a productive relationship with our Chief Executive Officer and ensuring effective communication between the Chief Executive Officer and the Board, and (c) ensuring and supporting effective shareholder communications.
On an annual basis, as part of our review of corporate governance and succession planning, the Board (led by the Corporate Governance and Nominating Committee) evaluates the Board’s leadership structure, to ensure that it remains the optimal structure for the Company and its shareholders. The Board recognizes that different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. Specifically, when the Board selects a permanent CEO, it will also consider if and when to combine the roles of Chairman and CEO.
Risk Oversight
On at least a quarterly basis, the Company’s Chief Legal Officer provides a comprehensive risk report to the Audit Committee and the Board. While the Audit Committee has primary responsibility for overseeing financial risks and information system controls and security risks, the Board is charged with overseeing the Company’s enterprise risks and ensuring that the Company’s risk oversight processes appropriately align with existing disclosure controls and procedures. Accordingly, on an annual basis, the Board receives a report from the Company’s Chief Legal Officer on the most significant risks that the Company is facing. This report is informed by and includes a discussion of the results of the Company’s annual enterprise risk management survey and reports from various risk management roundtables with individual functional groups within the Company. This report allows the Board to adequately assess each risk and develop a strategy and appropriate timeframe to address these risks. The full Board also engages in periodic discussions about enterprise risk management with our Chief Legal Officer, Chief Executive Officer, Chief Financial Officer, Chief Information Officer and other Company officers as the Board may deem appropriate.
The Company also recognizes the critical importance of cybersecurity in protecting our business and our stakeholders’ information. We are committed to maintaining a robust cybersecurity risk management program and implementing a comprehensive strategy to mitigate cybersecurity threats and vulnerabilities. The Board and the Audit Committee are actively involved in oversight of the Company’s cybersecurity risk management. The Company addresses cybersecurity risks through a comprehensive, cross-functional approach, focused on protecting the security of the Company and the information that it collects by proactively identifying and preventing cybersecurity threats.

The Board’s ongoing oversight also occurs at the Board committee level on a more focused basis, whereby each committee considers the risks within its area of responsibilities and works to proactively mitigate these risks. The Compensation Committee considers the risks that may be implicated by the Company’s executive compensation programs, for instance, and the Compensation Committee has sole authority to retain compensation consultants and other advisors to provide advice and support on compensation issues. The Corporate Governance and Nominating Committee considers the best governance structure and guidelines for the Company to minimize enterprise risks brought about by weak governance. The Corporate Governance and Nominating Committee also oversees the Company’s environmental, social and governance policies and activities and any associated risks. The Board believes that its leadership structure supports the Board’s effective oversight of the Company’s enterprise risks.

Corporate Sustainability and Responsibility
We embrace a comprehensive approach to sustainability that addresses Environmental, Social, and Governance (“ESG”) factors.
Our integrated framework focuses on three pillars: (i) People and Communities, (ii) Customer, and (iii) Environment. After completing an ESG assessment in 2023 utilizing the Sustainable Accounting Standards Board (“SASB”) standards and conducting a third-party stakeholder assessment, we identified eleven ESG priority areas within these three pillars that we believe are relevant to our business and important to our employees, communities, customers, investors, partners and contractors, and which form the foundation for our sustainability strategy:

• Roadway Health & Safety
• Workplace Health & Safety
• Independent Contractor Practices
• Diversity, Equity, Inclusion, and Belonging (DEI&B) Practices
• Community Impact & Partnerships
• Measurement & Disclosure
• Information Security
• Responsible Supplier Practices
• Green House Gas (GHG) Emissions Reduction Practices
• Air Quality Practices
• Corporate Ethics
Since 2019, we have deployed meaningful resources to manage sustainability risks and to capitalize on related opportunities for the benefit of our stakeholders. In 2019, our Board amended the Corporate Governance and Nominating Committee Charter to give the Corporate Governance and Nominating Committee oversight over our ESG-related efforts. At least twice a year, the Corporate Governance and Nominating Committee is updated on each of these topics and provides feedback and direction that it deems appropriate. At least annually, the Chair of the Corporate Governance and Nominating Committee will provide a report on these topics to the full Board.
In 2020, Forward’s leadership created the Head of Corporate ESG role to provide oversight of Forward’s ESG vision, strategic planning, performance management, and improvement activities.
In 2021, we published our first ESG Report and created our internal ESG Steering Committee, which oversees our company-wide ESG strategy and meets at least quarterly and on an as-needed basis.
In 2022, we streamlined our internal data collection process, completed our Greenhouse Gas (“GHG”) inventory, set measurable targets and goals, and published our second ESG report through the launch of our new ESG website which we will update annually with our progress. The ESG report and new website are accessible through our investor relations site, https://ir.forwardaircorp.com/esg. The information on our website and our ESG report are not incorporated into, and are not a part of, this report.

In 2023, we completed our GHG inventory, collected additional data, and published our third ESG report. We also completed our Task Force on Climate-Related Financial Disclosures (“TCFD”) analysis and submitted to CDP, a non-for-profit charity that runs the global disclosure system. Both our CDP report and new TCFD index are included on our website in the 2022 ESG report update.
People and Communities
We are committed to maintaining safe facilities for our employees, independent contractors, customers and partners. As part of this pillar, we focus on Roadway Health & Safety, Workplace Health & Safety, Independent Contractor Practices, and DEI&B Practices.
We employ clear policies and procedures to manage our roadway health and safety practices. We implemented a quarterly safety bonus and annual vehicle giveaway to reward owner-operators and independent fleet owners that lease their equipment to us (“Leased Capacity Providers”) who have zero moving violations or accidents each quarter. The drivers of our Leased Capacity Providers who obtain four quarterly bonuses are eligible to win a new vehicle. In 2023, 172 Leased Capacity Providers as well as Company-employed drivers qualified for the vehicle giveaway.
Policies and procedures exist to investigate accidents and monitor lessons learned, driving continuous improvement in the health and safety practices across our facilities. All of our employees are assigned training courses as part of onboarding and employees may be assigned additional refresher trainings based on corrective action or identified risk.
Additionally, we employ, maintain, and monitor a robust Health and Safety program for all of our workers which establishes procedures and policies to prevent workplace incidents. As part of our assessment, we have identified improvement activities to develop a comprehensive Emergency Preparedness Plan (“EPP”) for all our facilities. The EPP is under development and in compliance with OSHA standards.
We also remain committed to fostering a more diverse, equitable and inclusive work environment. In 2020, we created a Diversity, Equity, Inclusion, and Belonging (“DEI&B”) Council to promote employee inclusion and engagement. Since the creation of the DEI&B Council, among other initiatives, we have implemented paid parental leave, launched Employee Resource Groups to foster an inclusive environment and celebrated different cultures by commemorating key diversity holidays, observances, celebrations and provided floating paid holidays.
We are committed to supporting and giving back to the communities where we live and work, particularly through the support of our employee Veterans, and to the community of Veterans in North America. For instance, we continue to support our Veterans through our charitable organization, Operation: Forward Freedom, a manifestation of our ongoing commitment to Veteran-related causes. In 2023, we hosted our second annual Drive for Hope Golf tournament where we raised $525,000 for Hope for the Warriors. Hope for the Warriors is a 501(c)(3) nonprofit whose mission is to care for and empower service members and military families challenged by the physical, moral and psychological effects of war.
We partner with Women in Trucking to encourage and promote the employment of women within our industry. Our team of drivers is currently comprised of 15% women, roughly twice the U.S. industry average, and we continue to seek opportunities to improve upon that percentage. We also partner with non-profit organizations that positively impact our communities and our industry such as Truckers Against Trafficking and Drexel Hamilton.
Customer
We are committed to providing the industry’s highest quality service in delivering on our customers’ expectations. As part of this pillar, we focus on Measurement & Disclosure, Information Security, and Responsible Supplier Practices.

We remain committed to transparent and sustainable business practices. As part of this ongoing commitment, we have transformed and innovated several of our digital and cloud technologies to create more efficient and integrated processes. We deploy various programs, including Safety and Environmental Management Systems, to collect meaningful data that is communicated with all divisions and management.
We have also employed proactive measures to protect our network, computer systems and data from cyber threats, in part, by creating a robust Information Security program in early 2020. We are continuously deploying infrastructure to meet the National Institute of Standards and Technology (“NIST”) requirements.
As part of our Responsible Supplier program, we work to understand the ESG goals of both our suppliers and customers. We are establishing new data tracking and infrastructure and are exploring opportunities to grow our supplier diversity program and partnerships. We aim to establish supplier diversification goals in the coming years.
Environment
We are committed to promoting a healthier natural and built environment by striving for continuous environmental improvements in all aspects of our business. Environmental leadership requires not only our own action, but transparency and participation in the industry, including conversations about innovations and advancements that make a difference. As part of this pillar, we focus on GHG Emissions Reduction Practices and Air Quality Practices.
As a transportation company, we are conscious of the environmental effects of our operations and are committed to tracking and reducing our GHG emissions and improving our energy efficiency. We have established a preliminary goal to reduce absolute Scope 1 and Scope 2 GHG emissions (combined) by 42% by 2030 from a 2021 base year. As part of this goal, in 2022, we partnered with carbon capture company Remora, reserving ten of its mobile devices for a pilot project expected to launch in the next couple of years. We are also aligning with industry certifications, continuing to be a SmartWay certified company. SmartWay is a certification from the U.S. Environmental Protection Agency (“EPA”) verifying company compliance with EPA regulations, including fuel efficiency ranges and emission standards.
To learn more about our ESG strategy and all our focus areas, visit our ESG website, https://forwardair.metrio.net, also accessible through our investor relations site. We are committed to making our results count and will continue to update our future disclosures accordingly.

DIRECTOR COMPENSATION
The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation. The Company does not pay employee directors for Board service in addition to their regular employee compensation.
The Corporate Governance and Nominating Committee, which consists solely of independent non-employee directors, has the primary responsibility for reviewing and considering any revisions to the non-employee director compensation program.
In accordance with the Corporate Governance and Nominating Committee’s recommendations, during 2023, the non-employee directors’ cash compensation program is as follows, which is expected to continue in 2024:
•an annual cash retainer of $85,000 for all non-employee directors;

•an additional annual cash retainer of $125,000 for the Independent Chairman (which was created in 2024);

•an additional annual cash retainer of $50,000 for the Lead Independent Director, if any;

•an additional annual cash retainer of $20,000 for each of the Chairs of the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee; and

•an additional annual cash retainer of $10,000 for all non-Chair Audit Committee members, Compensation Committee members and Corporate Governance and Nominating Committee members.
All directors are reimbursed reasonable travel expenses for meetings attended in person. The Company also reimburses directors for expenses associated with participation in continuing director education programs.
In addition, on the first business day after each Annual Meeting of Shareholders, each non-employee director is granted an award (the “Annual Grant”) in such form and size as the Board determines from year to year. Unless otherwise determined by the Board, the Annual Grants will become vested and non-forfeitable on the earlier of (a) the day immediately prior to the first Annual Meeting that occurs after the grant date or (b) the first anniversary of the grant date, so long as the non-employee director’s service with the Company does not earlier terminate. Each director may elect to defer receipt of the shares until the director departs from the Board. If a director elects to defer receipt, the Company will issue deferred stock units in which the director does not have voting rights or other incidents of ownership until the shares are issued. Each deferred stock unit is eligible for a dividend equivalent in the form of additional restricted stock units for each cash dividend paid by the Company. In 2023, each non-employee director received restricted shares valued at $130,000. For 2024, this amount is expected to remain the same.
Finally, the Board believes that directors more effectively represent the Company’s shareholders, whose interests they are charged with advancing, if they are shareholders themselves. Therefore, the Board established certain independent director stock ownership guidelines which are set forth in the Company’s Corporate Governance Guidelines. Specifically, the Company’s independent directors are required to own shares of Company Common Stock, with a value equal to at least five times the annual cash retainer for independent directors. Each new independent director has three years from the date he or she joins the Board to accumulate this ownership position. Unvested restricted stock is permitted to count towards the stock ownership guidelines. The following table shows the compensation the Company paid in 2023 to its non-employee directors:

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Ronald W. Allen	105,000	130,000	7,891	242,891
Ana B. Amicarella	105,000	130,000	1,268	236,268
Valerie A. Bonebrake	95,000	130,000	6,991	231,991
C. Robert Campbell	95,000	130,000	6,548	231,548
R. Craig Carlock	135,000	130,000	1,268	266,268
G. Michael Lynch	105,000	130,000	1,268	236,268
George S. Mayes, Jr.	95,000	130,000	1,268	226,268
Chitra Nayak	95,000	130,000	1,268	226,268
Javier Polit	95,000	130,000	1,268	226,268
Laurie A. Tucker	105,000	130,000	1,268	236,268

(1) Represents the aggregate grant date fair value of non-vested restricted shares and deferred stock unit awards. The fair values of these awards were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation - Stock Compensation” (“ASC 718”). The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC.

(2) As of December 31, 2023, an aggregate of 32,348 deferred stock units, non-vested restricted shares and dividend equivalent rights were outstanding.
(3) Represents dividend payments on non-vested restricted shares or dividend equivalents credited on deferred stock unit awards. These dividend payments and dividend equivalents are non-forfeitable.
The following table indicates the aggregate number of deferred stock units and/or non-vested restricted shares held by each incumbent director at the end of 2023 and those shares or units that have not yet vested.

Name	Number of Deferred Stock Units and/or Non-Vested Restricted Shares
Ronald W. Allen	8,626
Ana B. Amicarella	1,352
Valerie A. Bonebrake	7,362
C. Robert Campbell	6,896
R. Craig Carlock	1,352
G. Michael Lynch	1,352
George S. Mayes, Jr.	1,352
Chitra Nayak	1,352
Javier Polit	1,352
Laurie A. Tucker	1,352

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of shares of our outstanding Company Common Stock held as of the Record Date by (i) each director and director nominee; (ii) anyone who served as our Chief Executive Officer or Chief Financial Officer during the fiscal year, and the next three most highly compensated executive officers, as required by SEC rules (collectively, the “named executive officers”, or the “NEOs”); and (iii) all directors and executive officers as a group. In addition, there are 4,435,301 fractional units of Company Series B Preferred Stock outstanding and entitled to vote, and which are also exchangeable into shares of Company Common Stock as indicated in the footnotes below.

The table also sets forth information as to any person, entity or group known to the Company to be the beneficial owner of 5% or more of Company Common Stock as of March 25, 2024. The percentage of “Total Voting Power” is calculated taking into account the voting power of these additional classes of voting securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security, has or shares the power to dispose of or direct the disposition of the security, or has the right to acquire the security within 60 days. Except as otherwise indicated, the shareholders listed in the table are deemed to have sole voting and investment power with respect to Company Common Stock and fractional units of Company Series B Preferred Stock, as applicable, owned by them on the dates indicated above. Shareholders of non-vested restricted shares included in the table are entitled to voting and dividend rights.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned		Shares That May be Acquired Within 60 Days		Total	Percent of Total Voting Power (2)
Directors, Nominees and NEOs
Ronald W. Allen	23,392	(3)	1,352	(4)	24,744	*
Ana B. Amicarella	10,395		1,352	(4)	11,747	*
Charles L. Anderson	699,707	(5)	451	(6)	700,158	2.6%
Valerie A. Bonebrake	9,046	(7)	1,352	(4)	10,398	*
Dale W. Boyles	—		—		—	*
C. Robert Campbell	28,558	(8)	1,352	(4)	29,910	*
R. Craig Carlock	15,198		1,352	(4)	16,550	*
Robert L. Edwards, Jr.	699,707	(5)	451	(6)	700,158	2.6%
Christine M. Gorjanc	—		—		—	*
Michael B. Hodge	10,000		2,036,751	(9)	2,046,751	7.2%
G. Michael Lynch	9,731		1,352	(4)	11,083	*
George S. Mayes, Jr.	3,904		1,352	(4)	5,256	*
Chitra Nayak	4,504		1,352	(4)	5,856	*
Javier Polit	4,991		1,352	(4)	6,343	*
Christopher H. Schmachtenberger	—		15,040	(10)	15,040	*
Laurie A. Tucker	14,221		1,352	(4)	15,573	*
W. Gilbert (Gil) West	—		338	(11)	338	*
Michael L. Hance	45,328		9,428	(12)	54,756	*
Rebecca J. Garbrick	2,480		3,555	(12)	6,035	*
Chris C. Ruble	27,638		5,068	(12)	32,706	*
Kyle R. Mitchin	18,531		2,318	(12)	20,849	*
Thomas Schmitt	74,182		207,802	(12)	281,984	1.1%
All directors and executive officers as a group (21) persons	1,637,865		2,089,658		3,727,523	13.1%
Other Principal Shareholders
BlackRock, Inc.	4,210,909	(13)	—		4,210,909	15.9%
The Vanguard Group, Inc.	3,025,510	(14)	—		3,025,510	11.4%
The Ridgemont Group(15)	699,707	(16)	4,395,805	(17)	5,095,512	16.5%

* Less than one percent.

(1)	The business address of each listed director and NEO is c/o Forward Air Corporation, 1915 Snapps Ferry Road, Building N, Greeneville, TN 37745.
(2)	The percentages shown for directors, nominees, NEOs and other principal shareholders are based on shares of Company Common Stock outstanding on the Record Date.
(3)	Includes 281 accrued dividend equivalent rights.
(4)	Includes 1,352 shares of restricted stock vesting within 60 days.
(5)
Includes (i) 354,957 shares of Company Common Stock held by REP Coinvest III-A Omni, L.P.; (ii) 101,745 shares of Company Common Stock held by REP Coinvest III-B Omni, L.P., (iii) 243,005 shares of Company Common Stock held by REP FAOM III-S, L.P.; (iv) 1,152,846 Company Series B Preferred Units held by REP Omni L.P.; and (v) 14,410 Company Series B Preferred Units held by REP Affiliates.

(6)	Includes 451 shares of restricted stock vesting within 60 days.
(7)	Includes 244 accrued dividend equivalent rights.
(8)	Includes 916 accrued dividend equivalent rights.
(9)	Includes (i) 451 shares of restricted stock vesting within 60 days; (ii) 746,086 Company Series B Preferred Units held by EVE Omni Investor, LLC; and (iii) 1,290,214 Opco Series C-2 Preferred Units held by EVE Omni Investor, LLC.
(10)	Includes (i) 5,511 Company Series B Preferred Units held by RC94 Partners and (ii) 9,529 Opco Series C-2 Preferred Units held by RC94 Partners.
(11)	Includes 338 shares of restricted stock vesting within 60 days.
(12)	Includes stock options that are fully exercisable.
(13)
BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, New York 10055, reported beneficial ownership of the shares as of December 31, 2023 in Amendment No. 5 to Schedule 13G filed with the SEC on January 22, 2024. BlackRock, a holding company, reported having sole voting and sole dispositive power over 4,100,572 shares.

(14)
The Vanguard Group, Inc. (“Vanguard”), 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, reported beneficial ownership of the shares as of December 29, 2023 in Amendment No. 14 to Schedule 13G filed with the SEC on February 13, 2024. Vanguard, an investment adviser, reported having shared voting power over 45,576 shares, sole dispositive power over 2,908,287 shares, shared dispositive power over 74,586 shares, resulting in an aggregate amount of 2,982,873 shares beneficially owned.

(15)	Each of Ridgemont Equity Management III, LLC; REP Omni Holdings, L.P.; REP Coinvest III-A Omni, L.P.; REP Coinvest III-B Omni, L.P.; REP FAOM III-S, L.P.; Ridgemont Equity Partners Affiliates III, L.P.; REP Coinvest III Omni GP, LLC; Ridgemont Equity Management III, L.P.; REP Omni Holdings GP, LLC (collectively, the “Ridgemont Group”); Charles Leonard Anderson and Robert Leon Edwards Jr., 101 S Tryon St Ste 3400, Charlotte, NC 28280, reported beneficial ownership of the shares as of January 25, 2024 in a Schedule 13D filed with the SEC on February 5, 2024. Each of Mr. Anderson and Mr. Edwards serve on our board of directors and are designees of one or more members of the Ridgemont Group. See footnote 6 with respect to the 451 shares issuable to each of Mr. Anderson and Mr. Edwards and which are not included in Ridgemont Group’s total reported holdings. Although these shares are issued to Mr. Anderson and Mr. Edwards personally, they each hold these shares solely for the benefit of the Ridgemont Group, which may be deemed an indirect beneficial owner.

(16)	The Ridgemont Group reported having beneficial ownership with respect to (i) REP Coinvest III-A Omni, L.P., shared voting power and shared dispositive power over 354,957 shares of Company Common Stock; (ii) REP Coinvest III-B Omni, L.P., shared voting power and shared dispositive power over 101,745 shares of Company Common Stock; (iii) REP FAOM III-S, L.P., shared voting power and shared dispositive power over 243,005 shares of Company Common Stock; (iv) Ridgemont Equity Management III, L.P. shared voting power and shared dispositive power over 243,005 shares of Company Common Stock; (v) REP Coinvest III Omni GP, LLC shared voting power and shared dispositive power over 456,702 shares of Company Common Stock; and (vi) Ridgemont Equity Management III, LLC, shared voting power and shared dispositive power over 699,707 shares of Company Common Stock.
(17)	The Ridgemont Group reported having beneficial ownership with respect to: (i) REP Omni Holdings, L.P, shared voting power and shared dispositive power over 1,152,846 Company Series B Preferred Units and 1,993,623 Opco Series C-2 Preferred Units; (ii) REP Coinvest III-A Omni, L.P., shared voting power and shared dispositive power over 613,829 Company Series C Preferred Units; (iii) REP Coinvest III-B Omni, L.P., shared voting power and shared dispositive power over 175,948 Company Series C Preferred Units; (iv) REP FAOM III-S, L.P., shared voting power and shared dispositive power over 420,229 Company Series C Preferred Units; (v) Ridgemont Equity Partners Affiliates III, L.P, shared voting power and shared dispositive power over 14,410 Company Series B Preferred Units and 24,920 Opco Series C-2 Preferred Units; (vi) REP Omni Holdings GP, LLC shared voting power and shared dispositive power over 1,152,846 Company Series B Preferred Units and 1,993,623 Opco Series C-2 Preferred Units; (vii) Ridgemont Equity Management III, L.P. shared voting power and shared dispositive power over 14,410 Company Series B Preferred Units, 24,920 Opco Series C-2 Preferred Units and 420,229 Company Series C Preferred Units; (viii) REP Coinvest III Omni GP, LLC shared voting power and shared dispositive power over 789,777 Company Series C Preferred Units; and (ix) Ridgemont Equity Management III, LLC, shared voting power and shared dispositive power over 1,167,256 Company Series B Preferred Units, 2,018,543 Opco Series C-2 Preferred Units and 1,210,006 Company Series C Preferred Units.

Information About our Executive Officers

The table below sets forth information as of March 29, 2024, with respect to each person who is an executive officer of the Company.

Name	Age	Position
Michael L. Hance	52	Interim Chief Executive Officer, Chief Legal Officer and Secretary
Rebecca J. Garbrick	49	Chief Financial Officer and Treasurer
Chris C. Ruble	61	Chief Operating Officer
Kyle R. Mitchin	44	Chief People Officer
Nancee Ronning	63	Chief Commercial Officer
Joseph M. Tomasello	47	Chief Information Officer

There are no family relationships between any of our executive officers. All officers hold office until the earliest to occur of their resignation or removal by the Board of Directors.

Michael L. Hance has served as our Chief Legal Officer and Secretary since May 2014. Following the departure of former Chairman, President and Chief Executive Officer, Thomas Schmitt, in February 2024, Mr. Hance was appointed to the role of Interim Chief Executive Officer in addition to his current positions. From May 2010 until May 2014, Mr. Hance served as Senior Vice President of Human Resources and General Counsel. From January 2008 until May 2010, he served as Senior Vice President and General Counsel, and from August 2006 until January 2008, he served as Vice President and Staff Counsel. Before joining us, Mr. Hance practiced law with the law firms of Baker, Donelson, Bearman, Caldwell and Berkowitz, P.C. from October 2003 until August 2006 and with Bass, Berry & Sims, PLC from September 1999 to September 2003.

Rebecca J. Garbrick has served as our Chief Financial Officer and Treasurer since July 2021. From November 2020 to June 2021, Ms. Garbrick served as our Chief Accounting Officer and Corporate Controller. Prior to joining the Company, Ms. Garbrick served as the Assistant Corporate Controller at Cox Media Group from August 2020 to November 2020. From May 2013 to August 2020, she served as Director of Corporate Accounting and Policy and in other various leadership positions at AGCO Corporation. Ms. Garbrick also held other various leadership positions at KPMG LLP and Arthur Andersen LLP.

Chris C. Ruble has served as our Chief Operating Officer for the Company since May 2019. Following the departure of former Chairman, President and Chief Executive Officer, Thomas Schmitt, in February 2024, Mr. Ruble was appointed to the role of President in addition to his current position. Mr. Ruble was Chief Operating Officer for the Company’s LTL business, including the Final Mile and Pool Distribution segments from June 2018 to May 2019. Prior to this role, Mr. Ruble was President, Expedited Services from January 2016 to June 2018, Executive Vice President, Operations from August 2007 to January 2016, and Senior Vice President, Operations from October 2001 until August 2007. He was a Regional Vice President from September 1997 to October 2001 and a regional manager from February 1997 to September 1997, after starting with the Company as a terminal manager in January 1996. From June 1986 to August 1995, Mr. Ruble served in various management capacities at Roadway Package System, Inc.

Kyle R. Mitchin has served as our Chief People Officer since June 2019. From April 2017 to June 2019, Mr. Mitchin served as our Senior Vice President of Human Resources, and from June 2014 to April 2017 he served as the Vice President of Recruiting & Retention. Prior to joining the Company, Mr. Mitchin was the Director of Recruiting for Panther Premium Logistics from September 2009 to June 2014.

Nancee Ronning has served as our Chief Commercial Officer since September 2022. Prior to joining the Company, Ms. Ronning served as the Chief Operating Officer of BNSF Logistics, a subsidiary of BNSF LLC, from July 2020 to July 2021. From May 2018 to July 2020, she served as Chief Commercial Officer at BNSF Logistics. From December 2014 to April 2018, Ms. Ronning served as President of Print Craft. Prior to Print Craft, Ms. Ronning spent 8 years at C.H. Robinson, serving as T-Chek’s Vice President, Sales & Marketing from 2006-2009 and as Managing Director of Sales at C.H. Robinson corporate from 2009-2014. Ms. Ronning also held other various leadership positions at Merrill Corporation and GE Capital Vendor and Fleet Financial Services.

Joseph M. Tomasello has served as our Chief Information Officer since June 2019. Prior to joining the Company, Mr. Tomasello served as Vice President, IT of FedEx Supply Chain from October 2016 to June 2019. From April 2013 to September 2016, he served as Director, Enterprise Architecture & Foundational Services at FedEx Services and as Manager, Customer Access Solutions from April 2011 to April 2013. Mr. Tomasello also held other various leadership positions at Verified Person, Inc. Since April 2022, Mr. Tomasello has served on the board of directors for SMC3, Inc.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, the compensation elements of our named executive officers, or NEOs, and the compensation decisions and outcomes that occurred during the 2023 performance year. As discussed in Proposal 4, we are conducting our annual Say on Pay vote that requests your approval of the compensation of our NEOs as described in this section and in the tables and accompanying narrative. To assist you with this vote, please review our compensation philosophies, the design of our executive compensation programs and how, we believe, these programs are in line with our compensation philosophies and objectives, particularly ensuring alignment between actual pay outcomes and short- and long-term strategic objectives.

NEOs
    For 2023, our NEOs were:

Thomas Schmitt(1)	President and Chief Executive Officer
Rebecca J. Garbrick	Chief Financial Officer and Treasurer
Chris C. Ruble	Chief Operating Officer
Michael L. Hance(1)	Chief Legal Officer and Secretary
Kyle R. Mitchin	Chief People Officer

(1)	On February 9, 2024, Mr. Schmitt ceased serving as Chairman, President and Chief Executive Officer of the Company and as a member of the Board. At that time, Mr. Hance was appointed as Interim Chief Executive Officer of the Company in addition to his roles as Chief Legal Officer and Secretary, and Mr. Ruble was appointed as President of the Company in addition to his role as Chief Operating Officer.

Compensation Philosophy and Objectives
The Compensation Committee (the “Committee” for purposes of this CD&A) has designed our executive compensation program to attract, develop, reward and retain key talent to facilitate achievement of our annual, long-term and strategic goals. One of the Committee’s objectives is to align executives’ interests with shareholders’ interests by creating a pay-for-performance culture at the executive level, with the ultimate goal of increasing shareholder value. Other objectives are to recognize the contributions of individual executives, provide market-competitive pay opportunities, balance short- and long-term compensation elements without encouraging excessive or unnecessary risk taking, and foster retention and executive stock ownership. Thus, while executive compensation should be directly linked to Company performance, the Committee believes it should also be an incentive for executives to continually improve individual performance, thereby contributing to our success in meeting our short- and long-term financial, operational and strategic objectives.

Executive Summary

2023 Performance Highlights
During 2023, Forward faced challenging market conditions, including a softer than expected freight environment and weak demand for intermodal and truckload brokerage services. As a result, the Company’s financial results for 2023 were below the performance targets under its annual incentive compensation plans. Despite these challenges, Forward continued to execute on its revenue growth strategy and related focus on growing its high value freight services and improving its freight quality metrics. In connection with its goal of growing its domestic freight forwarder and direct shipper customers, Forward acquired Omni Logistics LLC in January 2024 which the Company believes will deliver significant long-term value to shareholders through compelling strategic and financial benefits. The Company also disposed of its “final mile” business in December 2023 as part of its continued efforts to maintain corporate clarity and focus on core competencies. Specific notable financial and operational highlights from 2023 are listed below.

For the year ended December 31, 2023:

◦consolidated operating revenue from continuing operations decreased by 18.4%, to $1.4 billion;

◦consolidated operating income from continuing operations decreased by 64.4%, to $88 million (resulting in no payouts under the operating income component of the annual incentive plan);

◦net income decreased by 13.4%, to $167 million;

◦free cash flow from continuing operations decreased by 19.2% to $172 million;

◦net income per diluted share from continuing operations decreased to $1.64 compared to $6.63 in 2022; and

◦Weight per shipment increased by 5% to 802 pounds.

•Divested of our Final Mile business for approximately $260 million with a gain on sale of $155 million.

•Continued to set the industry standard for safety, with Total Injury Frequency at 1.9 vs a national average of 4.4.

•Improved our LTL operational productivity metrics with pickup and delivery route productivity increasing by 22%, dock productivity increasing by 6% and office productivity increasing 7% over the same period as in the prior year.

•Assessed by a third-party industry expert as being the best in the LTL industry for damage-free, intact, on-time shipment service, with on time service of 98% and a cargo claims ratio of 0.1% in 2023.

•Added one new terminal to better serve customer needs in new markets and acquired five new terminals with the acquisition of Land Air Express, Inc. in January 2023.

•Published an updated ESG Report that included our first Task Force on Climate Related Financial Disclosure index and responses to the CDP’s 2023 questionnaire.

2023 Compensation Highlights

Our pay-for-performance philosophy and the design of our pay programs led to the following Committee actions and plan payouts to our NEOs for 2023:

•Short-term incentive payouts. The amount of short-term incentive compensation paid to our executive officers, including our NEOs, is determined primarily by our performance against our fiscal 2023 operating income targets, which were established at the beginning of the year and were intended to be challenging, yet attainable through disciplined execution of our strategic initiatives. Based on the Company’s operating income for 2023, there was 0% payout on the company performance component of the annual incentive plan. The Committee approved payouts on the individual performance component ranging from 68% to 107% for Mr. Ruble, which represented only 20% of the potential payout under the plan. As a result, the total payout to NEOs under the 2023 short-term incentive plan ranged from $51,300 to $123,080.

•Long-term performance plan payouts. Based on total shareholder return relative to our peer companies using the four-quarter averaging of the payouts generated from the relative TSR ranking, the approved payout for the January 2021 to December 2023 performance period was 69.4% of target. Our three-year cumulative EBITDA per share relative to a pre-set metric resulted in an approved payout for the January 2021 to December 2023 performance period equal to 200% of target. The strong performance in both 2021 and 2022, which significantly exceeded the maximum, led to cumulative results exceeding the maximum despite the weaker performance in 2023. Based on the Company’s 2023 operating income performance, 33% of Mr. Schmitt’s 2023 options vested.

•CEO Departure. In connection with ceasing to be Chief Executive Officer in February 2024, under the Company’s Severance Plan and subject to Mr. Schmitt’s execution and non-revocation of a general release of claims, Mr. Schmitt was eligible to receive certain payments including a Severance Payment and Healthcare Assistance Payment (in each case, as defined in the Severance Plan and described below under Potential Payments Upon Termination, Change of Control, Death or Disability) and up to $20,000 in outplacement services. In connection with Mr. Schmitt’s departure, Mr. Schmitt entered into a Separation and Release Agreement with the Company. For a description of the Separation and Release Agreement, see Potential Payments Upon Termination, Change of Control, Death or Disability on pages 72 to 75 of this Proxy Statement.

Compensation-Setting Process

Role of Shareholder Say on Pay Vote

The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say on pay proposal”). At the Company’s annual meeting of shareholders held in May 2023, approximately 92.2% of the votes cast on the say on pay proposal were voted in favor of the proposal. Our shareholders were similarly supportive of our executive compensation programs in 2022 and 2021, approving the say on pay proposal with approximately 99% votes cast in both years. The Committee believes this outcome affirms shareholders’ support of our approach to executive compensation. As a result, we did not change our overall approach to executive compensation in 2023 based upon the results of this advisory vote. The Committee will continue to consider the outcome of say on pay votes when making future compensation decisions for the NEOs.

In 2023, we received feedback from one of our shareholders, on among another things, the structure of our long-term equity incentive awards. After considering this feedback, the Committee approved discontinuing the use of stock options in our long-term equity incentive awards starting in 2024.

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving executive compensation policies, plan designs and the compensation of our senior officers, including our NEOs. The Committee considers various factors in making compensation determinations, including the officer’s responsibilities and performance, the effectiveness of our programs in supporting short-term and long-term financial, operational and strategic objectives, and overall financial performance. The Committee approves the final compensation for all NEOs other than the Chief Executive Officer. The Committee coordinates the full Board’s annual review of the Chief Executive Officer’s performance and makes preliminary determinations about his base salary, annual short-term incentive compensation, long-term incentive compensation and other awards as appropriate. The Committee discusses its compensation recommendations for the Chief Executive Officer with the full Board, and the full Board approves the final compensation decisions after this discussion.

To this end, the Committee conducts an annual review of executive officer pay levels, reviews market data updated periodically by Meridian Compensation Partners, LLC (“Meridian”), the Committee’s independent executive compensation consultant, approves changes to program designs (including post-termination arrangements) based on an assessment of competitive market practice and emerging trends, oversees the development of succession plans, and evaluates the risks associated with our executive compensation programs.

Role of the Compensation Consultant

The Committee has selected and directly retains the services of Meridian. The Committee periodically seeks input from Meridian on a range of external market factors including evolving compensation trends, appropriate peer companies to compare program designs, practices and performance and survey data for benchmarking pay levels. Meridian also provides general observations on the Company’s compensation programs and policies, but it does not determine or recommend the amount or form of compensation for the NEOs. During 2023, Meridian attended all Committee meetings and participated in discussions regarding the total 2023 target compensation of each NEO approved in February 2023. The Committee determined that Meridian was independent during 2023 per Nasdaq listing standards and had no conflicts of interest to disclose.

Role of Executive Officers in Compensation Decisions

At the request of the Compensation Committee, the acting Chief Executive Officer makes recommendations regarding base salary, annual incentive pay and long-term equity incentive awards for the other NEOs and provides the Committee with justification for such awards. In forming his recommendations, he considers information provided by the Chief People Officer and assessments of individual contributions, achievement of performance objectives and other qualitative factors. While the Committee gives great weight to the recommendations of the Chief Executive Officer, it has full discretion and authority to make the final decision on the salaries, annual incentive awards and long-term equity incentive awards as to all of the NEOs. The Chief Executive Officer does not make recommendations concerning his own compensation and is not present during deliberations and voting regarding his own compensation.

The acting Chief Executive Officer, Chief People Officer, Chief Financial Officer and Chief Legal Officer regularly attend Compensation Committee meetings at the Committee’s request. The Chief People Officer typically presents recommendations for program design changes and individual pay levels for executive officers (except for his own), taking into consideration individual performance of each incumbent, appropriate benchmarking information and issues that may arise from an accounting, legal and tax perspective.

Compensation Practices

Our executive compensation program is based on the following best practices:

What We Do	What We Don’t Do
■Provide pay opportunities that are appropriate to the size of the Company	■Allow repricing or backdating of stock options without shareholder approval
■Maintain a pay program that is heavily performance-based and uses multiple performance measures	■Provide excise tax gross-ups
■Disclose financial performance metrics and goals used in our incentive plans	■Allow executive officers to hedge or pledge Company Common Stock
■Create alignment between executives and shareholders through a long-term incentive linked to stock price and measurement of stock performance versus peer companies	■Provide special supplemental executive retirement programs
■Maintain meaningful executive stock ownership and retention guidelines	■Provide tax gross-ups on perquisites
■Annually review the risk profile of compensation programs and maintain risk mitigators	■Provide significant perquisites
■Provide market-aligned severance and change-in-control protection
■Require double-trigger vesting on long-term equity awards in the event of a change in control
■Maintain a Dodd-Frank compliant clawback policy requiring the mandatory recovery of erroneously awarded incentive-based compensation paid to an executive officer upon an accounting restatement
■Maintain an additional recoupment policy allowing recovery of cash or equity-based compensation in certain circumstances, including material negative revisions to relevant financial results, material violations of the Code of Business Conduct and reckless supervision under certain circumstances

■Retain an independent compensation consultant engaged by, and reporting directly to, the Committee

Key Elements of Executive Compensation Program
Consistent with our compensation philosophies and objectives, we have structured executive compensation to motivate and reward executives to achieve our business goals.

For the fiscal year ended December 31, 2023, the components of compensation for our NEOs were:
•Base salary;
•Annual incentive compensation;
•LTI compensation; and
•Retirement and other benefits.

The Committee combines these elements, particularly base salary and short and long-term incentives, to provide a total compensation package designed to attract highly qualified individuals and provide incentives to align efforts and motivate executives to deliver company performance that creates shareholder value. As a result, the total value of the compensation package is weighted more heavily towards variable, performance-based components.

At the beginning of 2023, the Committee established a total target compensation for each NEO comprised of base pay, annual incentives and long-term incentives. The Committee referenced general industry market data from a nationally recognized executive compensation survey (WTW Compensation Survey) as used by Meridan. When utilizing the WTW data, the Committee focused on pay opportunities at the size-adjusted 50th percentile. In addition to the market data for similarly situated positions, the Committee also considered other factors when establishing target total compensation opportunities, including, but not limited to, the experience level of the individual, the value of the individual executive to the Company, the individual’s position within the Company and existing and prior year awards.

The total target compensation for the NEOs in 2023 is set forth in the chart below.

	Target Annual Incentives
NEO	Base Salary ($)	Target Annual Incentives ($)	As a Percent of Base Salary	Target Long-Term Incentive ($)	Total Target Compensation ($)
Thomas Schmitt	905,000	905,000	100%	3,815,000	5,625,000
Rebecca J. Garbrick	400,000	300,000	75%	500,000	1,200,000
Chris C. Ruble	606,000	454,500	75%	700,000	1,760,500
Michael L. Hance	456,000	342,000	75%	525,000	1,323,000
Kyle R. Mitchin	350,000	262,500	75%	350,000	962,500

Our compensation programs are designed to motivate strong annual and long-term performance. We set a majority of NEOs’ total compensation (base salary, annual incentives and long-term incentives) to be “at risk”, meaning that the compensation is earned by meeting annual or long-term performance goals or is influenced by our stock price. The 2023 compensation mix for our NEOs was as follows:

The compensation that an executive actually receives will differ from that executive’s target compensation for a variety of reasons. Annual incentive payouts are based on Company performance against financial targets and achievement of individual and business objectives. The value of compensation realized from long-term incentive awards is dependent upon stock price performance, relative total shareholder return versus peer companies, and, with respect to Mr. Schmitt’s compensation, from the Company’s financial performance.

Base Salary

The objective of base salary is to reflect the base market value of the executive’s role. It is designed to reward core competence in roles that are complex and demanding. We choose to pay base salary because it is necessary for talent attraction and retention.

Base salaries for 2023 for the NEOs were determined for each executive based on position and responsibility and by reference to market data. The Committee also considers factors such as internal pay equity, level of experience and qualifications of the individual, scope of responsibilities and future potential, succession planning, and objectives established for the executive as well as the executive’s past performance.

	Base Salary
NEO	2023 Base Salary ($)	% Increase from 2022	Rationale
Thomas Schmitt	905,000	3.4%	•Annual merit increase
Rebecca J. Garbrick	400,000	3.9%	•Annual merit increase
Chris C. Ruble	606,000	3.6%	•Annual merit increase
Michael L. Hance	456,000	3.6%	•Annual merit increase
Kyle R. Mitchin	350,000	12.2%	•To better align with the market

Annual Incentive Compensation

The objective of our annual cash incentive plan is to focus our executives on attaining specific short-term financial and business goals that we believe will lead to our long-term success and promote retention of our executive talent. The annual cash incentive plan is designed to reward achievement of operating income targets and individual objectives important to the Company’s short-term and long-term success. Payments made under the annual incentive compensation program were made in cash, calculated as a percentage of annual base salary as described in more detail below.

Annual cash incentive plan target opportunity levels (reflected as a percentage of base salary) approved by the Committee for the NEOs in 2023, which remained unchanged from the prior year, were as follows:

2023 Target Bonus Opportunity
NEO	(as a percent of base salary)
Thomas Schmitt	100%
Rebecca J. Garbrick	75%
Chris C. Ruble	75%
Michael L. Hance	75%
Kyle R. Mitchin	75%

The components of the Annual Incentive Plan for all NEOs and their weighting with respect to the total cash incentive opportunity are reflected in the chart below.

Annual Cash Incentive Plan
Components of Plan	Weighing As a Percent of Target
Corporate Performance	80%
Individual Performance	20%

In 2023, potential payout under the Corporate Performance component ranged from 0% of target (when threshold performance is not achieved) to 300% of target (when “beyond stretch” performance is achieved); payout under the Individual Performance component ranged from 0% to 120% of target.

Corporate Performance Operating Income Goals. The Committee established corporate operating income goals for 2023 and corresponding incentive payments for achievement of such goals. Like in 2022, goals in 2023 were set to represent six incremental performance levels: downside, low, target, high, stretch and beyond stretch. As in past years, the target level for operating income generally reflects our internal business plan at the time the target is established, subject to adjustment in response to known headwinds or tailwinds or other economic conditions. Downside, low, high, stretch and beyond stretch levels are designed to provide a smaller award for lower levels of acceptable performance (downside and low) and to reward exceptional levels of performance (high, stretch and beyond stretch). The downside and low levels reflect decreases over 2022 actual performance of 10.8% and 5.4%, respectively, given the record performance in 2022, while target reflects a 0.5% increase over 2022 actual performance. The beyond stretch level reflects a 50.7% increase over 2022 actual performance. The Committee retains discretion as to the amount of the ultimate short-term incentive to be paid.

The 2023 operating income goals and corresponding performance levels are noted below. Payout for performance between points is interpolated on a straight-line basis.

Operating Income (000s)	Downside	Low	Target	High	Stretch	Beyond Stretch	Fiscal Year 2023 Results	% of Target Payout
Corporate	$237,323	$251,487	$267,255	$283,023	$297,188	$400,883	$95,276	0%
% of Target Payout	25%	50%	100%	150%	200%	300%
Individual Objectives. Individual personal objectives specific to each executive officer position were set at the start of the fiscal year. At the end of the fiscal year, the Committee evaluated the performance of the NEOs against those personal objectives, taking into account the extent to which the goals were met, unforeseen financial, operational and strategic issues experienced by the Company, and any other information deemed relevant. The Committee evaluated the performance of the Chief Executive Officer in a similar manner with input from the full Board. Based on the results of this review, the Committee determined the payout, if any, based on executive’s attainment of the executive’s individual objectives.

2023 Annual Incentive Payout. The Committee met in February 2024 to determine whether the Company’s 2023 performance merited payment to the NEOs under the annual cash incentive plan, and, if so, to determine the amount of such payouts.

•Corporate Performance Component: Income from operations was $95.3 million, which resulted in no payout under the Corporate Performance annual incentive opportunity.

•Individual Performance: The Committee also considered performance against the individual objectives set for the NEOs. In 2023, those objectives encompassed individual contributions to executing the following:

◦Strategic and operational goals;
◦Optimization of the LTL network;
◦Forward Force, an initiative to grow high-value freight;
◦Forward Game Shape, a cost reduction initiative relating to efficiency and effectiveness, including safety standards; and
◦Contributions in connection with the pursuit of accretive acquisitions.

After a performance appraisal of each executive officer and a review of their achievement of the personal goals that had been set for them, the Committee approved an achievement of 93%, 107%, 75% and 104% of target for Ms. Garbrick and Messrs. Ruble, Hance and Mitchin, respectively. The Committee evaluated the performance of Mr. Schmitt in a similar manner. Based on its review, the Committee determined that Mr. Schmitt achieved 68% of target for the Individual Performance component for 2023.

The actual awards made to each NEO under the Operating Income and Individual Objectives Component of the annual cash incentive plan are shown in the chart below.

Executive	Corporate Performance Component ($)	Individual Objectives Component ($)	Total Payout Under 2023 Annual Cash Incentive Plan ($)	Total Payout as a % of Total Target Annual Cash Incentive Plan Opportunity
Thomas Schmitt	—	123,080	123,080	13.6%
Rebecca J. Garbrick	—	55,800	55,800	18.6%
Chris C. Ruble	—	97,263	97,263	21.4%
Michael L. Hance	—	51,300	51,300	15.0%
Kyle R. Mitchin	—	54,600	54,600	20.8%

Changes to the STI Program for 2024. In March 2024, management proposed, and, after discussion with Meridian, the Committee approved, changing the short-term incentive plan design for awards provided to NEOs in 2024 to remove the 20% individual objective performance component so that 100% of the award is based on Company performance and to eliminate the 300% “beyond stretch” target. The Committee believes these are appropriate changes in that they focus executives on the achievement of the Company performance objectives during this critical time and align executive compensation with the Company’s 2024 budget.

Long-Term Equity Incentive Awards
The objective of providing long-term equity incentives is to attract and retain critical leadership, align executive interests to those of shareholders, enhance long-term thinking in general and focus executives on metrics that lead to increased shareholder value over the long term. Our long-term equity incentives are specifically designed to reward stock price appreciation and outperformance of shareholder return relative to industry peer companies.

The structure of the 2023 LTI Program was unchanged from the structure of the 2022 Program except that in 2023, the target grant date fair value of the LTI awards to all NEOs (other than Mr. Hance) increased by 12% to 33% from the 2022 grant date fair value.

Accordingly, in 2023, the Committee approved the following target long-term incentive awards for the NEOs:

Executive	2023 Restricted Stock Grant ($)	2023 Target TSR Performance Share Grant ($)	2023 Stock Options ($)	2023 Total Long-Term Incentive Award ($)
Thomas Schmitt	1,271,667	1,271,666	1,271,667	3,815,000
Rebecca J. Garbrick	250,000	125,000	125,000	500,000
Chris C. Ruble	350,000	175,000	175,000	700,000
Michael L. Hance	262,500	131,250	131,250	525,000
Kyle R. Mitchin	175,000	87,500	87,500	350,000

The number of shares of restricted stock and performance shares issued to the NEOs under the 2016 Plan for the fiscal year ended December 31, 2023 are set forth in the Grants of Plan-Based Awards for Fiscal 2023 Table on page 63 of this Proxy Statement.

Equity-based awards. The value to the executive of all three components comprising long-term equity compensation in 2023 (restricted stock, TSR performance shares and stock options) is impacted by the performance of the Company’s stock.

•Restricted stock becomes more valuable to the executive if our stock price increases, and the executive shares in the downside risk of a decline in our stock price.
•The number of performance shares earned, if any, will depend on how the Company’s stock performs relative to transportation industry peers. Like restricted stock, the value ultimately delivered rises or falls based on the performance of the Company’s stock from grant to settlement date.
•Stock options have value only if the Company’s stock price increases after the grant date, and the amount of value is dependent upon the amount of the increase.

As it is possible that there will be no payout under the performance shares element, these awards are completely “at risk” compensation. In addition, there will be no value realized in stock options unless the stock price increases from the date of grant. This emphasis on at-risk compensation in the LTI awards accomplishes our goal of creating a pay-for-performance culture at the executive level, while striking the appropriate balance among risk, retention and reward. Each element of the LTI is discussed in more detail below.

Restricted Stock. A share of restricted stock is a share of Company Common Stock that is subject to vesting requirements based on continued employment. Restricted stock grant sizes are calculated generally by multiplying the target LTI economic value by the weighting assigned to the restricted stock component and dividing it by the value of a single share of Company Common Stock determined using the estimated grant date fair value. The estimated grant date fair value of the restricted shares awarded to the NEOs in February 2023 was $115.42, which represents the closing price of Company Common Stock on the date of grant.

Shares granted under restricted stock awards are restricted from sale or transfer until vesting occurs, and restrictions lapse in three equal installments beginning one year after the date of grant. Dividends are paid in cash on a current basis throughout the vesting period. To the extent not earlier vested, the shares of restricted stock will vest upon the death or disability of the recipient, as well as upon involuntary termination of employment in connection with or within 24 months after a change in control.

Performance Shares. A performance share is the right to receive a share of Company Common Stock based upon the achievement of certain performance criteria. TSR performance share grant sizes awarded in 2023 were calculated by multiplying the target LTI economic value by the weighting assigned to the TSR performance share component and dividing it by $120.27, the estimated value of a single performance share on the grant date determined using a Monte Carlo valuation model.

TSR Performance Shares. TSR performance shares are earned on the basis of our Total Shareholder Return (“TSR”) measured over a three-year period, relative to the TSR of a peer group of transportation companies. The TSR peer group used for the 2023 grants consisted of the following 14 companies, which were selected based on the Committee’s assessment that these companies would better align the peer group with the Company from a size and target market perspective:

ArcBest Corporation	Landstar Systems, Inc.
C.H. Robinson Worldwide, Inc.	Marten Transport, Ltd.
Expeditors International of Washington, Inc.	Old Dominion Freight Line, Inc.
Heartland Express, Inc.	Saia, Inc.
Hub Group, Inc.	Schneider National, Inc.
J.B. Hunt Transport Services, Inc.	Werner Enterprises, Inc.
Knight Transportation, Inc.	XPO Logistics, Inc.
For prior awards, the peer group included Echo Global Logistics, Inc. and did not include XPO Logistics, Inc., which was added in 2023.

The actual number of performance shares earned is based on the percentile of our TSR relative to the TSRs of the comparator group companies described above during the three-year performance period. Calculations are conducted at the end of each of the last four quarters of the performance period using the payout/performance scale below, and then averaged to determine the actual payout. Payouts can range from 0% to 200% of the target number of performance shares awarded.

Payout for performance between points is calculated using straight-line interpolation.

Payout
Performance Level	(as a % of Target)
90th percentile or higher	200%
70th percentile	150%
50th percentile	100%
25th percentile	50%
Below 25th percentile	0%
TSR is calculated based on the change in share price plus reinvestment of dividends, with beginning and ending share price calculated as follows:

•Beginning market price equals the closing price on the last trading day immediately preceding the first day of the performance period.
•Ending market price equals the last trading day of each measurement period (i.e., the final four calendar quarters).

The performance shares pay out in shares of Company Common Stock shortly after the close of the three-year performance period. Dividends are not paid on unvested TSR performance shares but rather are paid as and when the underlying performance shares have been earned and vested. TSR performance shares vest upon the death or disability of the recipient at target, as well as upon involuntary termination of employment in connection with or within 24 months after a change in control (as such term is defined in the 2016 Plan).

2021 Performance Shares.

2021 Relative TSR Performance Shares. The final payout for the January 2021 to December 2023 performance period was 69.4% of target. This payout was a result of the four-quarter averaging of the payouts generated from the relative TSR ranking, which were as follows:

Measurement Period	Relative TSR Ranking	Percent of Target Payout	Payout Weighting
January 2021 - March 2023	69th percentile	148%	25%
January 2021 - June 2023	62nd percentile	130%	25%
January 2021 - September 2023	8th percentile	0%	25%
January 2021 - December 2023	8th percentile	0%	25%

2021 EBITDA Performance Shares. EBITDA performance shares are earned on the basis of our EBITDA Per Share measured over a three-year period. For purposes of determining the achievement of EBITDA Per Share, the Committee may determine to exclude from earnings, non-recurring, non-operational or other items, as deemed appropriate.

The actual number of EBITDA performance shares earned is based on achievement of EBITDA Per Share over a three-year period against pre-set cumulative EBITDA Per Share targets. The performance shares provide an opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. The EBITDA performance shares pay out in shares of Company Common Stock shortly after the close of the three-year performance period. Payouts can range from 0% to 200% of the target number of performance shares awarded based on performance relative to the targets.

Dividends are not paid on unvested EBITDA performance shares but rather are paid as and when the underlying performance shares have been earned and vested. EBITDA performance shares vest upon the death or disability of the recipient at target, as well as upon involuntary termination of employment in connection with or within 24 months after a change in control (as such term is defined in the 2016 Plan). The cumulative EBITDA per share for the January 2021 to December 2023 performance period was $25.24, which represented performance above target of $17.70 and resulted in a payout at 200% of target. The strong EBITDA performance in both 2021 and 2022, which significantly exceeded the maximum, led to cumulative results exceeding the maximum despite weaker performance in 2023.

Stock Options. A stock option is the right to purchase Company Common Stock at a fixed price for a defined period of time. In 2023, the grant size of the stock options awarded to NEOs was calculated generally by multiplying the target LTI economic value by the weighting assigned to the options component and dividing it by the value of a single option, determined under the Black-Scholes methodology and based on assumptions used for recognizing expense in our financial statements contained in our Annual Report in accordance with U.S. generally accepted accounting principles (“GAAP”). For 2023 option grants, the grant date fair value was $39.75 per share. The stock options granted to NEOs in 2023 have a seven-year term and:

•will vest and become exercisable ratably in annual installments on each anniversary of the grant date over a three-year period; and

•with respect to performance stock options awarded to Mr. Schmitt, will vest and become exercisable upon the Company’s achievement of pre-established annual operating income goals within a three-year period. For each year, target performance would be achieved if the Company’s operating income was at least 75% of the prior year’s operating income.

2023 Option Vesting. Based on the Company’s 2023 operating income, the operating income performance conditions attached to Mr. Schmitt’s 2023 performance option award were satisfied, and therefore, 33% of Mr. Schmitt’s 2023 performance options vested.

Changes to the LTI Program for 2024. In March 2024, management proposed, and, after discussion with Meridian, the Committee approved, eliminating stock options from the LTI program, so that 50% of the NEO’s LTI award is comprised of time-based restricted stock and 50% of performance shares earned based on relative TSR performance versus peers.

The Committee believes these are appropriate changes in that they continue to promote retention and stock ownership; focus executives on share price appreciation, further aligning our executives’ interests with the interests of our shareholders; and continue to be heavily focused on performance-oriented awards measured by share price appreciation.

Retirement and Other Benefits
Our NEOs receive the same retirement and other benefits as other employees at the Company. We choose to pay these benefits to meet the objective of having a competitive retirement and benefit package in the marketplace. Retirement benefits reward employees for saving for their retirement and for continued employment. Welfare benefits such as medical and life insurance reward continued employment.

All full-time Company employees, including the NEOs, are entitled to participate in the 401(k) retirement savings plan. Under that plan, for each pay period, the Company provides a $0.25 matching contribution for every dollar an employee elects to defer into the 401(k) plan, limited to elective deferrals up to 6% of the employee’s compensation for the pay period. The matching contribution is subject to the rules and regulations on maximum contributions by individuals under such a plan. Matching contributions to the NEOs for the fiscal year ended December 31, 2023 are reflected in the “401(k) Match” column of the All Other Compensation table on page 62 of this Proxy Statement.

Additionally, all full-time employees, including the NEOs, are eligible to participate in the 2005 Employee Stock Purchase Plan (the “ESPP”) upon enrolling in the ESPP during one of the established enrollment periods. Under the terms of the ESPP, eligible employees can purchase shares of Company Common Stock through payroll deduction and lump sum contributions at a discounted price. The purchase price for such shares of Company Common Stock for each option period, as described in the ESPP, will be the lower of: (a) 90% of the closing market price on the first trading day of an option period (there are two option periods each year — January 1 to June 30 and July 1 to December 31); or (b) 90% of the closing market price on the last trading day of the option period. Under the ESPP, no employee is permitted to purchase more than 2,000 shares of Company Common Stock per option period or shares of Company Common Stock having a market value of more than $25,000 per calendar year, as calculated under the ESPP. Mr. Schmitt does not participate in the ESPP.

The NEOs are also eligible to participate in the Company’s health, dental, disability and other insurance plans on the same terms and at the same cost as such plans are available to all full-time employees. The Company does not have a supplemental executive retirement plan or one that provides for the deferral of compensation on a basis that is not tax-qualified.

Departure of Chairman, President and Chief Executive Officer; Appointment of Interim Chief Executive Officer and President

On February 6, 2024, Mr. Schmitt ceased serving as Chairman, President and Chief Executive Officer of the Company and as a member of the Board, with his last day of employment being February 9, 2024. This event was a termination without cause, which met the definition of an “Involuntary Termination” under the Severance Plan. Under the Severance Plan and subject to Mr. Schmitt’s execution and non-revocation of a general release of claims, Mr. Schmitt is eligible to receive certain payments including a Severance Payment and Healthcare Assistance Payment (in each case, as defined in the Severance Plan and described below under the Section entitled “Potential Payments upon Termination, Change of Control, Death or Disability” on pages 72 to 75 of this Proxy Statement and in the table set forth on pages 74 to 75 of that Section.) and up to $20,000 in outplacement services. The restrictive covenants agreement entered into between Mr. Schmitt and the Company on May 27, 2022 includes a perpetual obligation to keep confidential information and trade secrets, provisions covering obligations with respect to non-competition, non-solicitation of employees and customers and non-disparagement, each of which apply to Mr. Schmitt for 24 months following his separation.

In connection with Mr. Schmitt’s departure, Mr. Schmitt entered into a Separation and Release Agreement with the Company. For a description of the Separation and Release Agreement, see Potential Payments Upon Termination, Change of Control, Death or Disability on pages 72 to 75 of this Proxy Statement.

As a result of Mr. Schmitt’s departure, Mr. Hance was appointed as Interim Chief Executive Officer of the Company in addition to his roles as Chief Legal Officer and Secretary. Accordingly, in March 2024, after discussion with Meridian, the Committee approved paying Mr. Hance $37,500 per month while he serves as Interim Chief Executive Officer to match Mr. Schmitt’s salary as CEO. In addition, Mr. Ruble was appointed as President of the Company in addition to his role as Chief Operating Officer. Accordingly, in March 2024, after discussion with Meridian, the Committee approved a base salary increase from $606,000 to $625,000 which was above the 50th percentile based on his new role as President.

Severance Arrangements
Our NEOs, other than Mr. Schmitt, are, and prior to ceasing his employment with the Company, Mr. Schmitt, was, covered by an executive severance and change-in-control plan (the “Severance Plan”), which became effective January 1, 2013, and was amended and restated on October 25, 2021. The objectives of the Severance Plan are to enhance the attraction and retention of executive talent during corporate upheaval, enable management to evaluate and support potential transactions that might be beneficial to shareholders even though the result would be a change in control of the Company, and obtain important corporate protections upon terminations of employment. The plan is designed to reward executives for remaining with the Company when their prospects for continued employment following a change in control or other corporate upheaval may be uncertain. We chose to adopt the plan to protect shareholder value in such events by increasing the probability of retaining an intact management team.
The severance benefits available to our NEOs under the Severance Plan are described in more detail under Potential Payments upon Termination, Change of Control, Death or Disability on pages 72 to 75 of this Proxy Statement and in the table set forth on pages 74 to 75 of that Section.
In connection with the Omni Acquisition, in March 2024, the Committee amended the Severance Plan to provide enhanced severance protections for NEOs and other executives from March 15, 2024 to December 31, 2025. For additional information, see Potential Payments Upon Termination, Change of Control, Death or Disability.
Tax and Accounting Implications
Accounting for Executive Compensation. The Committee and management consider the accounting and tax effects of various compensation elements when designing our annual incentive and equity compensation plans and making other compensation decisions. Although the Committee designs the Company’s plans and programs to be tax-efficient and to minimize compensation expense, these considerations are secondary to meeting the overall objectives of the executive compensation program. We account for share-based compensation in accordance with GAAP. Consequently, share-based compensation cost is measured at the grant date based on the fair value of the award in accordance with ASC 718. We generally recognize share-based compensation expense ratably over the vesting period of each award except as otherwise required by ASC 718.

Other Compensation and Governance Policies
Risk Management
Our incentive program rewards reasonable risk-taking, accomplished through both program design and Committee processes.

Program design features for NEOs that mitigate risk include the following:

•Balanced mix of pay including base salary (fixed compensation) and a balance of annual (cash) and long-term (equity) incentives;

•Capped short-term incentives;

•Short-term incentive goals tied to financial goals of the corporate-level strategic plan;

•Annual equity-based incentive grants without backdating or repricing;

•Stock ownership guidelines applicable to senior executive officers, as described below;

•Prohibition on hedging and pledging Company Common Stock, as described below; and

•A compensation recoupment or “clawback” policy, as described below.

Committee processes mitigating risk include:

•Overall administration of executive plans by the Committee;

•Reasonable short-term incentive goals;

•Financial performance objectives based upon budget objectives that are reviewed and approved by the Committee and the Board;

•Avoidance of steep payout cliffs;

•Ongoing and active discussion between the Committee and management regarding process on short-term and long-term goals; and

•Committee authority to pay less than the maximum short-term incentive amount after assessing the overall contribution and performance of the executive officers.

Other incentive programs either have similar characteristics or are small in potential payout amount.

Stock Ownership Guidelines
The Company has adopted executive stock ownership and retention guidelines (the “Ownership Guidelines”). These Ownership Guidelines are applicable to executive officers, including the NEOs. Our Ownership Guidelines are designed to increase executives’ equity stakes in the Company and to align executives’ interests more closely with shareholders’. The Ownership Guidelines require covered executives to own, and hold during their tenure with the Company, shares of Company Common Stock sufficient in number to satisfy the relevant amount specified below as a multiple of the executive’s annual base salary. Effective February 6, 2018, these Ownership Guidelines were amended to increase the ownership multiples applicable to the NEOs and other executive officers as reflected in the chart below:

Position	Value of Company Common Stock
Chief Executive Officer	6 times base salary
Presidents, COO, CFO, CCO, and CLO	3 times base salary
All other executive officers	2 times base salary
Until the executive achieves the applicable ownership level, he or she is required to retain 50% of the net number of shares of Company Common Stock acquired through Company-provided stock-based awards, the vesting of restricted stock awards, the delivery of shares in settlement of stock units or performance share awards, or the delivery of shares to the executive through any other incentive compensation arrangement. This retention requirement applies only to stock-based awards that are granted on or after January 1, 2013. No retention requirement applies under the Ownership Guidelines to shares acquired in excess of the requisite ownership level. Shares underlying unexercised stock options and unvested or unearned performance share awards or performance units do not count towards the stock ownership guidelines. The Ownership Guidelines allow unvested restricted stock to count towards the stock ownership guidelines.

Prohibition Against Hedging and Pledging
The Company’s Insider Trading Policy prohibits executive officers from engaging in any form of hedging transaction. In addition, the policy prohibits executive officers from holding Company securities in margin accounts and from pledging Company securities as collateral for loans. The Company believes that these policies further align our executives’ interests with those of our shareholders.

Clawback Policies
We maintain two compensation recoupment, or “clawback,” policies. As required by the Dodd-Frank Wall Street Reform and Consumer Protection (Dodd-Frank) Act (Dodd-Frank Act) and related rules and regulations of the SEC and NYSE, the Company adopted an Executive Officer Clawback Policy, effective October 2, 2023, that applies to all of our current and former executive officers in the event of a financial restatement, as further described below. In addition, we continue to maintain a recoupment policy that is applicable to all employees and in circumstances beyond those set forth in the Executive Clawback Policy.

Dodd-Frank Executive Officer Clawback Policy

In 2023, the Board adopted the Executive Officer Clawback Policy pursuant to which the executive officers and certain other non-executive officers are required to repay or return to the Company erroneously awarded compensation upon an accounting restatement. The Executive Officer Clawback Policy is in material compliance with all applicable SEC regulations promulgated to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, including Rule 10D-1 promulgated under the Securities Exchange Act of 1934, as amended, and the rules adopted by Nasdaq.

The Executive Officer Clawback Policy is triggered if we are required to prepare an accounting restatement of our financial statements due to any material noncompliance with a financial reporting requirement under the securities laws. Once the policy is triggered, the Committee will require recoupment of any erroneously-awarded compensation received by a current or former executive officer during the three completed fiscal years immediately preceding the date we are required to prepare an accounting restatement. The Executive Officer Clawback Policy is a “no-fault” policy and recoupment is required regardless of whether a current or former executive officer contributed to the restatement.

For purposes of the policy, erroneously-awarded compensation is the amount of incentive-based compensation paid to a current or former executive officer that exceeds the incentive-based compensation the executive officer would have been paid had it been based on the restated financial statements. Incentive-based compensation includes any compensation granted, earned or vested based wholly or in part on the attainment of a financial reporting measure (meaning a measure determined and presented in accordance with the accounting principles used in preparing our financial statements and any measure that is derived in whole or in part from such measure).

The Committee will determine the timing and method of recoupment of erroneously-awarded compensation in its sole discretion pursuant to the policy. Recoupment is required unless recovery would be impracticable, as set forth in the policy.

Policy on Recoupment of Executive Compensation

The Company has adopted a discretionary incentive compensation clawback policy (the “Recoupment Policy”) that applies to its executive officers, including the NEOs, and certain other specified employees. This policy allows the Company to seek reimbursement of incentive compensation paid or awarded to executive officers in any of the circumstances listed below.

•A determination is made that the executive officer engaged in fraud, theft, misappropriation or embezzlement.
•A determination is made that the Company is required to file an accounting restatement with the SEC that either resulted from the intentional misconduct of the executive officer or, regardless of the existence of intentional misconduct, results in a material negative revision of a financial or operating measure that was used to determine incentive compensation.
•Any other material negative revision of a financial or operating measure within 36 months after such financial or operating measure served as the basis on which incentive compensation was awarded or paid to the executive officer.
•An error or calculation of the executive officer’s incentive compensation payout within six months after such erroneous amount is paid.
•Material violations of the Company’s Business Code of Conduct and Ethics that could reasonably lead to a material financial or reputational harm to the Company.
•The executive officer is terminated from employment by the Company due to a felony conviction or the failure to contest prosecution for a felony or, in the Committee’s determination, for such executive officer’s gross negligence, willful misconduct or dishonesty, any of which could reasonably lead to material financial or reputational harm to the Company.

The executive officer’s failure to report or reckless failure to supervise his or her direct reports that, in the Committee’s determination, resulted in such executive officer’s failure to detect, in each case, gross negligence, willful misconduct or dishonesty on the part of others, any of which could reasonably lead to material financial or reputational harm to the Company.

The Recoupment Policy allows the Company to recover incentive compensation awarded to the affected executive officers, including, but not limited to, bonuses, annual, periodic or long-term cash incentive compensation, stock-based awards and the Company Common Stock acquired thereunder, and sale proceeds realized from the sale of Company Common Stock acquired through stock-based awards. All actions taken and decisions made relating to the Recoupment Policy are in the Committee’s sole and absolute discretion.

Key Provisions of Stock Incentive Plan and 2016 Plan
The Company’s Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) and 2016 Plan incorporate certain terms and procedures that reflect the current compensation philosophy of the Company’s Compensation Committee. Specifically, both plans prohibit the re-pricing or cash-out of underwater stock options and SARs without prior shareholder approval. They also provide that the taking of certain permitted actions affecting outstanding awards in the event of a change in control of the Company will be conditioned upon the consummation of the transaction giving rise to the change in control and will not be taken with respect to any awards that are subject to the provisions of Section 409A of the Internal Revenue Code (“Section 409A”) if the action would result in a violation of Section 409A. Finally, awards granted under the Stock Incentive Plan and 2016 Plan are made subject to the Recoupment Policy.

For additional information regarding the Company’s 2016 Plan, see Proposal 3 starting on page 76.

Compensation Committee Report on Executive Compensation
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Forward Air Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Form 10-K filed with the SEC.

Submitted By:
R. Craig Carlock, Chair
Ronald W. Allen
Valerie A. Bonebrake
C. Robert Campbell
The Compensation Committee of The Board of Directors

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows the compensation earned in 2023, 2022 and 2021 by the NEOs.

Name and		Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Principle Position
Thomas Schmitt	(5)	2023	902,000	—	2,543,333	1,271,667	123,080	26,241	4,866,321
President and CEO		2022	877,777	—	1,916,667	958,333	2,280,250	22,783	6,055,810
		2021	875,000	—	2,156,250	718,750	2,275,000	23,000	6,048,000
Rebecca J. Garbrick	(6)	2023	400,000	—	375,000	125,000	55,800	10,689	966,489
CFO and		2022	385,000	—	326,250	108,750	743,820	10,689	1,572,209
Treasurer		2021	272,782	—	65,000	—	373,902	3,870	715,554
Chris C. Ruble	(5)	2023	606,000	—	525,000	175,000	97,263	12,955	1,416,218
Chief Operating		2022	585,000	—	468,750	156,250	1,146,893	9,452	2,366,345
Officer		2021	585,000	—	625,000	—	1,134,608	10,196	2,354,804
Michael L. Hance	(5)	2023	456,000	—	393,750	131,250	51,300	11,712	1,044,012
Chief Legal Officer		2022	440,000	—	393,750	131,250	853,380	10,832	1,829,212
and Secretary		2021	440,000	—	525,000	—	854,700	9,593	1,829,293
Kyle R. Mitchin		2023	350,000	—	262,500	87,500	54,600	9,699	764,299
Chief People Officer		2022	312,000	—	206,250	68,750	606,528	8,369	1,201,897
		2021	312,000	—	275,000	—	605,124	7,994	1,200,118

(1)
Represents the aggregate grant date fair value of restricted share and performance share awards (and assuming achievement at target for such performance share awards). The fair values of these awards were determined in accordance with ASC 718. The awards for which the aggregate grant date fair value is shown in this table include the awards described in the Grants of Plan-Based Awards for Fiscal 2023 Table on page 63 of this Proxy Statement. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.

(2)
Represents the aggregate grant date fair value of stock option awards. The fair value of these awards were determined in accordance with ASC 718. The awards for which the aggregate grant date fair value is shown in this table include the awards described in the Grants of Plan-Based Awards for Fiscal 2023 Table on page 63 of this Proxy Statement. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.

(3)	Represents cash incentives earned under the 2023 Annual Cash Incentive Plan.
(4)	See the All Other Compensation Table below for additional information.
(5)	On February 9, 2024, Mr. Schmitt ceased serving as Chairman, President and Chief Executive Officer of the Company and as a member of the Board. At that time, Mr. Hance was appointed as Interim Chief Executive Officer of the Company in addition to his roles as Chief Legal Officer and Secretary, and Mr. Ruble was appointed as President of the Company in addition to his role as Chief Operating Officer.
(6)	Ms. Garbrick was appointed as our Chief Financial Officer and Treasurer in July 2021. Ms. Garbrick’s target annual incentive compensation was adjusted in July 2021 to reflect this change.

All Other Compensation Table
The following table shows the components of “all other compensation” earned in 2023 by the NEOs.

Name	401(k) Match ($)	Dividends Earned on Non-Vested Restricted Shares ($)(1)	Long-Term Disability Insurance ($)(2)	Other ($)	Total ($)
Thomas Schmitt	4,950	19,411	1,880	—	26,241
Rebecca J. Garbrick	4,950	3,859	1,880	—	10,689
Chris C. Ruble	4,950	6,125	1,880	—	12,955
Michael L. Hance	4,950	4,882	1,880	—	11,712
Kyle R. Mitchin	4,950	2,869	1,880	—	9,699

(1)	Represents dividend payments during 2023 on all non-vested restricted shares held by the executive. These dividend payments are nonforteitable.
(2)	Represents premiums paid by the Company for long-term disability insurance for officers.

Grants of Plan-Based Awards for Fiscal 2023
In this table, we provide information about each grant of awards made to an NEO in the most recently completed year. This includes the awards under the Company’s Annual Cash Incentive Plan, as well as performance share awards, restricted stock awards and stock option awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Shares to be Issued Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Thres-hold	Target	Maxi-mum	Thres-hold	Target	Maxi-mum
Name	Award Type	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(3)	(4)
Thomas Schmitt	Annual Cash Incentive Plan		181,000	905,000	2,389,200
	Performance Shares(6)	2/7/2023				5,287	10,573	21,146				1,271,666
	Restricted Stock	2/7/2023							11,018			1,271,667
	Stock Options	2/7/2023								31,991	115.42	1,271,667
Rebecca J. Garbrick	Annual Cash Incentive Plan		60,000	300,000	792,000
	Performance Shares(6)	2/7/2023				520	1,039	2,078				125,000
	Restricted Stock	2/7/2023							2,166			250,000
	Stock Options	2/7/2023								3,145	115.42	125,000
Chris C. Ruble	Annul Cash Incentive Plan		90,900	454,500	1,199,880
	Performance Shares(6)	2/7/2023				728	1,455	2,910				175,000
	Restricted Stock	2/7/2023							3,032			350,000
	Stock Options	2/7/2023								4,402	115.42	175,000
Michael L. Hance	Annual Cash Incentive Plan		68,400	342,000	902,880
	Performance Shares(6)	2/7/2023				546	1,091	2,182				131,250
	Restricted Stock	2/7/2023							2,274			262,500
	Stock Options	2/7/2023								3,302	115.42	131,250
Kyle R. Mitchin	Annual Cash Incentive Plan		52,500	262,500	693,000
	Performance Shares(6)	2/7/2023				364	728	1,456				87,500
	Restricted Stock	2/7/2023							1,516			175,000
	Stock Options	2/7/2023								2,201	115.42	87,500

(1)	Amounts included in the table above represent the threshold (which we refer to as “downside”), target and maximum (which we refer to as “beyond stretch”) potential payout levels related to both the corporate and individual objectives for the fiscal year 2023 under the Company’s Annual Cash Plan. The awards also provide for low, high and stretch potential payout levels as described under “Key Elements of Executive Compensation Program – Annual Cash Incentive Awards” in the Compensation Discussion and Analysis. The payments for these awards have already been determined and were paid in March 2024 to the NEOs and disclosed in the Summary Compensation Table.
(2)	Each grant vests equally over a three-year period with the first vesting occurring on the one-year anniversary of the grant date.
(3)
Stock options vest equally over a three-year period from the date of grant, and options granted to our CEO vest upon the achievement of pre-established annual operating income goals within a three-year period.

(4)
In accordance with the provisions of the 2016 Plan, the exercise price of stock option grants is set using the closing price on the day of grant. In the event there is no public trading of Company Common Stock on the date of grant, the exercise price will be the closing price on the most recent, prior date that Company Common Stock was traded.

(5)
Represents the aggregate grant date fair value of performance share, restricted stock and stock option awards. The fair value of those awards were determined in accordance with ASC 718. The assumptions used in determining the grant date fair value of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.

(6)
The performance shares vest two-and-a-half months after the last day of the three-year performance period. The number of shares earned are based on the TSR of Company Common Stock compared to the TSR of a peer group. See pages 51 to 52 of this Proxy Statement for additional information.

Outstanding Equity Awards at Fiscal Year-End
The following table shows information about outstanding equity awards at December 31, 2023.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested (4)($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (3)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested
Name									(4)($)
Thomas Schmitt	100,000	—	64.26	9/1/2018	9/1/2025
	35,918	—	65.96	2/4/2020	2/4/2027
	26,093	13,046	75.05	2/2/2021	2/2/2028
	11,041	22,081	106.29	2/8/2022	2/8/2029
	—	31,991	115.42	2/7/2023	2/7/2030
						20,220	1,271,231	34,522	2,170,398
Rebecca J. Garbrick	1,253	2,506	106.29	2/8/2022	2/8/2029
	—	3,145	115.42	2/7/2023	2/7/2030
						3,819	240,101	1,893	119,013
Chris C. Ruble	1,800	3,600	106.29	2/8/2022	2/8/2029
	—	4,402	115.42	2/7/2023	2/7/2030
						6,380	401,111	6,253	393,126
Michael L. Hance	9,098	—	47.82	2/6/2017	2/6/2024
	5,303	—	58.40	2/5/2018	2/5/2025
	1,512	3,024	106.29	2/8/2022	2/8/2029
	—	3,302	115.42	2/7/2023	2/7/2030
						5,086	319,757	5,120	321,894
Kyle R. Mitchin	792	1,584	106.29	2/8/2022	2/8/2029
	—	2,201	115.42	2/7/2023	2/7/2030
						2,989	187,918	2,839	178,488

(1)	Each grant vests equally over a three-year period from the date of grant. Stock options granted to our CEO vest upon the achievement of pre-established annual operating income goals within a three-year period.
(2)
The amounts shown represent restricted stock awards granted under the 2016 Plan. Each grant of restricted stock vests equally over a three-year period with the first vesting occurring on the one-year anniversary of the grant date.

(3)
The amounts shown represent performance share awards granted under the 2016 Plan. The performance shares vest two-and-a-half months after the last day of three-year performance periods that end December 31, 2023, December 31, 2024, and December 31, 2025. The number of shares earned is based on either (a) the TSR of Company Common Stock compared to the TSR of a determined peer group or (b) the EBITDA Per Share compared to a pre-determined EBITDA Per Share target. See pages 51 to 52 of this Proxy Statement for additional information. Shares presented represent the award at the target amount. The actual amounts that will be earned are dependent upon the achievement of pre-established performance goals during the respective performance cycles.

(4)	The market value of the awards that have not vested is based on the closing price of Company Common Stock on Nasdaq on December 29, 2023, which was $62.87.

Option Exercises and Stock Vested
The following table shows information about options exercised or shares acquired on vesting during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
Thomas Schmitt	—	—	26,288	2,817,069
Rebecca J. Garbrick	—	—	1,238	127,790
Chris C. Ruble	—	—	7,191	780,154
Michael L. Hance	—	—	5,527	600,907
Kyle R. Mitchin	—	—	3,400	368,285

(1) The value realized upon exercise or vesting is based on the market price on the date of exercise or vesting.
(2) Shares withheld for income tax purposes related to stock vested were as follows: Mr. Hance – 1,487 shares, Ms. Garbrick - 470 shares, Mr. Ruble – 3,243 shares, Mr. Mitchin – 1,009 shares and Mr. Schmitt – 11,857.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2023 with respect to shares of Company Common Stock that may be issued under the following existing equity compensation plans: the Stock Incentive Plan, the 2016 Plan, the Non-Employee Director Stock Option Plan (the “NED Plan”), the 2000 Non-Employee Director Award (the “2000 NED Award”), the ESPP and the Amended Plan. Our shareholders have approved each of these plans.

Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise or Vesting of Outstanding/Unvested Shares, Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved By Shareholders	576,456	76.83	930,275
Equity Compensation Plans Not Approved By Shareholders	—	—	—
Total	576,456	76.83	930,275

(1)	Excludes purchase rights accruing under the ESPP, which has an original shareholder-approved reserve of 500,000 shares. Under the ESPP, each eligible employee may purchase up to 2,000 shares of Company Common Stock at semi-annual intervals each year at a purchase price per share equal to 90% of the lower fair market value of Company Common Stock at the close of the (i) the first closing day of an option period or (ii) the last trading day of an option period.
(2)	Includes shares available for future issuance under the ESPP. As of December 31, 2023, an aggregate of 302,480 shares were available for issuance under the ESPP.

Employment Agreement with Thomas Schmitt
On June 6, 2018, the Company entered into an employment agreement with Mr. Schmitt (for purposes of this section, the “employment agreement”). Under the employment agreement, Mr. Schmitt’s compensation consisted of an initial base salary of $800,000 and an annual target bonus set at 100% of base salary, with a maximum possible bonus of 200% of base salary. Mr. Schmitt received a signing bonus of $413,000 and 25,000 restricted shares of Company Common Stock, which vested equally on each of the first, second and third anniversaries of the grant date. In addition, the Company granted Mr. Schmitt options to purchase up to 100,000 shares of Company Common Stock which options have an exercise price equal to the closing stock price of Company Common Stock on the grant date and vested on each of the first, second, and third anniversaries of the grant date.

Pursuant to the employment agreement, in February 2020, Mr. Schmitt received an additional equity grant valued at approximately $1.4 million at the time of the grant which was designed similarly to the design used for other executive employees of the Company. Following 2020, Mr. Schmitt has continued to participate in the Company’s employee incentive programs, as administered by the Compensation Committee of the Board.

In addition to the employment agreement, Mr. Schmitt entered into the Company’s Restrictive Covenants Agreement (the “Restrictive Covenants Agreement”) and participates in the Company’s Severance Plan (the “Severance Plan”). Mr. Schmitt’s entitlement to termination benefits, if any, and his continuing obligations to the Company following any termination will be determined by the Severance Plan and the Restrictive Covenants Agreement.

On February 6, 2024, Mr. Schmitt ceased serving as Chairman, President and Chief Executive Officer of the Company and as a member of the Board, with his last day of employment being February 9, 2024. This event was a termination without cause, which meets the definition of an “Involuntary Termination” under the Severance Plan. Under the Severance Plan and subject to Mr. Schmitt’s execution and nonrevocation of a general release of claims, Mr. Schmitt is eligible to receive certain payments including a Severance Payment and Healthcare Assistance Payment (in each case, as defined in the Severance Plan) and up to $20,000 in outplacement services. These severance benefits as well as additional benefits received by Mr. Schmitt are set forth in that certain Separation and Release Agreement, dated March 19, 2023, which is discussed in greater detail on pages 72 to 75 of this Proxy Statement under the Section entitled “Potential Payments upon Termination, Change of Control, Death or Disability.” The Restrictive Covenants Agreement entered into between Mr. Schmitt and the Company on May 27, 2022 includes a perpetual obligation to keep confidential information and trade secrets, provisions covering obligations with respect to non-competition, non-solicitation of employees and customers and non-disparagement, each of which apply to Mr. Schmitt for 24 months following his separation.

The Company does not have employment agreements with any of its other NEOs, but each NEO is a participant in the Severance Plan, which is discussed in greater detail on pages 72 to 75 of this Proxy Statement under the Section entitled “Potential Payments upon Termination, Change of Control, Death or Disability.”

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Schmitt, who served as our Chief Executive Officer (our “CEO”) until February 6, 2024. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. There were no changes in our employee population or employee compensation arrangements in 2023 that we reasonably believe would result in a significant change in our pay ratio disclosure. Therefore, we have based our pay ratio calculation for 2023 using compensation for the same median employee identified for 2021, which median employee was identified under the process described in our 2021 pay ratio calculation set forth in our 2022 proxy statement.

For 2023, our last completed fiscal year:

•The annual total compensation of our median employee was $48,536; and

•Mr. Schmitt’s total annual compensation, as set forth in the Summary Compensation Table, was $4,866,321.

Based on this information, for 2023, the ratio of the annual total compensation of our CEO, to the total compensation of the median employee was 100.3 to 1.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

The following table discloses information on “compensation actually paid” (CAP) to our principal executive officer (PEO) and to our other non-PEO NEOs (on average) and certain financial performance measures of the Company. For further information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with performance, see the Compensation, Discussion and Analysis (CD&A) starting on page 41.

Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)[7]	Relative TSR Performance Percentile[8]
					Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]
2023	$4,866,321	$(766,293)	$1,047,755	$320,635	$94	$124	$167.4	0th
2022	$6,055,810	$6,356,982	$1,742,416	$1,711,824	$155	$100	$193.2	64th
2021	$6,048,000	$9,065,745	$1,525,473	$1,726,305	$177	$125	$105.9	77th
2020	$3,200,911	$2,353,212	$1,006,555	$644,923	$111	$104	$23.7	42nd

[1]The amounts reported in this column are the amounts of total compensation reported for Mr. Schmitt (our President, Chief Executive Officer and Chairman) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”

[2]The amounts reported in this column represent the amount of “compensation actually paid” to Mr. Schmitt, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Schmitt during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Schmitt’s total compensation for each year to determine the compensation actually paid:

PEO	2023	2022	2021	2020
Reported Summary Compensation Table Total for PEO	$4,866,321	$6,055,810	$6,048,000	$3,200,911
- Reported Value of Equity Awards	$(3,815,000)	$(2,875,000)	$(2,875,000)	$(2,125,000)
+ Year End Fair Value of Equity Awards	$1,499,165	$3,099,190	$4,472,901	$1,238,623
+ Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$(3,472,861)	$234,398	$1,183,652	$176,287
+/- Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$156,082	$(157,416)	$236,192	$(137,609)
+/- Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$—	$—	$—	$—
+/- Value of Dividends Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—	$—
Compensation Actually Paid to PEO	$(766,293)	$6,356,982	$9,065,745	$2,353,212

[3]The amounts reported in this column represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Schmitt, who has served as our CEO since 2018) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Schmitt) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Michael L. Hance, Rebecca J. Garbrick, Chris C. Ruble and Kyle R. Mitchin; (ii) for 2022, Rebecca J. Garbrick, Chris C. Ruble, Michael L. Hance, and Kyle R. Mitchin; (iii) for 2021, Rebecca J. Garbrick, Scott E. Schara, Chris C. Ruble, Michael L. Hance and Michael J. Morris; and (iv) for 2020, Michael J. Morris, Scott E. Schara, Chris C. Ruble, Michael L. Hance and Matthew J. Jewell.

[4]The amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Schmitt), as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Schmitt) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Schmitt) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Average for Non-PEO NEOs	2023	2022	2021	2020
Average Reported Summary Compensation Table Total for Non-PEO NEOs	$1,047,755	$1,742,416	$1,525,473	$1,006,555
- Average Reported Value of Equity Awards	$(518,750)	$(465,000)	$(448,000)	$(375,000)
+ Average Year End Fair Value of Equity Awards	$223,513	$490,666	$615,596	$281,071
+/- Year Over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	$(453,197)	$(4,743)	$144,644	$(19,014)
+/- Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$21,314	$(51,515)	$12,362	$(153,176)
- Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$—	$—	$(123,770)	$(95,513)
+ Average Value of Dividends Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—	$—
Average Compensation Actually Paid to Non-PEO NEOs	$320,635	$1,711,824	$1,726,305	$644,923

[5]Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

[6]Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Trucking and Transportation Stocks Index, which is the same peer group used for the Stock Return Performance Graph included in our Annual Report.

[7]The amounts reported represent the net income as reflected in the Company’s audited financial statements for the applicable year.
[8]Relative TSR Performance Percentile is based on the metric used for our TSR performance shares, as discussed in more detail on pages 51 to 52. Amounts shown in this table for each year reflect the Company’s one year TSR relative to the one year TSR of the peer group used for the TSR performance shares awarded for that year. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Relative TSR Performance Percentile is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures

As described in greater detail in the CD&A, the Company’s executive compensation program reflects a pay-for-performance philosophy to support the achievement of short- and long-term financial, operational and strategic objectives. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase shareholder value. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•Operating Income
•Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
•Relative TSR Performance Percentile (the Company’s TSR as compared to a peer group established by the Compensation Committee)

Description of the Relationship between Pay and Performance

The following graphs illustrate the relationship between the amount of compensation actually paid to Mr. Schmitt and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Schmitt) with the Company’s (i) cumulative TSR, (ii) net income and (iii) relative TSR performance percentile over the four years presented in the table. Compensation actually paid is impacted by numerous factors, including, but not limited to, the timing of new equity awards, vesting of outstanding awards, share price volatility and mix of performance metrics.

A large portion of the compensation actually paid to our NEOs is comprised of equity awards. As described in more detail in CD&A, the Company targets that approximately 68% and 40% of the value of total compensation awarded to Mr. Schmitt and other NEOs, respectively, is comprised of equity awards, including restricted stock, performance shares and stock options. Over the last four years, changes in the Company’s share price have led to changes in the compensation actually paid. The graphs below illustrate:

•From 2020 to 2021, the compensation actually paid to our PEO increased by 285.2% and average compensation actually paid to our Non-PEO NEOs (excluding Mr. Schmitt) increased by 167.7%, cumulative TSR increased from $111 to $177 or 59.5%, net income increased from $23.7 million to $105.9 million or 346.8% and relative TSR performance percentile increased from the 42nd percentile to the 77th percentile.
•From 2021 to 2022, the compensation actually paid to our PEO decreased by 29.9% and average compensation actually paid to our Non-PEO NEOs (excluding Mr. Schmitt) decreased by 0.8%, cumulative TSR decreased from $177 to $155 or 12.4%, net income increased from $105.9 million to $193.2 million or 82.4% and relative TSR performance percentile decreased from the 77 percentile to the 64 percentile.
•From 2022 to 2023, the compensation actually paid to our PEO decreased by 112.1% and average compensation actually paid to our Non-PEO NEOs (excluding Mr. Schmitt) decreased by 81.3%, cumulative TSR decreased from $155 to $94 or 39.4%, net income decreased from $193.2 million to $167.4 million or 13.4% and relative TSR performance percentile decreased from the 64 percentile to the 0 percentile.

For additional information regarding the Company’s executive compensation program, compensation setting process and compensation philosophy, see the CD&A starting on page 41.

Compensation Actually Paid vs. Company TSR
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
Compensation Actually Paid
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
Cumulative TSR
(value of initial $100 Investment)
$111
$177
$155
$94
2020
2021
2022
2023
PEO
Average for Non-PEO NEO's
TSR

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
Net Income (millions)
$250.0
$200.0
$150.0
$100.0
$50.0
$-
$23.7
$105.9
$193.2
$167.4
2020
2021
2022
2023
PEO
Average for Non-PEO NEO's
Net Income

Compensation Actually Paid vs. Relative TSR Performance
Compensation Actually Paid
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
Relative TSR Performance Percentile
90
80
70
60
50
40
30
20
10
0
2020
2021
2022
2023
42
77
64
0
PEO
Average for Non-PEO NEO's
Relative TSR Performance Percentile

Potential Payments Upon Termination, Change of Control, Death or Disability
Under the Severance Plan, which is applicable to selected employees of the Company, including Mr. Schmitt and the NEOs, each participant would receive severance benefits in the event his or her employment is terminated in certain circumstances. Under the Severance Plan, a participant would receive severance benefits if his or her employment is involuntarily terminated by the Company (other than for cause or upon death or disability, as those terms are defined in the Severance Plan) or in the event the participant voluntarily terminates his or her employment for “good reason” (as defined in the Severance Plan). The circumstances that permit a participant to terminate employment for good reason and receive severance benefits after a change in control differ from the more limited circumstances that permit a termination of employment for good reason prior to or absent a change in control. Generally, eligible participants would be entitled to the severance benefits included in the chart below upon an involuntary termination of their employment, in addition to any accrued obligations (such as unpaid salary through the termination date) and vested amounts to which they may be entitled under the Company’s benefit plans:

General Severance Upon Involuntary Termination Absent a Change in Control		Severance Upon Involuntary Termination as of or Within Two Years After a Change in Control
■	a lump sum severance payment in an amount equal to two years of the CEO’s annualized base salary, one and half years of the C-Suite employee’s annualized base salary and one year for all other participants’ annualized base salary	■	an amount equal to two times the sum of the participant’s annual base salary and target annual incentive amount

■	a pro-rata annual incentive for the fiscal year in which the termination occurs based on actual performance results, reduced by the amount of any annual incentive previously paid to the participant for such fiscal year	■	a pro-rata target annual incentive amount for the fiscal year in which the termination occurs, reduced by the amount of any annual incentive previously paid to the participant for such fiscal year

■	a lump sum healthcare assistance payment in an amount equal to the excess of the monthly COBRA premium to provide the group medical, dental, vision, and/or prescription drug plan benefits the participant had been receiving before the termination above the monthly premium payable by active employees under the Company’s healthcare plan for similar coverage, multiplied by 18 months for all NEOs other than the CEO and by 24 months for the CEO	■	a lump sum healthcare assistance payment in an amount equal to the excess of the monthly COBRA premium to provide the group medical, dental, vision, and/or prescription drug plan benefits the participant had been receiving before the termination above the monthly premium payable by active employees under the Company’s healthcare plan for similar coverage, multiplied by 24 months

■	access to up to $20,000 of employer-paid outplacement services for 12 months following termination	■	access to up to $20,000 of employer-paid outplacement services for 12 months following termination

A condition in the Severance Plan is the execution of the Participation and Restrictive Covenants Agreement, which contains a non-competition and non-solicitation agreement with respect to the Company’s employees and customers. The term of the non-competition and non-solicitation prohibitions for the CEO and all other NEOs is 24 months and 18 months, respectively, following termination of employment. In addition, any severance benefits payable under the Severance Plan are subject to the execution by the participant of a general release of claims against the Company and certain affiliated persons and entities. The Severance Plan does not provide for any tax gross-up payments to participants. Payments and benefits under the Severance Plan are subject to recovery under any clawback, recovery or recoupment policy.

In connection with the Omni Acquisition, in March 2024, the Compensation Committee amended the Severance Plan to provide enhanced severance protections for participating executives from March 15, 2024 to December 31, 2025. The amendment provides that a participating executive would be eligible to receive the severance benefits set forth above under “Severance Upon Involuntary Termination as of or Within Two Years After a Change in Control” in the event of a termination of employment by the Company “not for cause” that occurs from March 15, 2024 to December 31, 2025.

In connection with the negotiation of Mr. Schmitt’s separation from the Company, the Company and Mr. Schmitt entered into (i) a separation agreement (the “Separation and Release Agreement”), effective March 19, 2024, setting forth the terms of Mr. Schmitt’s separation from the Company and (ii) an amended and restated restrictive covenants agreement originally entered into between Mr. Schmitt and the Company on May 27, 2022 (as amended and restated on March 19, 2024 the “Restrictive Covenants Agreement”). The Separation and Release Agreement provides for (i) compensation owed to Mr. Schmitt equal to $1,981,156, which is consistent with the amounts owed under the Severance Plan and described in the table below, (ii) accelerated vesting of Mr. Schmitt’s 2021 EBITDA and TSR performance share awards based on actual performance (additional detail regarding these awards was set forth in the Company’s 2022 annual proxy filed with the Securities and Exchange Commission on March 28, 2022) and (iii) the continued exercisability of all of Mr. Schmitt’s vested stock options until the earlier of (x) the applicable original expiration date and (y) February 9, 2029. The Restrictive Covenants Agreement clarifies the definition of a competing business and adds a mutual non-disparagement provision.

In addition to the benefits available under the Severance Plan, all of the NEOs are eligible to receive certain other benefits in the event of specific termination of employment, including as a consequence of a change in control. Under the Company’s Annual Incentive Plan, any unpaid incentive amounts previously earned under this plan would be payable to any NEO terminated without cause. Under the Stock Incentive Plan, any non-vested restricted shares, options or other forms of equity-based compensation granted prior to 2016 will vest upon a “Change in Control.” Beginning with long-term incentive grants made in 2016 made pursuant to either the Stock Incentive Plan or 2016 Plan, vesting of such awards upon a change in control is double-trigger (i.e., not accelerated unless the awards are not assumed or converted by the acquirer or in the event there is an involuntary termination of employment in connection with or within 24 months after the change in control).

The following table shows the estimated benefits payable to each NEO in the event of termination of employment or change of control of the Company. The amounts shown assume that a termination of employment or a change of control occurs on December 31, 2023. The amounts do not include payments or benefits provided under insurance or other plans that are generally available to all full-time employees.

Name	Involuntary Termination Without Cause ($)	Death and Disability ($)	Change in Control ($)
Thomas Schmitt
Severance(1)	1,810,000	—	—
Annual Incentive(2)	123,080	—	—
Accelerated Vesting of Equity(3)	—	—	—
Insurance Benefits(4)	27,427	—	—
Placement Services(5)	20,000	—	—
Total	1,980,507	—	—
Rebecca J. Garbrick
Severance(1)	600,000	—	1,400,000
Annual Incentive(2)	55,800	55,800	55,800
Accelerated Vesting of Equity(3)	—	291,773	359,113
Insurance Benefits(4)	13,321	—	17,761
Placement Services(5)	20,000	—	20,000
Total	689,121	347,573	1,852,674
Chris C. Ruble
Severance(1)	909,000	—	2,121,000
Annual Incentive(2)	97,263	97,263	97,263
Accelerated Vesting of Equity(3)	—	684,080	794,237
Insurance Benefits(4)	11,502	—	15,336
Placement Services(5)	20,000	—	20,000
Total	1,037,765	781,343	3,047,836
Michael L. Hance
Severance(1)	684,000	—	1,596,000
Annual Incentive(2)	51,300	51,300	51,300
Accelerated Vesting of Equity(3)	—	555,001	641,651
Insurance Benefits(4)	27,663	—	36,884
Placement Services(5)	20,000	—	20,000
Total	782,963	606,301	2,345,835
Kyle R. Mitchin
Severance(1)	525,000	—	1,225,000
Annual Incentive(2)	54,600	54,600	54,600
Accelerated Vesting of Equity(3)	—	314,019	366,406
Insurance Benefits(4)	27,663	—	36,884
Placement Services(5)	20,000	—	20,000
Total	627,263	368,619	1,702,890

(1)
Severance includes: (a) base salary for two years for the CEO and one and half years for NEO’s if involuntary terminated without cause, or base salary for two years if terminated within two years following a Change in Control, and (b) in the event of termination within two years following a Change in Control, payment in the amount of two times the target annual incentive amount determined as of the termination date.

(2)	Annual Incentive includes: (a) target annual incentive if involuntary terminated without cause, death or disability, and (b) target annual incentive if terminated within two years following a Change in Control.
(3)	In the event of termination due to death or disability, the amount includes (a) the unvested restricted shares valued at the market price of Company Common Stock on December 29, 2023 ($62.87), (b) the unvested stock option awards multiplied by the excess, if any, of the market price of Company Common Stock on December 29, 2023 ($62.87) over the exercise price, and (c) the unvested performance shares, calculated as the target number of performance shares specified in each grant multiplied by the percentage of months of service completed in the full performance period, multiplied by the market price of Company Common Stock on December 29, 2023 ($62.87). In the event of termination due to a Change in Control, the amount includes (i) the unvested restricted shares valued at the market price of Company Common Stock on December 29, 2023 ($62.87), (ii) the unvested stock option awards multiplied by the excess, if any, of the market price of Company Common Stock on December 29, 2023 ($62.87) over the exercise price, and (iii) the greater of (x) 100% of the target number of unvested performance shares specified on the grant notice or (y) the number of performance shares that otherwise would have become vested as of the vesting date, based on the TSR multiplier or EBITDA Per Share performance factor attained as of the date of termination, shall become vested performance shares valued at the market price of Company Common Stock on December 29, 2023 ($62.87). For purposes of calculating the Change in Control amount, we assume that 100% of the target number of unvested performance shares is greater than the number of shares that would have become vested based on the TSR multiplier or EBITDA Per Share performance factor as of the date of termination.
(4)
Participants are entitled to a lump sum healthcare assistance payment in an amount equal to the excess of the monthly COBRA premium to provide the group medical, dental, vision, and/or prescription drug plan benefits the participant had been receiving before termination above the monthly premium payable by active employees under the Company’s healthcare plan for similar coverage, multiplied by 18 months for all NEOs other than the CEO and by 24 months for the CEO if the termination date is prior to or absent a Change in Control, or by 24 months if the termination date is on or within two years following a Change in Control.

(5)	Participants are entitled to access up to $20,000 of employer-paid outplacement services for 12 months following termination.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO 2016 OMNIBUS INCENTIVE COMPENSATION PLAN
Summary of the Proposal
The Board recommends approval of an amendment to the 2016 Omnibus Incentive Compensation Plan (the “2016 Plan”) solely to increase the number of shares available for grant under the 2016 Plan, which, if approved by our shareholders, will be effective upon approval by our shareholders. The 2016 Plan was originally approved by our shareholders on May 10, 2016. We are submitting the amendment to the 2016 Plan to our shareholders for approval to increase the current number of shares reserved for issuance under the 2016 Plan by 1.45 million shares.
As of March 25, 2024, there were approximately 143,000 shares available for issuance under new grants under the existing 2016 Plan. The Board believes approval of the amendment of the 2016 Plan is necessary to make available an adequate number of shares to enable us to continue to attract, retain and motivate our officers, employees and directors in a competitive market for talent.
We believe that equity awards are critical incentives to attracting, retaining and motivating our directors, officers and employees and are an important way of ensuring the interests of our talent are aligned with Company goals and shareholder interests. The increase in the share reserve will enable us to continue to be able to grant equity awards authorized by the 2016 Plan to deserving individuals and remain competitive with our industry peers. We believe the granting of equity awards in this way is a common compensation practice. If this proposal is not approved, we believe we would be at a significant disadvantage against our competitors who use this practice to attract, retain and motivate key employees. If we are unable to grant equity awards, we could be forced instead to increase cash compensation at a time when we are seeking to be careful in our uses of cash, reducing resources available to meet our other business needs.
A summary of the principal features of the 2016 Plan is provided below. A copy of the amendment to the 2016 Plan is included as Annex A to this Proxy Statement.
Background
The purpose of the 2016 Plan is to (a) align the interests of our shareholders and the recipients of awards under the 2016 Plan by increasing the proprietary interest of such recipients in our growth and success; (b) advance our interests by attracting and retaining qualified employees and other persons providing services to us and/or our related companies; and (c) motivate such persons to act in the long-term best interests of our shareholders and our Company.
The only change to the 2016 Plan included in the amendment of the 2016 Plan is to authorize an increase in the overall limit on the number of shares that may be issued under the 2016 Plan by an additional 1.45 million shares.
If the amendment to the 2016 Plan is not approved by our shareholders, we will continue to operate the 2016 Plan in accordance with its existing terms.

Factors Considered in Setting Size of Requested Share Reserve
Equity is Essential to Talent Acquisition and Retention
Our industry is intensely competitive with many well-established companies that compete directly and indirectly with us with respect for talent. The additional shares, if approved, would be used for grants not only to our executive officers, but also to recruit and retain employees throughout our business. We firmly believe that employees with a stake in the future success of our business are highly motivated to achieve long-term growth and are well-aligned with the interests of our other equity-holders to increase shareholder value. It is essential that we continue the use of equity compensation to better position us in the market and allow us to retain our skilled employees while attracting talented new employees to help us achieve our objectives, which include increasing shareholder value by growing the business. The use of shares would enable us to reduce cash compensation costs while leveraging equity to retain employees critical to the long-term success of the Company. Without the approval of an addition to our share reserve, we will be very challenged to continue to compete in this highly competitive market. This could ultimately result in the loss of critical talent and inhibit our ability to meet our future growth objectives.
The Size of Our Share Reserve Request is Reasonable
The Compensation Committee thoughtfully evaluated the appropriate number of shares for which to seek shareholder approval. The Compensation Committee considered historical grant and forfeiture levels, recent market prices of the Company’s shares and the anticipated use of stock awards as an incentive and retention tool. The Compensation Committee is committed to being careful stewards of shareholder capital.
If our request to approve the amendment to the 2016 Plan is approved, we will have approximately 1.45 million shares available for grant under new awards after the Annual Meeting. Based on our historical usage and forfeiture, we currently anticipate that this reserve will be a sufficient amount of equity for attracting, motivating and retaining employees, directors and consultants for approximately three years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company's stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures.

We Have Responsibly Managed Our Annual Burn Rate
Our Compensation Committee takes a thoughtful approach to managing our dilution and annual burn rate usage levels, taking into account business needs, competitive market practices, and our broader human capital management strategy. Our annual burn rates are calculated for each year as the number of shares issuable pursuant to equity awards granted in such year divided by the respective weighted-average common shares outstanding during the applicable years. Our annual burn rates for the applicable years were as follows:

Year	Burn Rate
2016	1.1%
2017	1.0%
2018	1.5%
2019	0.6%
2020	0.9%
2021	0.8%
2022	0.7%
2023	0.7%
As previously disclosed, in January 2024 we completed the Omni acquisition, which added approximately 3,200 new employees to our Company. As a result, we expect our burn rate will increase accordingly beginning in 2025.

Our Current Equity-Pay Mix Aligns Incentives with Shareholder Gains
The 2016 Plan enables the grant of stock options, SARs, stock awards, stock unit awards, performance shares, cash-based performance units and other stock- and cash-based awards, each of which may be granted separately or in tandem with other awards.
Share Information as of March 25, 2024
The information included in this Proxy Statement and our 2023 Annual Report is updated by the following information regarding our unvested awards outstanding and our shares remaining available under all existing equity compensation plans (excluding our Employee Stock Purchase Plan or “ESPP”) as of March 25, 2024 (except as otherwise noted):

Element of Overhang	As of March 25, 2024
Total number of stock options outstanding[1]	286,708
Weighted-average exercise price of stock options outstanding	$77.93
Weighted-average remaining duration of stock options outstanding	1.06 years
Total number of full-value awards outstanding full value awards outstanding (includes restricted stock, restricted stock units, performance shares and deferred stock units)[2]	529,447
Shares remaining available for grant under the 2016 Plan[3]	142,599
Shares remaining available for grant under the NED Plan[3]	45,331
Total shares of common stock outstanding as of the Record Date	26,438,420
1 No stock appreciation rights were outstanding as of March 25, 2024.
2 The number of shares subject to outstanding performance shares assume performance achievement at the maximum performance level.
3 The 2016 Plan and the NED Plan are our only active equity plans (aside from out ESPP). The number of shares remaining available for future grant under the 2016 Plan reflects performance share awards at maximum payout.

Promotion of Good Corporate Governance Practices
The 2016 Plan includes a number of responsible corporate governance provisions. These include, but are not limited to, the following:

Element	Description
No Evergreen Feature; No Liberal Share Recycling	There is no evergreen feature pursuant to which the shares authorized for issuance under the 2016 Plan can be automatically replenished without shareholder approval. Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from the net settlement of awards do not become available for issuance as future awards under the 2016 Plan.
Repricing Prohibited	The 2016 Plan prohibits any repricing, exchange or buyout of underwater stock options without shareholder approval.
Reloading Prohibited	Reload grants, or the automatic granting of additional stock options upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another outstanding stock option, are not permitted.
No Discounted Options or SARs	Stock options and SARs may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant.
Minimum Vesting Standards	The 2016 Plan includes minimum vesting standards for awards – no less than a three-year vesting period (in pro rata installments or a single installment, with the initial vesting date not earlier than 12 months after the date of grant) for awards that are not performance based and no shorter than a one-year performance period for performance-based awards. Exceptions to these minimum vesting standards may be made for death, disability, retirement or change in control of the Company and up to 5% of the initial share pool may be granted with less stringent or no vesting conditions.
Per-Participant Limits on Awards	The 2016 Plan limits the size of awards that may be granted during any one year to any one participant.
Performance-Based Awards	The 2016 Plan permits the grant of performance-based stock and cash-incentive awards that are payable only upon the attainment of specified performance goals.
Limitations on Dividends on Performance-Based Awards	The 2016 Plan prohibits the payment of dividends or dividend equivalents on performance-based awards that have not yet met the performance criteria.
No Liberal Definition of Change in Control	The 2016 Plan’s definition of a change in control of the Company provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or shareholders.
Double Trigger Vesting	Vesting of outstanding awards is not accelerated automatically upon a change in control of the Company unless the awards are not assumed or converted by the acquirer; rather, vesting will accelerate if the employee suffers an involuntary termination of employment in connection with or within 24 months after the change in control.
Summary of the 2016 Plan
The following summary describes the most significant features of the 2016 Plan. This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2016 Plan, a copy of which is attached as Appendix A to this Proxy Statement.
Eligibility and Participation
The Compensation Committee selects the individuals who will participate in the 2016 Plan. Eligibility to participate is open to officers and employees of, and other individuals who provide bona fide services to or for, us or any of our affiliates. Our non-employee directors may not participate in the 2016 Plan as they participate in the Amended and Restated Non-Employee Director Equity Plan. For eligibility purposes, an “affiliate” means any entity, whether previously, now or hereafter existing, that controls, is controlled by, or is under common control with, the Company or any successor to the Company.

The Compensation Committee may also select as participants prospective officers, employees and service providers who have accepted an offer of employment or another service relationship from us or one of our affiliates. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with us.
As of March 25, 2024, all employees of the Company, approximately 6,800 individuals, including six executive officers and approximately 140 other employees, are eligible to be selected as participants in the 2016 Plan.
Shares Available Under the 2016 Plan
The shares of Company Common Stock issuable pursuant to awards under the 2016 Plan are shares authorized for issuance under our charter but unissued, including without limitation shares purchased in the open market or in private transactions.
Initial Share Pool. Under the 2016 Plan, 2,000,000 shares of Company Common Stock were reserved for issuance pursuant to awards to be granted under the 2016 Plan (the “Share Pool”). As discussed above, if the amendment to the 2016 Plan is approved, the Share Pool will be increased to 3,450,000 shares of Company Common Stock.
Adjustments to Share Pool. Following the effective date of the 2016 Plan, the Share Pool was adjusted as follows:
•The Share Pool has been reduced by one share for each share of Company Common Stock made subject to an award granted under the 2016 Plan;
•The Share Pool has been increased by the number of unissued shares of Company Common Stock underlying or used as a reference measure for any award or portion of an award granted under the 2016 Plan or the Prior Plan that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares; and
•The Share Pool has been increased by the number of shares of Company Common Stock that are forfeited back to us after issuance due to a failure to meet an award contingency or condition with respect to any award or portion of an award granted under the 2016 Plan or the Prior Plan.
•The Share Pool has not been increased, however, by (i) shares of Company Common Stock used as a reference measure for any award that are not issued upon settlement of such award due to a net settlement or (ii) the number of shares of Company Common Stock withheld by or surrendered (either actually or through attestation) to us in payment of the exercise price or any tax withholding obligation that arises in connection with any award granted under the 2016 Plan or the Prior Plan.
In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting the Company or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company that occurs at any time after adoption of the 2016 Plan by the Board (including coincident with or prior to the effective date), our Board will adjust the Share Pool proportionately to reflect the transaction or event. Similar adjustments will be made to the award limitations described below and to the terms of outstanding awards.

Award Limitations
    The following limitations on awards are imposed under the 2016 Plan.
•ISO Award Limit. No more than 2,000,000 shares of Company Common Stock may be issued in connection with awards granted under the 2016 Plan that are intended to qualify as incentive stock options under Section 422 of the Code.
•Code Section 162(m) Individual Limits:
◦Appreciation Awards. The maximum number of shares of Company Common Stock that may be made subject to awards granted under the 2016 Plan during a calendar year to any one person in the form of stock options or SARs is, in the aggregate, 300,000 shares.
◦Stock-Based Performance Awards. The maximum number of shares of Company Common Stock that may be made subject to awards granted under the 2016 Plan during a calendar year to any one person in the form of performance awards is, in the aggregate, 300,000 shares.
◦Cash Settlement of Performance Shares and Other Stock-Based Awards. In connection with awards granted under the 2016 Plan during a calendar year to any one person in the form of performance shares or other stock-based awards, the maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the award, multiplied by the fair market value as determined as of the payment date.
◦Cash-Based Awards. In connection with awards granted under the 2016 Plan during a calendar year to any one person in the form of cash-based performance units or other stock-based or cash awards, the maximum cash amount payable under such awards is $10 million in the aggregate.
◦Adjustments to Limits during Initial Year of Service. Each of the individual limits set forth above (as required by Section 162(m) of the Code) are multiplied by two when applied to awards granted to any individual during the calendar year in which such individual first commences service with us.
◦Adjustments for Multi-year Performance Periods. The individual limits set forth above for stock-based performance awards are multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months’ duration.
Minimum Vesting and Performance Periods for Awards. Except as provided below, each award granted under the 2016 Plan is subject to (i) a minimum restriction period of 12 months from the date of grant if vesting of, or lapse of restrictions on, such award is based on the satisfaction of performance goals or (ii) a minimum restriction period of 36 months from the date of grant if vesting of, or lapse of restrictions on, such award is based solely on the participant’s satisfaction of specified service requirements with us or an affiliate, with such restriction period applied in either pro rata installments or a single installment, and with the final vesting or lapse of restrictions occurring no less than 12 months after the date of grant. If the grant of a performance award is conditioned on satisfaction of performance goals, the performance period must not be less than 12 months’ duration, but no additional minimum restriction period need apply to such award. Generally, the administrator does not have discretionary authority to waive the minimum restriction period applicable to an award, except in the case of death, disability, retirement, or a change in control of the Company. The administrator, however, does have discretion to grant awards that do not adhere to these minimum restriction period requirements, or otherwise may waive the requirements, with respect to awards for up to 100,000 shares, in the aggregate, which amount is equal to 5% of the initial Share Pool.

Treatment of Awards upon Dissolution or Liquidation or a Change in Control
Dissolution or Liquidation. Unless the administrator determines otherwise, all awards outstanding under the 2016 Plan terminate upon the dissolution or liquidation of the Company.
Termination of Awards. If any transaction results in a change in control (as defined in the 2016 Plan) of the Company, outstanding awards under the 2016 Plan terminate when such transaction becomes effective unless provision is made in connection with the transaction by the surviving or successor entity or a parent of such entity for outstanding awards to be continued or assumed or for equivalent awards to be substituted. In the event outstanding awards terminate in this manner, then except as otherwise provided in the applicable award agreement:
•The outstanding awards of stock options and SARs that terminate upon the effective time of the change in control transaction will, immediately before the effective time of the change in control, become fully exercisable, and the holders of such awards will be permitted to exercise the awards immediately prior to the change in control;
•The outstanding shares of restricted stock, the vesting on which depends, as of immediately prior to the effective time of the change in control, solely on the satisfaction of a service obligation by the participant to the Company and are not then subject to performance goals will, immediately before the effective time of the change in control, become fully vested, free of all transfer and lapse restrictions and free of all risks of forfeiture;
•The outstanding shares of restricted stock the vesting or restrictions on which are as of immediately prior to the change in control, subject to and pending achievement of performance goals will, immediately before the effective time of the change in control become vested, free of transfer and lapse restrictions and risks of forfeiture in such amounts as would be determined under the applicable award agreement as though the applicable performance goals for the unexpired performance period are deemed to have been achieved at the target level set forth in the applicable award agreement;
•The outstanding restricted stock units, performance shares, performance units and other stock-based or cash awards, the vesting, earning or settlement of which depends, as of immediately before the effective time of the change in control, solely on the satisfaction of a service obligation by the participant to the Company and which is not subject to or pending achievement of performance goals will, immediately before the effective time of the change in control, become fully earned and vested and will be settled in cash or shares of Company Common Stock (consistent with the terms of the applicable award agreement after taking into account the effect of the change in control transaction on the shares) within 30 days following such change in control, subject to any applicable limitations imposed thereon by Section 409A of the Code; and
•The outstanding restricted stock units, performance shares and performance units and other stock-based or cash awards, the vesting, earning or settlement of which is, as of immediately before the effective time of the change in control, then subject to and pending achievement of performance goals will, immediately before the effective time of the change in control, become vested and earned in such amounts as would be determined under the applicable award agreement as though the applicable performance goals for the unexpired performance period are deemed to have been achieved at the target level set forth in the applicable award agreement, and shall be settled in cash or shares of Company Common Stock (consistent with the terms of the award agreement after taking into account the effect of the change in control transaction on the shares) within 30 days following such change in control, subject to any applicable limitations imposed thereon by Section 409A of the Code.
Implementation of these vesting acceleration provisions is conditioned upon consummation of the change in control, not merely the approval of the transaction by our Board or shareholders.

Continuation, Assumption or Substitution of Awards. Unless otherwise provided in the applicable award agreement, if a change in control of the Company occurs via a transaction under which provision is made in connection with the transaction by the surviving or successor entity or a parent of such entity for outstanding awards to be continued or assumed or for equivalent awards to be substituted, then such awards will continue and will not accelerate unless double-trigger protections provided to participants holding outstanding awards are triggered. This means that if, coincident with the change in control or during the 24-month period following the change in control, a participant’s service with the surviving or successor entity is terminated involuntarily by the participant’s employer (other than for cause, as defined in the 2016 Plan, disability or death), the following accelerated vesting and payment rules will apply to the participant’s outstanding awards:
•Stock options and SARs will become fully exercisable and vested;
•Shares of restricted stock will become free of all restrictions and become fully vested and transferable;
•All restricted stock units, performance shares, performance units and other stock-based or cash awards will be considered to be vested, earned and payable at target level, any deferral or other restriction thereon will lapse, any restriction period thereon will terminate, and such restricted stock units, performance shares, performance units and other stock-based or cash awards will be settled in cash or shares of Company Common Stock (consistent with the terms of the award agreement after taking into account the effect of the change-in-control transaction on the shares) within 30 days following such termination of service (except to the extent that settlement of such awards or Substitute Awards (as defined below) must be made pursuant to their original schedule in order to comply with Section 409A of the Code); and
•The administrator may also make additional adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the 2016 Plan’s purposes.
Under the terms of the 2016 Plan, a change in control is generally defined as (i) any acquisition by a person or entity of more than 50% of the total fair market value or the combined voting power of the Company’s then outstanding shares through a tender or exchange offer, merger or other business combination; (ii) any acquisition by a person or entity of more than 40% of the combined voting power of the Company’s then outstanding shares through a tender or exchange offer, merger or other business combination (or an acquisition over the 12 month period ending on the date of the most recent acquisition by such person or persons); (iii) any acquisition (in a single transaction or series of transactions within a 12-month period) by a person or entity of assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions; or (iv) the replacement of a majority of the Board members during any 12-month period whose appointment or election is not endorsed by two-thirds of the Company’s Board before the date of the appointment.
Types of Awards
The 2016 Plan enables the grant of stock options, SARs, stock awards, stock unit awards, performance shares, cash-based performance units and other stock- and cash-based awards, each of which may be granted separately or in tandem with other awards.

Stock Options and SARs. Stock options represent a right to purchase a specified number of shares of Company Common Stock from us at a specified price during a specified period of time. Stock options may be granted in the form of incentive stock options, which are intended to qualify for favorable treatment for the recipient under U.S. federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment. Only employees of the Company or its subsidiaries may receive tax-qualified incentive stock options. The administrator may establish sub-plans under the 2016 Plan through which to grant stock options that qualify for preferred tax treatment for recipients in jurisdictions outside the United States. SARs represent the right to receive an amount in cash, shares of Company Common Stock or both equal to the fair market value of the shares subject to the award on the date of exercise minus the exercise price of the award. All stock options and SARs must have a term of no longer than ten years’ duration. Stock options and SARs must have an exercise price equal to or above the fair market value of shares of Company Common Stock on the date of grant except as provided under applicable law or with respect to stock options and SARs that are granted in substitution of similar types of awards of a company acquired by us or an affiliate or with which we or our affiliate combine (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards. As of April 3, 2024, the closing price of Company Common Stock for the regular market session, as reported by Nasdaq, was $27.81.
Prohibition on Reload Options. Reload grants, or the automatic granting of additional stock options upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another outstanding stock option, are not permitted under the 2016 Plan.
Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of stock options and SARs granted under the 2016 Plan may not be amended, after the date of grant, to reduce the exercise price of such stock options or SARs, nor may outstanding stock options or SARs be canceled in exchange for (i) cash, (ii) stock options or SARs with an exercise price that is less than the exercise price of the original outstanding stock options or SARs, or (iii) other awards, unless such action is approved by our shareholders.
Restricted Stock. Awards of restricted stock are actual shares of Company Common Stock that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by us for a certain period of time and/or if certain performance goals are not met. Except for these restrictions and any others imposed by the administrator, the participant will generally have all of the rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock before the risk of forfeiture lapses. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned solely on continued service over a period of time will be paid either at the dividend payment date or deferred for payment to such later date as determined by the administrator, and may be paid in cash or as unrestricted shares of Company Common Stock or may be reinvested in additional shares of restricted stock. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned on satisfaction of performance goals will be held by us and made subject to forfeiture at least until the applicable performance goal related to such shares of restricted stock has been satisfied.
Restricted Stock Units. An award of restricted stock units represents a contractual obligation of the Company to deliver a number of shares of Company Common Stock, an amount in cash equal to the fair market value of the specified number of shares subject to the award, or a combination of shares and cash. Until shares of Company Common Stock are issued to the participant in settlement of stock units, the participant will not have any rights of a shareholder of the Company with respect to the stock units or the shares issuable pursuant to the stock units. Vesting of restricted stock units may be made subject to performance goals, the continued service of the participant or both. The administrator may provide that dividend equivalents will be paid or credited with respect to restricted stock units, but such dividend equivalents will be held by us and made subject to forfeiture at least until any applicable performance goal related to the restricted stock units has been satisfied.

Performance Shares and Performance Units. An award of performance shares, as that term is used in the 2016 Plan, refers to shares of Company Common Stock or stock units that are expressed in terms of Company Common Stock, the issuance, vesting, lapse of restrictions or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period. An award of performance units, as that term is used in the 2016 Plan, refers to dollar-denominated units valued by reference to designated criteria established by the administrator, other than Company Common Stock, whose issuance, vesting, lapse of restrictions or payment is contingent on performance as measured against predetermined objectives over a specified performance period. Performance units also may include cash incentive awards granted in connection with the Company’s annual incentive program. The applicable award agreement will specify whether performance shares and performance units will be settled or paid in cash or shares of Company Common Stock or a combination of both, or will reserve to the administrator or the participant the right to make that determination prior to or at the payment or settlement date.
The administrator will, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an award of performance shares or performance units upon (A) the attainment of performance goals during a performance period or (B) the attainment of performance goals and the continued service of the participant. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the administrator in the exercise of its absolute discretion. Performance goals may include minimum, maximum and target levels of performance, with the size of the award or payout of performance shares or performance units or the vesting or lapse of restrictions with respect thereto based on the level attained. An award of performance shares or performance units will be settled as and when the award vests or at a later time specified in the award agreement or in accordance with an election of the participant, if the administrator so permits, that meets the requirements of Section 409A of the Code.
Other Stock-Based or Cash Awards. The administrator may from time to time grant to eligible individuals awards in the form of other stock-based or cash awards on such terms and conditions as the administrator may determine, including, without limitation, cash awards in connection with any short-term or long-term cash incentive program established by the Company or an affiliate. Other stock-based or cash awards in the form of dividend equivalents may be (A) awarded on a free-standing basis or in connection with another award other than a stock option or SAR, (B) paid currently or credited to an account for the participant, including the reinvestment of such credited amounts in common stock equivalents, to be paid on a deferred basis, and (C) settled in cash or Company Common Stock as determined by the administrator; provided, however, that dividend equivalents payable on other stock-based or cash awards that are granted as a performance award, rather than be paid on a current basis, will be accrued and made subject to forfeiture at least until achievement of the applicable performance goal related to such other stock-based or cash awards. Any such settlements, and any such crediting of dividend equivalents, may be subject to such conditions, restrictions and contingencies as the administrator may establish.

Adjustments to Awards for Corporate Transactions and Other Events
Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting us (any of such events being a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, in either case which occurs at any time after adoption of the 2016 Plan by the Board (including coincident with or prior to the effective date), the administrator will make such equitable and appropriate substitutions or proportionate adjustments to:
•the aggregate number and kind of shares of Company Common Stock or other securities on which awards under the 2016 Plan may be granted to eligible individuals;
•the maximum number of shares of Company Common Stock or other securities with respect to which awards may be granted during any one calendar year to any individual;
•the maximum number of shares of Company Common Stock or other securities that may be issued with respect to incentive stock options granted under the 2016 Plan;
•the number of shares of Company Common Stock or other securities covered by each outstanding award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding award; and
•all other numerical limitations relating to awards, whether contained in the 2016 Plan or in award agreements.
Discretionary Adjustments. In addition to the adjustments specified above, in the case of Corporate Events, the administrator may make such other adjustments to outstanding awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such awards, (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Company Common Stock subject to outstanding awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”). The administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.
Amendment and Termination
Our Board or Compensation Committee may terminate, amend or modify the 2016 Plan or any portion of it at any time, subject to such restrictions on amendments and modifications as may apply under applicable laws or listing rules. No such amendment may be made without the approval of our shareholders, however, to the extent such amendment would (i) materially increase the benefits accruing to participants under the 2016 Plan, (ii) materially increase the number of shares of Company Common Stock which may be issued under the 2016 Plan or to a participant, (iii) materially expand the eligibility for participation in the 2016 Plan, (iv) eliminate or modify the prohibition on repricing of stock options and SARs, (v) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and SARs, or (vi) modify the prohibition on the issuance of reload or replenishment options.
The 2016 Plan is scheduled to expire on February 8, 2026.

Administration
The Compensation Committee of our Board is the administrator of the 2016 Plan. At any time the Board may serve as the administrator in lieu of or in addition to the Compensation Committee. Except as provided otherwise under the 2016 Plan, the administrator has plenary authority to grant awards pursuant to the terms of the 2016 Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the 2016 Plan.
With respect to any award to which Section 16 of the Exchange Act applies, the administrator shall consist of either our Board or the Compensation Committee, which committee shall consist of two or more directors, each of whom is intended to be a “non employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by Nasdaq.

Compliance with Listing Rules
While shares are listed for trading on any stock exchange or market, our Board and the administrator agree that they will not make any amendments, issue any awards or take any action under the 2016 Plan unless such action complies with the relevant listing rules.
Provisions Applicable to All Awards
Award Documents. Each award is evidenced by an award document that specifies the award terms, including the type of the award, the exercise price or grant price, if any, the number of shares subject to the award, the duration of the award and such other provisions as the Compensation Committee determines. The award document for a cash award may consist of a resolution of the administrator that memorializes the terms and conditions of such award which are thereafter communicated to the participant.
Termination of Employment/Other Relationship. Within the discretion of the Compensation Committee, each award document sets forth the extent to which the participant will have any rights with respect to the award following termination of the participant’s employment or other service relationship with the Company; provided that, such terms need not be uniform among all awards and may reflect distinctions based on the reasons for termination.
Nontransferability of Awards. Except as otherwise provided in the applicable award document for awards other than incentive stock options, no award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or, with the prior written consent of the Administrator, by a participant to a “family member” of the participant as a gift. Under the 2016 Plan, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse (but expressly excluding ex-spouse), sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent (50%) of the voting interests. The 2016 Plan does not permit the transfer of an award pursuant to a domestic relations order in settlement of marital property rights.
Restrictions on Share Transferability. The Compensation Committee may impose such restrictions on any shares acquired pursuant to an award as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

U.S. Federal Income Tax Consequences
The following discussion is intended only as a general summary of the material U.S. federal income tax consequences of awards issued under the 2016 Plan, based upon the provisions of the Code as of the date of this Proxy Statement, for the purposes of shareholders considering how to vote on this proposal. It is not intended as tax guidance to participants in the 2016 Plan. This summary does not take into account certain circumstances that may change the income tax treatment of awards for individual participants, and it does not describe the state income tax consequences of any award or the taxation of awards in jurisdictions outside of the U.S. As a result of the Tax Cuts and Jobs Act of 2017 (the “Act”), for tax years beginning after December 31, 2017, Section 162(m) of the Code limits to $1,000,000 the federal income tax deduction we can receive for annual individual compensation paid to certain current and former executive officers, subject to a transition rule for written binding contracts in effect on November 2, 2017, and not materially modified after that date. Prior to the Act, Section 162(m)’s deduction limit included an exception for “performance-based” compensation that permitted qualifying compensation to be deductible even if it exceeded the $1,000,000 limit. The 2016 Plan contains all elements necessary to enable such awards granted to covered employees to qualify for the performance-based exemption to the $1,000,000 deduction limit under Section 162(m) of the Code, if desired, to ensure maximum deductibility by the Company. To accomplish this, the Company previously asked shareholders to approve equity and incentive compensation plans that included limitations and provisions required to be included under Section 162(m). Now that the performance-based compensation exception is no longer available, the Company will no longer request shareholder approval for this purpose as there is no tax benefit from doing so. The Company will continue to seek shareholder approval of certain compensation plans as may be required by applicable law or regulation.

Stock Options and SARs. The grant of a stock option or SAR generally has no income tax consequences for a participant or the Company. Likewise, the exercise of an incentive stock option generally does not have income tax consequences for a participant or the Company, except that it may result in an item of adjustment for alternative minimum tax purposes for the participant. A participant usually recognizes ordinary income upon the exercise of a nonqualified stock option or SAR equal to the fair market value of the shares or cash payable (without regard to income or employment tax withholding) minus the exercise price, if applicable. We should generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option or SAR.
If a participant holds the shares acquired under an incentive stock option for the time specified in the Code (at least two years measured from the grant date and one year measured from the exercise date), any gain or loss arising from a subsequent disposition of the shares will be taxed as long-term capital gain or loss. If the shares are disposed of before the holding period is satisfied, the participant will recognize ordinary income equal to the lesser of (1) the amount realized upon the disposition and (2) the fair market value of such shares on the date of exercise minus the exercise price paid for the shares. Any ordinary income recognized by the participant on the disqualifying disposition of the shares generally entitles us to a deduction for federal income tax purposes. Any disposition of shares acquired under a nonqualified stock option or a SAR will generally result only in capital gain or loss for the participant, which may be short- or long-term, depending upon the holding period for the shares.
Full Value Awards. Any cash and the fair market value of any shares of Company Common Stock received by a participant under a full value award are generally includible in the participant’s ordinary income. In the case of restricted stock awards, this amount is includible in the participant’s income when the awards vest, unless the participant has filed an election with the Internal Revenue Service to include the fair market value of the restricted shares in income as of the date the award was granted. In the case of restricted stock units, performance shares and performance units, generally the value of any cash and the fair market value of any shares of Company Common Stock received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested full value awards are also ordinary income for participants.
Cash-Based Awards/Incentive Awards. Any cash payments an employee receives in connection with cash-based awards, including cash incentive awards, are includable in income by the participant in the year received or made available to the participant without substantial limitations or restrictions.

Section 409A. Section 409A of the Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of U.S. federal income tax purposes along with an additional tax equal to 20% of the amount included in U.S. federal income, and interest on deemed underpayments in certain circumstances. While certain awards under the 2016 Plan could be subject to Section 409A, the 2016 Plan and awards are intended to comply with the requirements of Section 409A, where applicable.
Shareholder Vote Requirement
This proposal will be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of the 2016 Omnibus Incentive Compensation Plan.
Recommendation of the Board of Directors
The Board recommends a vote “FOR” approval of the amendment to the 2016 Omnibus Incentive Compensation Plan.

PROPOSAL 4 — ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
Introduction
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which enacted Section 14A of the Exchange Act, requires us to provide our shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs.
The Company’s goal with respect to executive compensation is to provide a comprehensive package that is sufficient to attract, motivate and retain executives of outstanding ability, performance and potential. The Compensation Committee seeks to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of established annual and long-term goals and objectives, and provides incentives for retention. The Compensation Committee seeks a compensation program that is internally consistent and believes that pay differences among jobs should be commensurate with differences in the levels of responsibility between the Chief Executive Officer and the other NEOs.
We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2023 compensation of our NEOs.
We are asking you to vote on the adoption of the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above is hereby APPROVED.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders, and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Shareholder Vote Requirement
This proposal will be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.
Recommendation of the Board
The Board recommends a vote “FOR” approval, on a non-binding, advisory basis, of the compensation of the NEOs.

PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2024 FISCAL YEAR

The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2024 fiscal year. As in the past, the Board has determined that it is in the best interest of the Company and its shareholders to request ratification of the appointment by the shareholders of the Company. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment of the independent registered public accounting firm for the 2024 fiscal year.

A representative of Ernst & Young LLP is not expected to be present at the Annual Meeting, and thus, is not expected to make a statement or be available to respond to questions.
Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2024 fiscal year, subject to ratification of the appointment by the shareholders of the Company. The fees billed by Ernst & Young LLP for services rendered to the Company and its subsidiaries in 2023 and 2022 were as follows:

	2023 ($)	2022 ($)
Audit Fees(1)	2,836,730	2,265,000
Audit Related Fees(2)	—	—
Tax Fees(2)	247,118	255,047
All Other Fees(2)	—	—

(1)
Includes fees and expenses related to the audit and interim reviews of the Company’s consolidated financial statements and the audit of the effectiveness of the Company’s internal controls over financial reporting for the fiscal year notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year notwithstanding when the fees and expenses were billed.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. The Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged. During 2023 and as of the date of this Proxy Statement, the Audit Committee pre-approved all of these services.

In February 2019, the Audit Committee delegated to the Chair of the Audit Committee the authority to pre-approve all services presented by the independent registered public accounting firm up to $50,000.

Audit Committee Report
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2023 Annual Report with management and the Company’s independent registered public accounting firm, Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee’s function is more fully described in its charter, which is available through the Investors - Governance link on the Company’s website, www.forwardaircorp.com.

The Audit Committee reviews its charter on an annual basis. The Board annually reviews the definition of independence under Nasdaq’s listing standards for audit committee members and has determined that each member of the Audit Committee meets that standard.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit and reporting on the consolidated financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal controls over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has also discussed with representatives of Ernst & Young LLP the Company’s internal control assessment process and the firm’s audit of the Company’s system of internal controls over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2023 with the Company’s management and has discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standard No. 1301, as amended, and as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also discussed with Ernst & Young LLP its independence from management and the Company and received Ernst & Young LLP’s written disclosures and letter pursuant to applicable requirements of the PCAOB regarding the independent accountant’s communication with the Audit Committee concerning independence. The Audit Committee further considered the compatibility of the non-audit services with maintaining Ernst & Young LLP’s independence. Ernst & Young LLP has served as the Company’s independent registered public accountant since 1991, and Ernst & Young LLP’s current lead audit partner has served in the role since 2022.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting and for preparing the financial statements, and other reports, and of the independent registered public accountants, who are engaged to audit and report on the consolidated financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal controls over financial reporting.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

G. Michael Lynch, Chair
Ana B. Amicarella
Javier Polit
The Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report and the Compensation Committee Report above shall not be incorporated by reference into this Proxy Statement.

Shareholder Vote Requirement
This proposal will be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.

Recommendation of the Board
The Board believes the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year is in the best interest of the Company’s shareholders and recommends that shareholders vote “FOR” ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year.

OTHER MATTERS

Additional Meeting Matters
The Board knows of no additional matters that may come before the meeting other than those referred to in this Proxy Statement; however, if any additional matters should properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, Nasdaq and the Company. Based solely on a review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our directors and NEOs, we believe that the following persons filed late Section 16 reports during fiscal year 2023:
Ms. Garbrick filed two late Form 4 for one transaction on February 9, 2023 and two transactions on March 17, 2023; Mr. Schmitt filed a late Form 4 for three transactions on March 17, 2023; Mr. Hance filed a late Form 4 for three transactions on March 17, 2023; Mr. Ruble filed a late Form 4 for three transactions on March 17, 2023; Mr. Mitchin filed a late Form 4 for three transactions on March 17, 2023 and one transaction on August 30, 2023; Mr. Tomasello filed a late Form 4 for three transactions on March 17, 2023; Mr. Lynch filed a late Form 4 for one transaction on March 20, 2023; Mr. Niswonger filed a late Form 4 for one transactions on March 20, 2023; Mr. Polit filed a late Form 4 for two transactions on March 17, 2023 and one transaction; and Ms. Ronning filed a late Form 4 for one transaction on August 30, 2023.

Shareholder Proposals for the 2025 Annual Meeting of Shareholders
Any proposal intended to be presented for action at the 2025 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company at its principal executive offices not later than [ ], 2024 in order for such proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to its 2025 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by Rule 14a-8 of the Exchange Act.
Any shareholder proposal must also meet all other requirements contained in our Bylaws, including the advance notice provisions. For other shareholder proposals to be timely (but not considered for inclusion in the proxy statement for the 2025 Annual Meeting of Shareholders), a shareholder’s notice must be received by the Secretary of the Company between [ ] and [ ] and the proposal and the shareholder must comply with Rule 14a-4 under the Exchange Act. In the event that a shareholder proposal intended to be presented for action at the next annual meeting does not comply with the aforementioned requirements, the shareholder proposal will be excluded from the annual meeting.
Any shareholder proposal must also meet all other requirements contained in our Bylaws.

Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of 2024 Annual Meeting of Shareholders, Proxy Statement and 2023 Annual Report may have been sent to multiple shareholders in your household, unless the Company has received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of each document to you if you write the Company’s Secretary at Forward Air Corporation, 1915 Snapps Ferry Road, Building N, Greeneville, Tennessee 37745, or call (423) 636-7000. If you want to receive separate copies of the Notice of 2024 Annual Meeting of Shareholders, Proxy Statement and 2023 Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or, if the shares are not held in “street name,” you may contact the Company at the above address and phone number.
Shareholder Communications
Shareholders who wish to communicate with the Board, a Board committee or any individual director or directors may do so by sending written communications addressed to the Board, a Board committee or such individual director or directors, c/o Secretary, Forward Air Corporation, 1915 Snapps Ferry Road, Building N, Greeneville, Tennessee 37745. The Company’s Chief Legal Officer will open all shareholder communication for the sole purpose of determining whether the contents represent correspondence to any member of the Board or any group or committee of directors. Any shareholder communication that is not in the nature of advertising, promotions of product or service, or patently offensive material will be forwarded promptly to the member(s) of the Board to whom the shareholder communication is addressed. In the case of any shareholder communication to the Board or any group or committee of directors, the Chief Legal Officer’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.
Miscellaneous

It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend the Annual Meeting are urged, regardless of the number of shares of Company Common Stock and fractional units of Company Series B Preferred Stock owned, to please vote and submit your proxy over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy in the envelope provided as promptly as possible. If you attend the virtual meeting and desire to vote by ballot, you may do so even though you have previously sent a proxy.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 is included within the Annual Report provided with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. Copies of exhibits filed with the Form 10-K are available, free of charge, upon written request. Requests should be made in writing to Michael L. Hance, Secretary of the Company, at Forward Air Corporation, 1915 Snapps Ferry Road, Building N, Greeneville, Tennessee 37745. The Company’s filings with the SEC are also available, without charge, through the Investors — SEC Filings link on the Company’s website, www.forwardaircorp.com, as soon as reasonably practical after filing. The Company’s website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

By Order of the Board of Directors,

Greeneville, Tennessee [ ], 2024	Michael L. Hance Interim Chief Executive Officer, Chief Legal Officer and Secretary

ANNEX A
AMENDMENT TO THE 2016 OMNIBUS INCENTIVE COMPENSATION PLAN
WHEREAS, Forward Air Corporation, a Tennessee corporation (the “Company”) maintains the 2016 Omnibus Incentive Compensation Plan (the “Plan”), which was previously approved by the Company’s Board of Directors (the “Board”) on February 9, 2016 and approved by the shareholders of the Company on May 10, 2016;
WHEREAS, the Board believes that the number of shares of common stock remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan;
WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan, subject to shareholder approval, to increase the number shares of common stock available for issuance in the Share Pool (as defined in the Plan) by 1.45 Million (1,450,000) shares of common stock (the “Amendment”);
WHEREAS, Section 15 of the Plan provides that the Board may amend the Plan from time to time; and
WHEREAS, this Amendment will become effective upon approval by the Company’s shareholders at the Company’s 2024 Annual Meeting of Shareholders and if, for any reason, the Company’s shareholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.
NOW, THEREFORE:
1.Section 5(a) of the Plan is hereby deleted in its entirety and replaced with the following:
a.Initial Share Pool. As of the Effective Date and subject to adjustment under Section 10(a) of the Plan, the number of shares of Common Stock issuable pursuant to Awards granted under the Plan (the “Share Pool”) shall be equal to 3.45 Million (3,450,000) shares.
2.Effective Date of the Amendment. This Amendment shall become effective upon the date that it is approved by the Company’s shareholders in accordance with applicable laws and regulations.
3.Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged.
IN WITNESS WHEREOF, this Amendment has been adopted by the Board this 2nd day of April, 2024, subject to approval by the Company’s shareholders at the Company’s 2024 Annual Meeting of Shareholders.

&#61567; &#61567; &#61567; FORWARD AIR CORPORATION ATTN: LEGAL DEPARTMENT 1915 SNAPPS FERRY ROAD, BUILDING N GREENEVILLE, TN 37745 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 20, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V44823-Z87463 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FORWARD AIR CORPORATION For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR ALL on proposal 2. All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 2. Election of Directors Nominees: 01) Ana B. Amicarella 02) Charles L. Anderson 03) Valerie A. Bonebrake 04) Dale W. Boyles 05) R. Craig Carlock 06) Robert L. Edwards, Jr. &#61567; &#61567; &#61567; 07) Christine M. Gorjanc 08) Michael B. Hodge 09) George S. Mayes, Jr. 10) Javier Polit 11) Laurie A. Tucker The Board of Directors recommends you vote FOR proposals 1, 3, 4 and 5. For Against Abstain 1. To approve, in accordance with Nasdaq Listing Rule 5635(a), (i) the issuance of shares of common stock upon the conversion of the outstanding Series &#61567; &#61567; &#61567; C Preferred Units that were issued in connection with the Omni Acquisition and (ii) the issuance of fractional units of Series B Preferred Stock upon the conversion of Opco Series C-2 Preferred Units that were issued in connection with the Omni Acquisition into Opco Class B Units, and the issuance of common stock upon the exchange of such fractional units of Series B Preferred Stock (together with corresponding Opco Class B Units). 3. To approve the amendment to the 2016 Omnibus Incentive Compensation Plan to increase the number of shares of common stock authorized for issuance thereunder. 4. To approve, on a non-binding, advisory basis, the compensation of the named executive officers (the "say on pay vote"). &#61567; &#61567; &#61567; 5. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the 2024 fiscal year. &#61567; &#61567; &#61567; NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V44824-Z87463 PROXY FORWARD AIR CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FORWARD AIR CORPORATION The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, hereby appoints Michael L. Hance and George S. Mayes, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of Forward Air Corporation owned of record by the undersigned on all matters which may come before the 2024 Annual Meeting of Shareholders to be held on May 21, 2024, at 8:00 a.m., EDT, and any adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve, or for good cause will not serve, on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation, will be presented at the meeting and on other matters, which may properly come before the 2024 Annual Meeting and any adjournments thereof. You are encouraged to specify your choice by marking the appropriate box (see reverse side), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote these shares unless you sign and return this card. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” Proposals 1, 3, 4 and 5 and “FOR” each of the director nominees in Proposal 2. Continued and to be signed on reverse side